EXHIBIT 10.1

STANDARD INDUSTRIAL LEASE

(NET)

1.BASIC LEASE TERMS.

(a)DATE OF LEASE EXECUTION:  February 6, 2017

(b)TENANT:ATARA BIOTHERAPEUTICS, INC.,
a Delaware corporation

Trade Name:Atara Biotherapeutics

Address (Premises):[To Be Determined]

Address for Notices:Atara Biotherapeutics, Inc.
611 Gateway, Suite 900
South San Francisco, CA 94080
Attn: General Counsel

with a copy to:

Atara Biotherapeutics, Inc.
611 Gateway, Suite 900
South San Francisco, CA 94080
Attn: Chief Financial Officer

(c)LANDLORD:THOUSAND OAKS INDUSTRIAL PORTFOLIO, LLC,
a Delaware limited liability company

Address for Rent:	c/o SARES•REGIS Group 18802 Bardeen Avenue Irvine, CA 92612 Attn: Property Manager, Commercial Property Services Division
Address for Notices:	c/o SARES•REGIS Group 18802 Bardeen Avenue Irvine, CA 92612 Attn: Property Manager, Commercial Property Services Division
with a copy to:
c/o J.P. Morgan Asset Management 2029 Century Park East, Suite 4150 Los Angeles, CA 90067 Attn: Asset Manager

(d)TENANT'S PERMITTED USE OF PREMISES:  Research, development and production of pharmaceuticals (including commercialization of products and manufacture, storage and distribution of commercial products), and general office uses incidental thereto, subject to the provisions set forth in this Lease and as permitted by law.

(e)PREMISES; BUILDING; PROJECT:  Approximately 90,580 square feet of floor area (the "Premises") comprising the entire building commonly known as Building #7, as shown on Exhibit A attached hereto (the "Building").  The foregoing square footage is exclusive of the "Shell Modifications" being constructed in accordance with the Landlord’s Work Letter attached hereto as Exhibit C (it being acknowledged and agreed that for purposes of calculating Basic Rent and/or the Building’s Share of the Project, the square footage of the Shell Modifications shall not be included).  The Building shall be constructed as part of the "Building Improvements" in accordance with the Landlord's Work Letter attached hereto as Exhibit C.  The Building is part of the project commonly known as Conejo Spectrum (the "Project").

TENANT'S SHARE OF THE BUILDING:  100%, which is the ratio that the square footage of the Premises bears to the square footage of the Building.

BUILDING'S SHARE OF THE PROJECT:  The ratio that the square footage of the Building bears to the square footage of the Project as constructed from time to time based upon the total square footage of buildings in the Project that are substantially complete at such time.  Notwithstanding anything herein to the contrary, in the event the entirety of the Project has not yet been constructed, then for purposes of determining the Building’s Share of the Project Expenses (as defined in Subparagraph 13(c) below), the “Project” shall be defined as only those parcels that have been developed and fully constructed such that a certificate of occupancy can be issued (i.e., it is the intent of the parties that in no event shall any Project Expenses attributable to undeveloped parcels within the Project be included in the Project Expenses allocable to the Building).  In no event shall the Project

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Expenses allocable to the Building and payable by Tenant be higher than the Project Expenses allocable to the Building had the entirety of the Project been fully developed and constructed.

(f)PREMISES LAND:  Approximately 225,502 square feet of land on which the Building is located as shown on Exhibit A attached hereto.

(g)TERM; COMMENCEMENT DATE; RENT COMMENCEMENT DATE; EXPIRATION DATE:

Term:  Commencing on the Commencement Date (as defined below) and continuing for approximately 180 months from the Rent Commencement Date (as defined below), subject to extension as set forth in Rider 1 attached hereto.

Commencement Date:  Determined in accordance with the Landlord's Work Letter attached hereto as Exhibit C.

Rent Commencement Date:  The date that is 60 days after the Commencement Date; provided, however, such sixty (60) day period shall be extended on a day for day basis for any Landlord Delay occurring on or after the Commencement Date.  As used herein, the term “Landlord Delay” shall mean the following occurring on or after the Commencement Date to the extent actually causing delays in the completion of the Tenant’s Work (as defined in Subparagraph 14(d) below): (i) failure of Landlord to timely approve or disapprove any plans for Tenant’s Work within the time periods set forth herein; (ii) material and unreasonable interference by Landlord, its agents, contractors, property manager or employees with the completion of the initial Tenant Work; (iii) delays due to any latent defects in the "Landlord’s Work" (as defined in Exhibit C attached hereto) or otherwise arising from the breach of Landlord’s warranty set forth in Subparagraph 4(d) below; and (iv) the discovery by Tenant of Hazardous Materials (as defined in Exhibit H attached hereto) in the Premises that were pre-existing at the Premises prior to the date of this Lease or brought into the Premises by Landlord, its agents, contractors, property manager or employees.  If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing (the “Landlord Delay Notice”) of the event which constitutes such Landlord Delay.  In connection with any Landlord Delay, if such actions, inaction or circumstance described in the Landlord Delay Notice are not cured by Landlord within two (2) business days of Landlord’s receipt of the Landlord Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Delay, then a Landlord Delay shall be deemed to have occurred commencing as of the date that is three (3) business days following Landlord’s receipt of the Landlord Delay Notice and ending as of the date such Landlord Delay ends.

Expiration Date:  The last day of the 180th full calendar month immediately following the Rent Commencement Date.

(h)BASIC RENT:

Months	Basic Rent Per Month
1* – 12**	$74,422.00**
13 – 24	$76,654.66
25 – 36	$78,954.30
37 – 48	$81,322.93
49 – 60	$83,762.62
61 – 72	$86,275.50
73 – 84	$88,863.76
85 – 96	$91,529.67
97 – 108	$94,275.56
109 – 120	$97,103.83
121 – 132	$100,016.94
133 – 144	$103,017.45
145 – 156	$106,107.98
157 – 168	$109,291.22
169 – 180	$112,569.95

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*Commencing on the Rent Commencement Date, and including any partial month in which the Rent Commencement Date occurs, which partial month shall be prorated in accordance with Subparagraph 5(a) below.

**Tenant's obligation to pay Basic Rent shall be conditionally abated for the 2nd through the 4th full calendar months of the Term, inclusive (i.e., for a period of 3 full calendar months) (the "Basic Rent Abatement Period"), as set forth in Subparagraph 5(d) below.

(i)PREPAID RENT (Basic Rent for first month of Term, and estimated additional rent for first month of Term):  $90,726.40.

(j)SECURITY DEPOSIT:  None.

(k)BROKER(S):  Colliers International, representing Landlord and Tenant.

(l)GUARANTOR(S):  None.

(m)TENANT IMPROVEMENTS:  All tenant improvements installed or to be installed by Landlord pursuant to the terms of the Landlord's Work Letter attached hereto as Exhibit C.

(n)LETTER OF CREDIT:  $1,200,000.00, subject to increase as set forth in Paragraph 14 below and/or reduction as set forth in Rider 2 attached hereto.

(o)RIDERS:  Riders 1, 2 and 3 are attached hereto and made a part hereof.

(p)EXHIBITS:  Exhibits A, C, D, E, F, G, H, I-1, I-2, J, K, L, N and O, are attached hereto and made a part hereof.

This Paragraph 1 represents a summary of the basic terms of this Lease.  In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.PREMISES.

(a)Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises referenced in Paragraph 1 and outlined on the Depiction of Premises attached hereto as Exhibit A and incorporated herein by this reference.  The Premises consists of that certain Building located at the address designated in Subparagraph 1(b), if available as of the date of this Lease, and the parcel or parcels of real property described on the Description of Premises Land attached hereto as Exhibit B and incorporated herein by this reference which is for the exclusive use of Tenant.

(b)The parties agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

3.LEASE TERM.

The Term of this Lease shall be for the period designated in Subparagraph 1(g) commencing on the Commencement Date, and ending on the Expiration Date, unless the term hereby demised shall be sooner terminated as herein provided (the "Term").  Notwithstanding the foregoing, if the Rent Commencement Date falls on any day other than the first day of a calendar month then the Expiration Date shall be measured from the first day of the month following the month in which the Rent Commencement Date occurs.  Landlord and Tenant shall execute Exhibit D to confirm the Commencement Date, the Rent Commencement Date and the Expiration Date and other matters.

4.POSSESSION.

(a)Delivery of Possession.  Subject to Subparagraph 4(c) below, Landlord agrees to deliver possession of the Premises to Tenant upon the "substantial completion" of "Landlord's Work" in accordance with the terms of the Landlord's Work Letter attached hereto as Exhibit C.  Notwithstanding the foregoing, Landlord shall not be obligated to deliver possession of any portion of the Premises to Tenant (including, without limitation, pursuant to Subparagraph 4(c) below) until Landlord has received from Tenant all of the following:  (i) the Prepaid Rent; (ii) the Initial Shell Modification Payment (as defined in Exhibit C attached hereto) and all Shell Modification Costs (as defined in Exhibit C attached hereto) payable to date in accordance with Exhibit C attached hereto; (iii) the L-C (as defined in Rider 2 attached hereto); (iv) executed copies of policies of insurance or certificates thereof as required under Paragraph 16 of this Lease; (v) copies of all governmental permits and authorizations required for Tenant to commence Tenant's Work; and (vi) an executed original of the Hazardous Materials Questionnaire in the form attached hereto as Exhibit I-1 (which Landlord acknowledges Landlord has received, a copy of which is attached hereto as Exhibit I-2).

(b)Condition of Premises.  Subject to the terms of this Lease and the Work Letter attached hereto as Exhibit C, by taking possession of the Premises, Tenant will be deemed to have accepted such portion of the Premises in its "AS-IS," "WHERE-IS," with all faults condition on the date of delivery of possession and to have

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acknowledged that there are no items needing work or repair.  Subject to the terms of this Lease and the Work Letter attached hereto as Exhibit C, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business or any other business.

(c)Early Entry.  Notwithstanding the fact that the Term has not commenced, Landlord agrees to permit Tenant to enter the Premises upon "substantial completion" (as defined below) of those items of Landlord's Work set forth in Exhibit K attached hereto ("Landlord's Early Entry Work") in order to commence construction of Tenant's Work; provided, however, that Landlord may permit Tenant to enter the Premises prior to the substantial completion of all Landlord's Early Entry Work to perform limited portions of Tenant's Work, as determined by Landlord in its sole and absolute discretion.  Landlord's Early Entry Work shall be deemed to be "substantially completed" when Landlord has substantially completed Landlord's Early Entry Work in accordance with the applicable "Plans" (as defined in Exhibit C attached hereto), other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's ability to perform Tenant's Work.  Such entry shall be subject to all of the conditions set forth in this Subparagraph 4(c) below.  Such early entry is conditioned upon Tenant and its contractors, employees, agents and invitees working in harmony and not interfering with Landlord and its contractors. Landlord may immediately terminate such early entry in the event of any such interference or in the event that such early entry would increase the cost of Landlord's Work.  Tenant agrees that any such early entry is subject to all of the terms and conditions of this Lease, except for those relating to the payment of rent and other recurring monetary obligations which have a specific commencement time, which provisions will become applicable in accordance with the terms of this Lease.  Without limiting the generality of the foregoing, such early entry shall be conditioned upon Tenant first delivering to Landlord the items described in Subparagraph 4(a) of this Lease and Tenant shall be specifically bound by the terms of Paragraphs 8 (Use of Premises and Project Facilities), 15 (Release and Indemnity) and 16 (Insurance) of this Lease during such early entry period.  The parties estimate that substantial completion of Landlord's Early Entry Work will occur on or around the date that is one hundred forty (140) days after the date that is the later of (i) the date that Landlord receives the permits necessary to commence Landlord's Work, and (ii) the date that Landlord receives the Initial Shell Modification Payment (such estimated date being the "Anticipated Early Entry Date").  Landlord shall use its commercially reasonable efforts to cause Landlord's Early Entry Work to be substantially completed on or before the Anticipated Early Entry Date, subject to "Tenant Delays" and "Force Majeure Delays" (as such terms are defined in Exhibit C attached hereto).  Tenant agrees that if Landlord's Early Entry Work is not substantially completed on or prior to the Anticipated Early Entry Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as expressly set forth below.  Notwithstanding the foregoing, if Landlord's Early Entry Work is not substantially completed on or before the date that is one hundred seventy (170) days after the date that is the later of (y) the date that Landlord receives the permits necessary to commence Landlord's Work, and (z) the date that Landlord receives the Initial Shell Modification Payment (as such outside date shall be extended for any Tenant Delays and Force Majeure Delays, the "Outside Early Entry Date"), then as Tenant's sole and exclusive remedy therefor, Tenant shall receive one (1) day worth of Basic Rent credit for each day beyond the Outside Early Entry Date until Landlord's Early Entry Work is substantially completed (as such date of substantial completion shall be deemed to be accelerated for any Tenant Delays and Force Majeure Delays occurring from and after the Outside Early Entry Date).  For the avoidance of doubt, nothing herein shall limit the rights of Tenant set forth in Exhibit C attached hereto in the event that the Landlord's Work is not substantially completed on or before the "Outside Substantial Completion Date" (as defined in Exhibit C attached hereto).

(d)Compliance.  Landlord hereby represents and warrants to Tenant that on the date that Landlord's Work is fully complete (including all punch-list items), Landlord's Work shall be in substantial compliance with all Applicable Laws (as defined in Subparagraph 8(b) below); provided, however, except as set forth in this Subparagraph 4(d), that Landlord shall have no liability hereunder for any breach of the above warranty resulting from Tenant's specific use of the Premises, the performance of Tenant's Work or any other work performed by or on behalf of Tenant (excluding Landlord's Work), or by the acts or omissions of Tenant or any of its agents, contractors, sublessees, employees or invitees; and provided further that as Tenant's sole remedy for Landlord's breach of the above warranty, Tenant shall have the right to cause Landlord to cure such non-compliant condition to the extent required by such Applicable Laws (subject to the limitations set forth herein).  In the event Landlord breaches the above warranty and as a result thereof Tenant is unable to use (and does not use) all or a portion of the Premises for the conduct of its business the permitted use set forth in Subparagraph 1(d), then Tenant shall be entitled to receive an abatement of Basic Rent and the additional rent provided for in Paragraph 11 (Taxes), Paragraph 13 (Maintenance), Paragraph 16 (Insurance), with respect to the area that is unusable (and not used by Tenant), until such date as Landlord cures the breach of the warranty, or such date as Tenant resumes using such area, if earlier.

5.RENT.

(a)Basic Rent.  Tenant agrees to pay Landlord Basic Rent for the Premises at the Basic Rent rate designated in Subparagraph 1(h) in twelve (12) equal monthly installments, each in advance of the first day of each and every calendar month during the Term commencing on the Rent Commencement Date, except that the Prepaid Rent set forth in Subparagraph 1(i) shall be paid upon the execution of this Lease and applied to the first full calendar month occurring during the Term.  If the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the rent (as defined below) for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such rent shall be paid at the commencement of such period.  In addition to the Basic Rent, Tenant agrees to pay additional rent as provided in Paragraph 11 (Taxes), Paragraph 13 (Maintenance), Paragraph 16 (Insurance), the amount of all rental adjustments as and when hereinafter provided in this Lease, and a management fee of two and one-half percent (2.5%) of the rent (i.e., Basic Rent and additional rent) payable by Tenant pursuant to the terms of this Lease to cover Landlord's management, overhead and administrative expenses

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related to the operation of the Building, whether performed by Landlord's personnel or delegated by Landlord to a professional property manager.  The Basic Rent, any additional rent payable pursuant to the provisions of this Lease, and any rental adjustments shall be paid to Landlord, without any prior demand therefor, and without any deduction or offset whatsoever in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(c) or to such other person or at such other place as Landlord may from time to time designate in writing.  Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs, and parking, if any, shall be considered "additional rent" for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Basic Rent is referenced.  Basic Rent shall be adjusted as provided in Subparagraph 1(h).

(b)Late Payment.  Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain.  Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises.  Therefore, if any recurring rent or other sum due from Tenant is not received within five (5) calendar days when due, or if any non-recurring rent or other sum due from Tenant is not received within five (5) calendar days following receipt of written notice that Tenant failed to timely pay such sum, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of such overdue payment for each month such payment remains overdue.  Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment.  Additionally, all such delinquent rents or other sums, shall bear interest at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum legal interest rate (as applicable, the "Interest Rate").  Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00.

(c)Triple Net Lease.  Landlord and Tenant acknowledge that, except as otherwise expressly provided to the contrary in this Lease, it is their intent and agreement that this Lease be a "TRIPLE NET" lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project (as applicable), and Tenant's operation therefrom.  To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as additional rent hereunder.

(d)Abatement of Basic Rent.

i)

Provided Tenant is not in default under this Lease (beyond any applicable notice and cure periods), Landlord hereby agrees to abate Tenant's obligation to pay Basic Rent during the Basic Rent Abatement Period (such total amount of abated Basic Rent being hereinafter referred to as the "Abated Basic Rent").  During the Basic Rent Abatement Period, Tenant will still be responsible for the payment of all other monetary obligations under this Lease.  Tenant acknowledges that any default under this Lease (beyond any applicable notice and cure periods) will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain, therefore, should Tenant at any time during the Term of this Lease be in default under this Lease (beyond any applicable notice and cure periods), then the total unamortized sum of such Abated Basic Rent (amortized on a straight line basis over the last one hundred seventy-five (175) full calendar months of the initial Term) so conditionally excused shall become immediately due and payable by Tenant to Landlord and any remaining Abated Basic Rent shall no longer be available to Tenant as a rent credit from the date of such default.  Tenant acknowledges and agrees that nothing in this Subparagraph 5(d) is intended to limit any other remedies available to Landlord at law or in equity under Applicable Laws (as defined in Subparagraph 8(b) below) (including, without limitation, the remedies under California Civil Code Sections 1951.2 and/or 1951.4 and any successor statutes or similar laws) in the event of a default under this Lease (beyond any applicable notice and cure periods).

ii)

Landlord shall have the option to make a cash payment (the "Buyout Payment") to Tenant in the amount of the remaining Abated Basic Rent due under Subparagraph 5(d)(i) above, discounted at the rate of ten percent (10%) per annum from the last day of the Basic Rent Abatement Period to the first day of the month during which the Buyout Payment is made.  Upon Landlord's tender of such Buyout Payment, Tenant shall no longer be entitled to the Abated Basic Rent pursuant to this Lease.  Landlord shall exercise its option to buy out the Abated Basic Rent by delivering at least ten (10) days' prior written notice thereof to Tenant, and shall make the Buyout Payment to Tenant on or about the date set forth in such notice.  The amount of Buyout Payment shall be calculated as follows:  Landlord, acting reasonably and in good faith, shall estimate the total amount of the remaining Abated Basic Rent, which estimate shall be based on the actual remaining Basic Rent abated pursuant to Subparagraph 5(d)(i) above.

6.PREPAID RENT.

Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent set forth in Subparagraph 1(i), and if Tenant is not in default of any provisions of this Lease, the Basic Rent component of such Prepaid Rent shall be applied during the first (1st) full calendar month during the Term, and the estimated additional rent component of such Prepaid Rent shall be applied during the first (1st) full calendar month during the Term.  Landlord's obligations with respect to the Prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the Prepaid Rent with Landlord's general funds.  Landlord shall not be required to pay Tenant interest on the Prepaid Rent.

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Landlord shall be entitled to immediately endorse and cash Tenant's Prepaid Rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease.  In the event Landlord does not accept this Lease, Landlord shall return said Prepaid Rent.  If Landlord sells the Premises and deposits with the purchaser the Prepaid Rent, Landlord shall be discharged from any further liability with respect to the Prepaid Rent.

7.INTENTIONALLY DELETED.

8.USE OF PREMISES AND PROJECT FACILITIES.

(a)Tenant's Use of the Premises.  Tenant shall use the Premises for the use or uses set forth in Subparagraph 1(d) above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.  Landlord makes no representations or warranties that said use of the Premises or any other use of the Premises is permitted by any duly constituted public authority having jurisdiction over the Premises or the conduct of Tenant's business.

(b)Compliance.  At Tenant's sole cost and expense, Tenant shall procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for Tenant's use of the Premises and the proper and lawful conduct of Tenant's business from the Premises.  Tenant shall at all times during the Term of this Lease, at its sole cost and expense, observe and comply with the certificate of occupancy issued for the Building and all laws, statutes, zoning restrictions, ordinances, rules, regulations and requirements of any duly constituted public authority having jurisdiction over the Premises now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement of the Premises including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990, as amended (collectively, "Applicable Laws"), except to the extent compliance with Applicable Laws is Landlord's responsibility pursuant to Subparagraph 13(b) below.  Tenant shall not use or occupy the Premises in violation of any of the foregoing.  Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental and/or quasi-governmental authority having jurisdiction over the Premises to be a violation of law or of said certificate of occupancy.  Tenant shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters or any other insurance authority having jurisdiction over the Premises or any present or future insurer relating to the Premises.  Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any existing insurance policy or endorsement required by reason of Tenant's failure to comply with the provisions of this Paragraph 8.  Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with all restrictive covenants and obligations now or hereafter recorded against the Premises Land and/or created by private contracts which affect the use and operation of the Premises, including, without limitation, the Rules and Regulations referred to in Paragraph 32 and attached hereto as Exhibit F; provided, however, that Tenant shall not have an obligation to comply with any such items which are hereafter recorded or created to the extent such items materially and adversely affect Tenant's ability to use the Premises for the permitted use set forth in Subparagraph 1(d), except to the extent required by Applicable Laws.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first-class repair and appearance, ordinary wear and tear excepted.  Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate or minimize such vibration or noise.  Tenant shall be responsible for all structural engineering required to determine structural load, as well as the expense thereof.

(c)Hazardous Materials.  Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of in, on, under or about the Premises by Tenant, its agents, employees, contractors or invitees, in violation of the terms of Exhibit H attached hereto.

(d)Parking.  Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, an exclusive license to use the vehicle parking spaces located on the Premises Land for the use of motor vehicles during the Term of this Lease.  The initial lay-out of the vehicle parking spaces located on the Premises Land is depicted on Exhibit A attached hereto.  Exhibit A depicts the total number of parking spaces to be delivered by Landlord as part of Landlord’s Work.  Landlord reserves the right at any time to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions thereon.  Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense.

(e)California Accessibility Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of and in connection with such notice:  (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Applicable Laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Applicable Laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the

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foregoing notice):  (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (4) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) business days after Tenant's receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord's obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Applicable Laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

(f)Survival.  The provisions of this Paragraph 8 shall survive any termination of this Lease.

9.SURRENDER OF PREMISES; RESTORATION; HOLDING OVER.

Upon the expiration of the Term of this Lease including any extension periods, Tenant shall surrender to Landlord the Premises in good condition, except for ordinary wear and tear, subject to Tenant's payment obligations for the Restoration Work (as defined below) as set forth below.  Further, upon the expiration of the Term of this Lease including any extension periods, Tenant shall remove all personal property, including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of Tenant's personal property before the expiration of the Term, including, for example, restoring all wall surfaces to their condition prior to the commencement of this Lease.  Landlord may elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the Term.  Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property.  Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property.

Notwithstanding the foregoing, Landlord may, within sixty (60) days before or sixty (60) days after expiration of the Term (as such date after the expiration of the Term shall be extended due to Tenant Delays and Force Majeure Delays, the "Outside Restoration Bid Date"), require Tenant to pay to Landlord the estimated costs to remove any and all improvements within the Premises (including, without limitation, Landlord's Work, Tenant's Work and any other alterations made by or on behalf of Tenant) and restore the Premises, so as to return the Premises to a shell condition (as determined in Landlord's reasonable discretion) (collectively, the "Restoration Work"), as more particularly set forth below.  If Landlord so elects, Landlord shall competitively bid the Restoration Work with at least two (2) contractors selected by Landlord and approved by Tenant (in Tenant's commercially reasonable discretion).  The restoration payment due and payable by Tenant (the "Restoration Payment") shall be equal to the amount of the lowest bid received by Landlord after conducting such competitive bidding process (such bids being collectively referred to herein as the “Restoration Bids”).  Landlord shall promptly provide copies of all of the Restoration Bids to Tenant as a condition precedent to Tenant being required to pay the Restoration Payment to Landlord.  Within thirty (30) days after Tenant's receipt of the Restoration Bids, Tenant shall pay to Landlord the Restoration Payment.  Notwithstanding anything herein to the contrary, in no event shall Tenant have any obligation to perform such Restoration Work and Tenant’s sole obligation with respect thereto is to pay to Landlord the Restoration Payment in accordance with this Paragraph 9.  In the event Landlord fails to deliver to Tenant the Restoration Bids by the Outside Restoration Bid Date, then Tenant’s obligation to make any Restoration Payment shall be deemed waived by Landlord.

If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written thirty (30) day notice at any time, by either party.  All provisions of this Lease, except those pertaining to Term and rent, shall apply to the month-to-month tenancy.  During the initial month of such month-to-month tenancy, Tenant shall pay monthly rent in an amount equal to 125% of Basic Rent for the last full calendar month during the immediately preceding Term plus 100% of additional rent as provided in Paragraph 11 (Taxes), Paragraph 13 (Maintenance), Paragraph 16 (Insurance), subject to increase as provided therein, and after such initial month, Tenant shall pay monthly rent in an amount equal to 150% of Basic Rent for the last full calendar month during the immediately preceding Term plus 100% of additional rent as provided in Paragraph 11 (Taxes), Paragraph 13 (Maintenance), Paragraph 16 (Insurance), subject to increase as provided therein.  Any such holdover rent shall be paid on a per month basis without reduction for partial months during the holdover.  Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease.  This paragraph shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof.  If Tenant fails to surrender the Premises after the later to occur of (i) thirty (30) days following the expiration or termination of the Term or (ii) the date that is thirty (30) days after Tenant receives written notice from Landlord that Landlord intends to lease the Premises (or a portion thereof) to a succeeding tenant, then Tenant shall indemnify, defend and hold harmless Landlord from all loss or liability (including actual attorneys' fees and costs), including, without limitation, any loss or liability resulting from any claim against

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Landlord made by any succeeding tenant founded on or resulting from Tenant's failure to surrender and losses to Landlord due to lost opportunities to lease any portion of the Premises to succeeding tenants.

Tenant's obligations under this Paragraph 9 shall survive the expiration or earlier termination of this Lease.

10.SIGNAGE.

Subject to the terms and conditions of this Paragraph 10, and subject to approval by the City of Thousand Oaks, Tenant shall have the right to install Tenant identification signs in those locations on the north elevation of the Building identified as "Signage" as shown on Exhibit L attached hereto.  Landlord on behalf of Tenant and at the expense of Tenant, shall install and maintain Tenant's identification sign(s) in such designated locations in accordance with this Paragraph 10.  Tenant shall have no right to install or maintain Tenant identification signs in any other location in, on or about the Premises and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building.  The size, design, color and other physical aspects of permitted sign(s) shall be subject to:  (i) Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, (ii) any covenants, conditions or restrictions encumbering the Premises, and (iii) any applicable municipal or governmental permits and approvals (including, without limitation, the approval of the City of Thousand Oaks).  The cost of the sign(s), including the installation, maintenance and removal thereof, shall be at Tenant's sole cost and expense.  If Tenant fails to install or maintain its sign(s), or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, including, without limitation, repainting the Building (if required by Landlord, in Landlord's sole but reasonable judgment), Landlord may do so at Tenant's expense.  Tenant shall reimburse Landlord for all costs incurred by Landlord to effect such installation, maintenance or removal, which amount shall be deemed additional rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand until payment.  Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

11.TAXES.

(a)Personal Property Taxes.  Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

(b)Real Property Taxes.  Tenant shall pay, as additional rent, Tenant's Share of all Real Property Taxes (as defined below), including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed with respect to any calendar year or part thereof included within that portion of the Term commencing on the Rent Commencement Date upon all or any portion of or in relation to the Premises or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Premises or any portion thereof, except as expressly set forth in Subparagraph 11(c) below; provided, however, that if any Real Property Taxes attributable to the Shell Modifications or Tenant's Work are taxed, charged, levied, assessed or imposed with respect to any period prior to the Rent Commencement Date, then Tenant shall pay, as additional rent, all such Real Property Taxes attributable to the Shell Modifications or Tenant's Work.  Landlord hereby represents and warrants to Tenant that the Premises Land is a separately assessed tax parcel (or tax parcels) and that, notwithstanding anything herein to the contrary, in no event shall Tenant’s Share of Real Property Taxes include any Real Property Taxes allocable or attributable to any parcel or land other than the Premises Land or allocable or attributable to any improvements other than those improvements located on the Premises Land.  "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is:  (1) determined by the area of the Premises or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Premises or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Premises; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Premises; (5) based on any parking spaces or parking facilities provided at the Premises; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.  Tenant shall pay Real Property Taxes on the date any taxes or installments of taxes are due and payable as determined by the taxing authority, evidenced by the tax bill.  Landlord shall determine and notify Tenant of the amount of Real Property Taxes not less than ten (10) days in advance of the date such tax or installment of taxes is due and payable.  In the event Landlord fails to deliver such timely determination and notice to Tenant, then Tenant shall have ten (10) days from receipt of such notice to remit payment of Real Property Taxes to Landlord.  The foregoing notwithstanding, upon notice from Landlord, Tenant shall pay, as additional rent, Real Property Taxes to Landlord in advance monthly installments equal to one twelfth (1/12) of Landlord's reasonable estimate of the Real Property Taxes payable under this Lease, together with monthly installments of Basic Rent, and Landlord shall hold such payments in a non-interest bearing account.  Landlord shall determine and notify Tenant of any deficiency in the impound account. Tenant shall pay any deficiency of funds in the impound account not less than thirty (30) days in advance of the date such tax or installment of taxes is due and payable.  In the event Landlord fails to deliver such timely deficiency determination and notice to Tenant, then Tenant shall have ten (10) days from receipt of such notice to remit payment of such deficiency to Landlord.  If Landlord determines that Tenant's impound account has accrued an amount in excess of the Real Property Taxes due and payable, then such excess shall be credited to Tenant within thirty (30) days from receipt of said notice from Landlord.

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(c)Proposition 13 Protection.  If during the period from the date of this Lease through the initial sixty (60) months of the Term (the "Proposition 13 Protection Term") there is any increase of Real Property Taxes resulting solely from any sale, transfer or other change in ownership of the Premises ("Ownership Change") pursuant to "Proposition 13", meaning Article XIIIA of the California Constitution (as implemented by California Revenue and Taxation Code Sections 50 et seq.), which Ownership Change becomes effective during the Proposition 13 Protection Term, then during the Proposition 13 Protection Term only, Tenant shall be liable for zero percent (0%) of any such increase to the extent attributable to such Ownership Change; provided, however, that in no event shall such limitation apply after the expiration of such Proposition 13 Protection Term, whether resulting from an Ownership Change occurring before, during or after the Proposition 13 Protection Term. Without limiting the foregoing, nothing herein shall limit Tenant's liability for any reassessment of Real Property Taxes resulting from (i) an Ownership Change which became effective prior to the Proposition 13 Protection Term, even though the reassessment of Real Property Taxes may not occur until the after the commencement of the Proposition 13 Protection Term, or (ii) any cause other than an Ownership Change (including, without limitation, any statutorily permitted annual reassessment of real property taxes).  In the event that Proposition 13 is amended or revoked with respect to the Premises such that real property taxes shall not be limited based on the "full cash value" of the Premises as set forth in Proposition 13 (e.g., passage of a "split roll"), this Subparagraph 11(c) shall be deemed to be null and void.

(d)Contests.  During that portion of the Term commencing on the Rent Commencement Date, Tenant shall have the right, at its sole cost and expense, to contest the validity or amount of Real Property Taxes for the tax parcel(s) on which the Premises is located as are permitted by law, either in its own name or in the name of the Landlord, in either case with Landlord's reasonable cooperation, at no cost to Landlord.  In conjunction with any such contest, Landlord shall make reasonably available to Tenant such information in Landlord's files as Tenant may reasonably request with respect to Real Property Taxes.  Tenant shall indemnify and hold Landlord harmless from all cost, loss, damage and expense incurred in the prosecution of any such contest by Tenant.  Notwithstanding the foregoing, Tenant shall continue to pay, prior to the date such taxes or installments of taxes would become delinquent as determined by the taxing authority, any and all Real Property Taxes during the period in which such Real Property Taxes is being contested.

12.UTILITIES.

Tenant shall pay directly to the utility companies providing such services, the cost of all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises.  Tenant agrees that upon request from Landlord, Tenant shall provide Landlord with any energy usage data for the Premises, including, without limitation, copies of utility bills for the Premises.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises.  No such failure or interruption shall entitle Tenant to terminate this Lease or abate rent in any manner and Tenant hereby waives the provisions of any applicable existing or future law, ordinance or regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services (including, without limitation, the provisions of California Civil Code Section 1932(1)).  Notwithstanding anything herein to the contrary, Landlord shall be responsible for all hook-up fees, tap fees, impact fees or any other similar type of fee in connection with the performance of Landlord's Work; provided, however, that Tenant shall be responsible for all hook-up fees, tap fees, impact fees or any other similar type of fee in connection with the Shell Modifications and Tenant's Work.

Notwithstanding anything to the contrary contained in this Lease, if Tenant's use of all or any material portion of the Premises is impaired due to an interruption of utility or mechanical services or any other essential services provided to the Premises that is caused by Landlord's negligence or willful misconduct, and such interruption materially interferes with the conduct of Tenant's business in the Premises for three (3) consecutive business days (the "Eligibility Period"), then Tenant shall be entitled to an equitable abatement of monthly Basic Rent and additional rent under this Lease based upon the portion of the Premises affected thereby (provided that if the operation of Tenant's business from the remainder of the Premises not affected thereby is not reasonably practicable under the circumstances and Tenant in fact does not operate for business from the remainder of the Premises, all monthly Basic Rent and additional rent under this Lease shall be subject to such abatement) from the commencement of the Eligibility Period until the interruption is cured; provided, however, that if Landlord is diligently pursuing the repair of such interruption and, if applicable to the nature of such interruption, Landlord provides substitute services reasonably suitable for Tenant's purposes and Tenant is thereafter able to conduct its business in the Premises, such as for example, bringing in portable air-conditioning equipment, then there shall not be any abatement of monthly Basic Rent or additional rent pursuant to this Paragraph 12.  The provisions of this Paragraph 12 shall not, however, apply in the event of damage or destruction, in which event the provisions of Paragraph 17 below shall control.

13.MAINTENANCE.

(a)Performed by Tenant.  Except as provided below, Tenant shall maintain, repair and replace (as necessary) the Premises in good condition, including, without limitation, maintaining, repairing and replacing (as necessary) of all of the following:  walls; floors; ceilings; telephone equipment and wiring; doors; exterior and interior windows and fixtures; the heating, ventilating and air conditioning system servicing the Premises; the electrical, plumbing and sewerage systems within the Premises from the point of connection to the Building; all signs installed by Tenant (including, without limitation, those lying outside the Premises); as well as damage caused by Tenant, its agents, contractors, employees or invitees (the costs thereof being the "Tenant Damage Costs").  Tenant shall comply with the provisions of California Health and Safety Code Sections 26142 and 26145.  Tenant shall, at its own expense, provide, install and maintain in good condition all of its personal property required in the conduct of its business on the Premises.  If Tenant refuses or neglects to repair, replace and maintain the Premises as required hereunder and to the reasonable satisfaction of Landlord, Landlord may at any time following ten (10) days

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from the date on which Landlord shall make a written demand on Tenant to effect such repair, replacement and maintenance (emergencies excepted in which case no such demand shall be required), enter upon the Premises and make such repairs, replacements and/or maintenance without liability to Tenant for any loss or damage which might occur to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, Landlord's costs for making such repairs plus four percent (4%) for overhead, upon presentation of a bill therefor.  Said bill shall include interest at the Interest Rate on said costs from the date of completion of the maintenance and repairs by Landlord.

(b)Performed by Landlord.  Subject to reimbursement by Tenant as hereinafter provided (and subject to any limitations hereinafter provided), Landlord shall be responsible to maintain, in good condition, the structural parts of the Premises (including, without limitation, the structural portion of the Shell Modifications), which shall include only the foundations, bearing and exterior walls (including painting), and subflooring; the roof system and skylights; the electrical, plumbing and sewerage systems lying outside the Building up to the point of connection to the Building; the paved and hardscaped parking and driveway areas (including resurfacing and restriping); window frames, gutters and downspouts on the Building; the outside areas of the Premises and every part thereof, including, without limitation, the soil, landscaping (including replacement thereof), sprinkler system, walkways, parking areas (including periodic sweeping), site lighting and pest control.  Further, subject to reimbursement by Tenant as hereinafter provided (and subject to any limitations hereinafter provided), Landlord shall be responsible for making all alterations to the foregoing items to the extent required by Applicable Laws; provided, however, that Tenant shall pay to Landlord, Landlord's costs for making such alterations plus four percent (4%) for overhead, upon presentation of a bill therefor, with respect to any such alterations resulting from Tenant's specific use of the Premises, the performance of Tenant's Work or any other work performed by or on behalf of Tenant (excluding Landlord's Work), or by the acts or omissions of Tenant or any of its agents, contractors, sublessees, employees or invitees (such costs to be paid by Tenant being the "Tenant Compliance Costs").  Notwithstanding anything herein to the contrary, Landlord shall be responsible, at its sole cost and expense, for making all structural repairs, alterations or improvements to the Premises, including, without limitation, all structural alterations or improvements to extent required by Applicable Laws, except for any Tenant Damage Costs and any Tenant Compliance Costs.  Landlord shall not be liable for any failure to make any such repairs or any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.  Notwithstanding the foregoing, Landlord agrees, at its sole cost and expense, and not subject to reimbursement by Tenant, to repair (if necessary, in Landlord's reasonable discretion) latent defects in Landlord's Work discovered by Tenant and reported to Landlord by the date that is eleven (11) months after substantial completion of Landlord's Work.

(c)Reimbursement by Tenant.  Prior to the commencement of each calendar year, Landlord shall give Tenant a written estimate of the expenses Landlord anticipates will be incurred for the ensuing calendar year with respect to the maintenance and repair to be performed by Landlord as described in Subparagraph 13(b) above (the "Maintenance Expenses").  Tenant shall pay, as additional rent, such estimated expenses in equal monthly installments in advance on or before the first day of each month concurrent with its payment of Basic Rent.  Within ninety (90) days after the end of each calendar year, Landlord shall furnish Tenant a statement showing in reasonable detail the actual expenses incurred for the period in question (an "Expense Statement") and the parties shall within thirty (30) days thereafter make payment or allowance as necessary to adjust Tenant's estimated payments to the actual expenses as shown by applicable periodic statements submitted by Landlord.  If Landlord shall determine at any time that the estimate of expenses for the current calendar year is or will become inadequate to meet all such expenses for any reason, Landlord shall immediately determine the appropriate amount of such inadequacy and issue a supplemental estimate as to such expenses, and Tenant shall pay any increase in the estimated expenses as reflected by such supplemental estimate within ten (10) days following receipt of written request from Landlord.  Tenant's failure to timely pay any of the charges in connection with the performance of its maintenance and repair obligations to be paid under this Paragraph 13 shall constitute a material default under this Lease.

Landlord shall keep or cause to be kept separate and complete books of account covering costs and expenses incurred in connection with its maintenance and repair obligations as described in Subparagraph 13(b) above, which costs and expenses shall include, without limitation, but subject to the limitations on and exclusions from Maintenance Expenses set forth in the following paragraph:  the actual costs and expenses incurred in connection with labor and material utilized in performance of the maintenance and repair obligations hereinafter described, public liability, property damage and other forms of insurance which Landlord may, or is required to, maintain, equipment and supplies, assessments which may be levied against the Premises under any recorded covenants, conditions and restrictions, and any other items reasonable necessary from time to time to properly repair, replace and maintain the outside areas and any interest paid in connection therewith.  Landlord may elect to delegate its duties hereunder to a professional property manager.  Certain Maintenance Expenses may be incurred on a Project-wide basis (the "Project Expenses") (including, without limitation, landscaping, driveway maintenance, repair and replacement, insurance, pest control, security and parking lot lighting) and allocated to the Premises based on the Building’s Share of the Project, provided that the Project Expenses shall be subject to the same limitations on Maintenance Expenses as set forth herein, and in no event shall the Project Expenses allocable to the Premises include any capital improvements, repairs or replacements to any building within the Project (other than the Building).

Notwithstanding the foregoing, Maintenance Expenses attributable to capital improvements, repairs, or replacements as determined under industry standard accounting principles shall not be subject to reimbursement by Tenant except to the extent such costs are amortized over the useful life (as determined in accordance with industry standard accounting principles) of such capital improvements, repairs or replacements, together with interest on the unamortized costs at the Interest Rate; provided, however, in no event shall Maintenance Expenses include costs of the replacement of the roof of the Building during the initial Term and thereafter not more often than once every

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fifteen (15) years, or the re-slurry of the parking lot more than once every three (3) years.  Further, to the extent that the deductible portion of Landlord's earthquake property insurance (if any) exceeds $100,000.00, such excess shall be amortized over the useful life (as determined in accordance with industry standard accounting principles) of the insured property to be repaired or replaced, together with interest on the unamortized costs at the Interest Rate, provided that for purposes of calculating the excess as set forth in this sentence, the deductible portion of Landlord's earthquake property insurance shall not exceed five percent (5%) of the replacement value of the structural improvements on the Premises Land installed by Landlord as part of Landlord’s Work.  Further, notwithstanding anything herein to the contrary, the Maintenance Expenses shall not include the following:

1.

costs of any items to the extent (a) Landlord receives reimbursement from insurance or condemnation proceeds, (b) Landlord receives reimbursement from a contractor, manufacturer, supplier or any other third party pursuant to any warranty or otherwise, or (c) Landlord would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease;

2.	costs of capital improvements, repairs, or replacements, except as expressly allowed pursuant to the terms of this Lease;
3.

rentals and other related expenses for systems and equipment (except when needed in connection with normal repairs and maintenance and/or to an ameliorate an emergency condition) which if purchased, rather than rented, would constitute a capital improvement not includable in Maintenance Expenses pursuant to this Lease;

4.

costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis;

5.	depreciation;
6.

amortization, except as expressly provided in this Lease, and except on materials, tools, supplies and vendor type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, and when amortization is permitted or required, the item shall be amortized over its useful life in the manner described in this Lease, together with interest on the unamortized costs at the Interest Rate;

7.

costs incurred to comply with Applicable Laws with respect to cleanup, removal, investigation, monitoring and/or remediation of any Hazardous Materials (as defined in Exhibit H attached hereto) in, on or under the Building and Premises Land in existence as of the date of this Lease or caused by Landlord or otherwise being a Non-Tenant Caused Hazardous Material (as defined in Exhibit H attached hereto);

8.	costs incurred in connection with the original construction and development of the Building or Premises Land;
9.

any wages and benefits of any employee who is involved in the operation and management of the Building or Premises Land, including, without limitation, any payment or provision for unemployment insurance, worker's compensation insurance and other employee costs, and the cost of bookkeeping and accounting services;

10.	wages and benefits of any employee of Landlord;

11.costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and/or the Premises Land;

12.interest, penalties, late charges, liquidated damages or other costs arising out of Landlord's failure to make timely payment of any of its obligations (except if Landlord's late payment is due to Tenant not timely paying any sums as required under this Lease);

13.reserves of any kind, including replacement reserves for bad debt loss or lost rent;

14.	costs arising from the negligence or willful misconduct of Landlord;
15.

interest or principal payments of any mortgage debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Premises Land;

16.

advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

17.	legal and other expenses incurred in the negotiation or enforcement of leases;
18.

completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

19.

costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

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20.	costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
21.

costs in connection with services, items or other benefits of a type which are not standard for the Project and which are not available to Tenant, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

22.	costs incurred in the sale or refinancing of the Building; and
23.

any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations, as well as the cost of any newspaper, magazine, trade or other subscriptions.

In the event of any dispute as to the amount of Maintenance Expenses, Tenant or an accounting firm selected by Tenant and reasonably satisfactory to Landlord (billing hourly and not on a contingency fee basis) will have the right, by prior written notice ("Audit Notice") given within ninety (90) days ("Audit Period") following receipt of an Expense Statement and at reasonable times during normal business hours, to audit Landlord's accounting records with respect to Maintenance Expenses relative to the year to which such Expense Statement relates at the offices of Landlord's property manager.  Landlord’s accounting records shall provide commercially reasonable detail (i.e., consistent with the accounting records of other institutional owners of real estate) in order for Tenant to be permitted to audit the same.  In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid.  Neither Tenant nor its auditor may leave the offices of Landlord's property manager with copies of any materials supplied by Landlord.  Tenant must pay Maintenance Expenses when due pursuant to the terms of this Lease and may not withhold payment of Maintenance Expenses or any other rent pending results of the audit or during a dispute regarding Maintenance Expenses.  The audit must be completed within thirty (30) days of the date of Tenant's Audit Notice (so long as Landlord provides Tenant with access to the relevant accounting records as described above within such thirty (30) day period)) and the results of such audit shall be delivered to Landlord within forty-five (45) days of the date of Tenant's Audit Notice.  If Tenant does not comply with any of the aforementioned time frames, then such Expense Statement will be conclusively binding on Tenant.  If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge.  If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge.  Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord's determination of the total Maintenance Expenses as set forth in the relevant Expense Statement was in error in Landlord's favor by more than six percent (6%) of the total amount of such Maintenance Expenses pursuant to such Expense Statement, then Landlord agrees to pay the reasonable out-of-pocket cost of such audit incurred by Tenant.  To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by in connection with the audit, and in no event will exceed the amount of the error.  Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential.  To that end, Landlord may require Tenant and its auditor to execute a commercially reasonable confidentiality agreement provided by Landlord. Notwithstanding the foregoing, in no event may Tenant audit Landlord's accounting records with respect to any particular year more than once.

Except as provided in Paragraphs 12 and 17 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.  Tenant waives the right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or any similar law, statute or ordinance now or hereafter in effect and under the provisions of California Health and Safety Code Section 26143 with respect to those maintenance obligations which are Tenant's responsibility under the terms of this Lease.

(d)Tenant's Right to Make Certain Repairs.  Notwithstanding the provisions of Subparagraph 13(b) above, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord (i.e., which is Landlord's responsibility under this Lease), and Landlord fails to take such action within a reasonable period of time given the circumstances after the receipt of such written notice, then Tenant may proceed to take the required action upon delivery of an additional five (5) business days' prior written notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord and was not commenced within such five (5) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's actual and reasonable costs and expenses in taking such action.  In the event Tenant takes such action, Tenant shall use only qualified contractors which normally and regularly perform similar work in comparable buildings.  Promptly following completion of any work taken by Tenant pursuant to the terms of this Subparagraph 13(d), Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto.  If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall have the right to deduct the amount set forth in such invoice from Basic Rent payable by Tenant under this Lease (not to exceed fifty percent (50%) of the Basic Rent due Landlord in any applicable month, but to be deducted each month until the amount in the invoice from Tenant is fully reimbursed to Tenant), which right shall be Tenant's sole remedy in such instance.  If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Basic Rent, but rather, as

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Tenant's sole remedy, Tenant may proceed to claim a default by Landlord under this Lease; provided, however, under no circumstances shall Tenant be allowed to terminate this Lease based upon such default by Landlord.

14.ALTERATIONS.

(a)Alterations.  Tenant shall not make any alterations to the Premises, including any changes to the existing landscaping, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord may withhold its consent, in its sole and absolute discretion, with respect to any alteration which would materially adversely affect any portion of the Premises which is Landlord's responsibility to maintain pursuant to Subparagraph 13(b) above or would otherwise be visible from the exterior of the Building (each, a "Material Alteration").  With respect to any alteration that is not a Material Alteration, Landlord shall only be permitted to withhold its consent if such proposed alteration fails to comply with all Applicable Laws.  Landlord shall respond to Tenant’s request for consent for a proposed alteration within ten (10) business days and Landlord’s failure to either timely provide its approval or reasonably detailed reasons for its disapproval within such ten (10) business day period shall be deemed to constitute Landlord’s disapproval of the proposed alteration.  Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration to the interior of the Building that is of a cosmetic nature that satisfies all of the following conditions (each, a "Pre-Approved Alteration"):  (i) such alteration does not affect any portion of the Premises which is Landlord's responsibility to maintain pursuant to Subparagraph 13(b) above and is not otherwise be visible from the exterior of the Building; (ii) Tenant delivers to Landlord final plans, specifications, working drawings, permits and approvals (to the extent required by Applicable Laws) for such alteration at least twenty (20) days prior to commencement of the work thereof; (iii) Tenant and such alteration otherwise satisfy all other conditions set forth in this Paragraph 14; and (iv) the making of such alteration will not otherwise cause a default by Tenant under any provision of this Lease. Any alterations shall be subject to the terms and conditions of Paragraph 9 above.  Notwithstanding anything in this Lease to the contrary, if Landlord reasonably determines that any proposed alteration (including, without limitation, a Material Alteration, a Pre-Approved Alteration or any other alteration) would increase the cost of returning the Premises to the condition required pursuant to Paragraph 9 above upon the expiration or earlier termination of the Term, then Landlord may require, as a condition precedent to Tenant's performance of such alteration, that the L-C Amount (as defined in Rider 2 attached hereto) be increased by the Additional Restoration Cost (as defined below).  If Landlord so elects, Landlord shall competitively bid the applicable restoration work with at least two (2) contractors selected by Landlord and approved by Tenant (in Tenant's commercially reasonable discretion).  The "Additional Restoration Cost" shall be equal to the amount of the lowest bid received by Landlord after conducting such competitive bidding process.  Landlord shall promptly provide copies of all of such bids to Tenant as a condition precedent to the L-C Amount being increased.

(b)Standard of Work.  Should Landlord consent in writing to Tenant's alteration of the Premises or in the event of any Pre-Approved Alteration, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence, in a first-class manner, in compliance with plans and specifications approved by Landlord (except with respect to any Pre-Approved Alteration), and in compliance with all Applicable Laws.  Tenant shall pay all costs for such construction and shall keep the Premises free and clear of all mechanics' liens which may result from construction by Tenant.  Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with any alteration (including, without limitation, professional fees for the review of working drawings, plans and specifications, and any construction oversight fee charged by Landlord's property manager), provided that such reimbursement shall not exceed $20,000.00 per alteration.  Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises and Landlord may require changes in the method or quality of the work.

(c)Liens.  Tenant shall pay all costs for such construction and shall keep the Premises free and clear of all mechanics' and materialmens' liens which may result from construction by Tenant.  Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility.

(d)Allowance.  Commencing on the Commencement Date, or Tenant's earlier occupancy of the Premises pursuant to Subparagraph 4(c) above, Tenant may install tenant improvements within the Premises in accordance with the plans attached hereto as Exhibit N, subject to the terms and conditions of Subparagraph 4(c) above and this Paragraph 14 ("Tenant's Work").  Landlord shall be deemed to have approved Tenant's Work as shown on the plans attached hereto as Exhibit N, provided that any changes to such plans shall remain subject to Landlord's consent to the extent required pursuant to this Paragraph 14.  Tenant's Work shall be deemed to be an "alteration" for all purposes of this Lease.  Landlord hereby approves those contractors listed in Exhibit O both for completion of the Tenant’s Work and for any future alteration that Tenant may perform during the Term (unless prior to the date that Tenant commences such work, Landlord has notified Tenant that any such contractor is no longer preapproved, provided that Landlord shall not be permitted to withdraw its approval of DPR Construction with respect to Tenant's Work).  Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to a one-time tenant improvement allowance in the amount of $250,000.00 (the "Allowance") toward the actual out-of-pocket costs of Tenant's Work, which shall be performed using Building standard materials and finishes selected by Landlord.  The Allowance shall only be used by Tenant to pay for the hard costs of Tenant's Work, the architectural, engineering and permitting costs related to Tenant's Work, and the construction management fee described in Subparagraph 14(b) above.  In no event shall the Allowance be used to pay for any costs in connection with Tenant's moving expenses, for any furniture, fixtures, equipment or any other items of personal property, or for any items of the Shell Modifications.  Provided Tenant is not in default under the terms of this Lease (beyond any applicable notice and cure periods), Landlord shall reimburse Tenant for the allowable costs of Tenant's Work (up to the Allowance) within forty-five (45) days following (i) completion of Tenant's Work, as evidenced by a certification of

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completion from the project engineer or architect, (ii) Landlord's receipt of Tenant's invoice of the costs related thereto, together with invoices, receipts and bills substantiating such costs and evidence of payment by Tenant for all such costs by Tenant, (iii) Landlord's receipt of final unconditional lien waivers in a form acceptable to Landlord from all contractors and subcontractors who did work on Tenant's Work, and (iv) Landlord's receipt of a copy of the final permits approved by the applicable governing authority to the extent required for Tenant's Work.  Landlord shall be under no obligation to pay for any of Tenant's Work in excess of the Allowance, and Tenant shall not be entitled any unused portion of the Allowance upon completion of Tenant's Work.  The Allowance shall only be available for Tenant's use from the Commencement Date through the date that is six (6) months after the Commencement Date (the "Allowance Deadline"), and Tenant waives any and all rights to any unused portion of the Allowance if Tenant has not completed Tenant's Work and satisfied all other conditions to payment by the Allowance Deadline.

15.RELEASE AND INDEMNITY.

As material consideration to Landlord, Tenant agrees that Landlord, its agents, successors-in-interest with respect to the Premises and their respective directors, officers, partners, members, employees, shareholders, agents and representatives and the directors, officers, partners, members, employees, shareholders, agents and representatives of the partners or members of Landlord (collectively, the "Landlord Indemnified Parties") shall not be liable to Tenant, its agents, employees, invitees, licensees and other persons claiming under Tenant for:  (i) any damage to any property entrusted to employees of the Premises, Landlord or the Landlord Indemnified Parties, (ii) loss or damage to any property by theft or otherwise, (iii) consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein, or (iv) any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from pipes, appliances or plumbing work therein or from the roof, street, sub-surface or from any other place or resulting from dampness or any other causes whatsoever; provided, however, that with respect to any injury or damage to person described in clause (iv) above, nothing herein shall limit Landlord's or Landlord Indemnified Parties' liability for their respective negligence or willful misconduct, but only if such injury or damage to person is not covered by the insurance maintained by Tenant or required to by maintained by Tenant under this Lease (whichever provides greater coverage).  Landlord and/or the Landlord Indemnified Parties shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord or the Landlord Indemnified Parties be liable for any latent defects in the Premises.  Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises and of defects therein or in the fixtures or equipment located therein.

To the fullest extent permitted by law, Tenant agrees to indemnify, defend (with counsel satisfactory to Landlord) and hold harmless Landlord from (i) all claims, actions liabilities, and proceedings arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant, its agents, contractors, sublessees, employees or invitees, in or about the Premises and any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any negligent act, fault or omission of Tenant, or of its agents, contractors, employee or invitees, and (ii) any and all costs, attorneys' fees, expenses and liabilities incurred with respect to any such claims, actions, liabilities, or proceedings, and in the event any actions or proceedings shall be brought against Landlord by reason of such claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably approved in writing by Landlord.  Tenant hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever, and Tenant hereby waives all its claims in respect thereof against Landlord.

To the fullest extent permitted by law, Landlord agrees to indemnify, defend (with counsel reasonably satisfactory to Tenant) and hold harmless Tenant from (i) all claims, actions, liabilities, and proceedings arising from any breach or default in the performance of any obligation to be performed by Landlord under the terms of this Lease, or arising from any negligent act, fault or omission of Landlord or any of the Landlord Indemnified Parties, and (ii) any and all reasonable costs, attorneys' fees, expenses and liabilities incurred with respect to any such claims, actions, liabilities, or proceedings, and in the event any actions or proceedings shall be brought against Tenant by reason of such claims, Landlord, upon written notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably approved in writing by Tenant.

As used herein, the term "liabilities" shall include all suits, actions, claims and demands and all expenses (including attorneys' fees and costs of defense) incurred in or about any such liability and any action or proceeding brought thereon.  If any claim shall be made or any action or proceeding brought against Landlord on the basis of any liability described in this Paragraph 15, Tenant shall, upon notice from Landlord, defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.  It is understood that payment shall not be a condition precedent to recovery upon the foregoing indemnity.

16.INSURANCE.

(a)Effective as of the earlier of (1) the date Tenant enters or occupies the Premises or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies:

i)

Commercial General Liability Insurance.  Commercial general liability insurance (including property damage, bodily injury and personal injury coverage) in amounts of $1,000,000.00 per occurrence and $2,000,000.00 in the annual aggregate on a per policy basis in primary coverage, with an additional $5,000,000.00 per occurrence and $5,000,000.00 annual aggregate on a per policy basis in umbrella/excess liability coverage or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require so long as Landlord's requirements are consistent with the standards of other comparable landlords of comparable class buildings in the proximity of the Project (and naming as additional insureds Landlord, Landlord’s property

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management company, Landlord’s asset management company, J.P. Morgan Investment Management, Inc., and, if requested in writing by Landlord, Landlord’s Mortgagee), against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s off-Premises equipment (i.e., any equipment located outside of the Building). Such policy or policies shall cover the Premises only, and shall not be applicable to any other location other than the Premises.  If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require. To the extent permitted by Applicable Law, Tenant will require its insurer(s) issuing the insurance described in this clause (i) to waive its right of recovery and subrogation against Landlord, but only to the extent of liabilities falling within Tenant's indemnity obligations under this Lease;

ii)

Commercial Property Insurance.  (1) Cause of loss-special risk form (formerly "all-risk") or its equivalent insurance (including, but not limited to, sprinkler leakage, ordinance and law, sewer back-up, earthquake (except as set forth below), windstorm and collapse coverage) covering the full value of all alterations and improvements and betterments in the Premises (including, without limitation, the Shell Modifications and Tenant's Work), naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, and (2) cause of loss-special risk form (formerly "all-risk") or its equivalent insurance covering the full value of all furniture, trade fixtures, equipment and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment (i.e., any equipment located outside of the Building)). Tenant will also ensure this policy contains a waiver of subrogation in favor of the additional insureds.  Notwithstanding the foregoing, if Tenant elects not to or otherwise fails to maintain earthquake coverage as set forth above, (A) Tenant shall give Landlord prompt written notice thereof, and (B) Tenant shall be deemed to have self-insured such earthquake coverage in accordance with the terms of this Lease, with full waiver of subrogation;

iii)

Contractual Liability Insurance.  Contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy and umbrella/excess liability insurance policy);

iv)

Commercial Auto Liability Insurance.  Commercial auto liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000.00 combined single limit for each accident, insuring Tenant (and naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee) and scheduled to the umbrella/excess liability insurance policy.  To the extent permitted by Applicable Law, Tenant will require its insurer(s) issuing the insurance described in this clause (iv) to waive its right of recovery and subrogation against Landlord, but only to the extent of liabilities falling within Tenant's indemnity obligations under this Lease;

v)

Worker’s Compensation Insurance; Employer’s Liability Insurance.  Worker’s compensation insurance of $1,000,000 (or such larger amount if required by local statute) and employer’s liability insurance of $1,000,000; and

vi)	Business Interruption Insurance. Business interruption insurance in an amount reasonably acceptable to Landlord.

(b)Tenant’s Insurance Primary.  Tenant’s Commercial General Liability, Commercial Auto Liability and Umbrella Liability insurance shall be primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy(ies).

(c)Tenant’s Vendors/Contractors. Tenant shall require any vendors or contractors that it shall hire to perform work/services on Premises to procure similar insurance, as required by Landlord of Tenant in this contract including  naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company, J.P. Morgan Investment Management, Inc. and, if requested in writing by Landlord, Landlord’s Mortgagee.

(d)Certificates of Insurance; Form of Insurance.  Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises (in any event, within ten (10) days of the effective date of coverage), and within a reasonable time after renewal.  If there is a cancellation or a material change of any such insurance policies, notice thereof will be delivered in accordance with the provisions of such policies; provided, however, (i) Tenant shall give Landlord prompt written notice of any such cancellation or material change, and (ii) Tenant shall be deemed to have self-insured any and all coverages under such policies in accordance with the terms of this Lease during any period of time that Tenant fails to maintain the insurance required of Tenant under this Lease, with full waiver of right of recovery and subrogation, as applicable.  All such insurance policies shall be in form reasonably satisfactory to Landlord and issued by companies with an A.M. Best rating of not less than A-:VIII or better.  However, no review

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or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord’s rights or Tenant’s obligations hereunder.

(e)Default.  If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of five percent (5%) of such cost.

Subject to being reimbursed by Tenant, Landlord shall insure the Building and the Premises Land (excluding all property which Tenant is obligated to insure) by obtaining and maintaining property insurance for any and all reasonable risks (including earthquake and flood insurance) in an amount equal to the full replacement value and commercial general liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate (in its reasonable discretion), provided that such amounts and deductibles are consistent with the standards of other comparable landlords of comparable class buildings in the proximity of the Project.  Tenant shall pay, as additional rent, Tenant's Share of the cost of any insurance maintained by Landlord hereunder and any other insurance Landlord may elect to obtain for the Building and/or the Premises Land from time to time during the Term (including, without limitation, earthquake and/or flood insurance).  Tenant shall pay Tenant's Share of the cost of insurance policy premiums to Landlord at least five (5) days prior to the date any premiums or installments of premiums are due and payable.  Landlord shall determine and notify Tenant of the amount of insurance premiums not less than thirty (30) days in advance of the date such premium or installment of premiums is due and payable.  In the event Landlord fails to deliver such timely determination and notice to Tenant, then Tenant shall have thirty (30) days from receipt of such notice to remit payment of insurance premiums to Landlord.  The foregoing notwithstanding, upon notice from Landlord, Tenant shall pay, as additional rent, insurance premiums to Landlord in advance monthly installments equal to one twelfth (1/12) of Landlord's reasonable estimate of the insurance premiums payable under this Lease, together with monthly installments of Basic Rent, and Landlord shall hold such payments in a non-interest bearing account.  Upon determination of the actual insurance premium due and payable, Landlord shall determine and notify Tenant of any deficiency in the impound account Tenant shall pay any deficiency of funds in the impound account not less than thirty (30) days in advance of the date such insurance premium or installment of premiums is due and payable.  In the event Landlord fails to deliver such timely deficiency determination and notice to Tenant, then Tenant shall have thirty (30) days from receipt of such notice to remit payment of such deficiency to Landlord.  If Landlord determines that Tenant's impound account has accrued an amount in excess of the insurance premiums due and payable, then such excess shall be credited to Tenant within 30-days following the date of said notice from Landlord.  Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.  Tenant's audit rights with respect to Maintenance Expenses set forth in Subparagraph 13(c) above shall be applicable to Tenant's reimbursement of Landlord's insurance expenses pursuant to this paragraph.

17.DESTRUCTION.

(a)Casualty.  If during the Term of this Lease, any portion of the Premises, access to the Premises or any part of the Building which is essential to the use of the Premises is damaged or destroyed, then, within sixty (60) days of the date of such casualty (as such period shall be extended due to Tenant Delays and Force Majeure Delays), Landlord shall obtain an estimate from a reputable third-party contractor (in Landlord's reasonable discretion) (the “Restoration Estimate”) for the time period required in order to restore the Premises and/or Building to the condition immediately preceding the occurrence of such damage or destruction (the "Estimated Restoration Period").  In the event such Restoration Estimate provides that the Premises and/or Building cannot be restored within fifteen (15) months from the date of such damage or destruction, then either Landlord or Tenant shall be permitted to terminate this Lease by providing written notice to the other party within thirty (30) days after receipt of such Restoration Estimate.  In the event the Restoration Estimate provides that the Premises and/or Building can be restored within fifteen (15) months from the date of such damage or destruction, and Landlord receives insurance proceeds sufficient to restore such damage (provided, however, to the extent Landlord failed to carry the insurance required hereunder then Landlord shall not be permitted to avoid its restoration obligations hereunder due to failure to receive adequate insurance proceeds), then this Lease shall remain in full force and effect and Landlord shall promptly commence to repair and restore the damage or destruction to substantially the same condition as existed prior to such damage and shall complete such repair and restoration with due diligence in compliance with all then existing Applicable Laws.  In the event this Lease is not terminated as set forth above and Landlord fails to substantially complete the restoration work within sixty (60) days beyond the Estimated Restoration Period (subject to extension for Tenant Delays and Force Majeure Delays), then Tenant shall have the option to terminate this Lease upon at least thirty (30) days prior written notice to Landlord, by providing such written notice to Landlord following the expiration of such sixty (60) day period (as the same may be extended as set forth above) but prior to the date that Landlord actually substantially completes such restoration work; provided, however, that if Landlord substantially completes the restoration work prior to the effective date of such termination, then Tenant's election to terminate this Lease shall be deemed to be null and void and this Lease shall continue in full force and effect.  Notwithstanding the foregoing, if (1) any Mortgagee of the Building will not allow the application of insurance proceeds for repair and restoration; or (2) the damage or destruction is not covered in full by Landlord's Insurance required by Paragraph 16 (or would have been covered in full had Landlord carried the insurance required under Paragraph 16), subject to the deductible, or (3) the damage or destruction occurs within the last twelve (12) months of the Term of this Lease or any extension hereof, then Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of the date Landlord learns of the damage.  In the event the damage or destruction to the Premises occurs during the last twelve (12) months of the Term of this Lease, and provided that such damage or destruction shall have damaged the Premises or a portion thereof necessary to Tenant's occupancy for the uses permitted under this Lease and as a result of such damage the Premises are unfit for occupancy, then Tenant shall be permitted to

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terminate this Lease by delivering notice to Landlord within 30 days after the date of such damage or destruction.  Notwithstanding anything herein to the contrary, in the event of a termination of the this Lease due to a casualty, then Tenant shall be entitled to keep and retain all of the insurance proceeds relating to Tenant’s Work, the Shell Modifications and all other alterations that Tenant installs in the Premises or Building at Tenant’s sole cost and expense.  In addition, in the event this Lease terminates due to a casualty, in no event shall Tenant be responsible for any insurance deductible of Landlord and Tenant shall have no repair or restoration obligations with respect to the Premises or the Building pursuant to this Paragraph 17, provided that the foregoing shall not limit any of Tenant's obligations otherwise set forth in this Lease.  In the event of a termination, Landlord shall promptly refund to Tenant any insurance deductibles with respect to such damage or destruction that may have been paid by Tenant to Landlord and all other amounts that Tenant may have paid to Landlord with respect to such damage or destruction (including the endorsement of any of Tenant’s insurance proceeds).

(b)Rent Abatement.  In the event of repair, reconstruction and restoration by Landlord as herein provided, the rent payable under this Lease shall be abated proportionately to the extent to which there is substantial interference with Tenant's use of the Premises from the date of such substantial inference until the date such repair, reconstruction or restoration is substantially completed (i.e., inclusive of both any repair/restoration work being performed by Landlord and a reasonable period of time (as determined in Landlord's reasonable discretion) for such repair/restoration work to be performed by Tenant pursuant to Subparagraph 17(c) below); provided that there shall be no abatement of rent if such damage is the result of Tenant's negligence or intentional wrongdoing, unless Landlord actually receives rental abatement insurance proceeds attributable to such period.  Tenant shall not be entitled to any compensation or damages from Landlord for loss in the use of the whole or any part of the Premises, damage to Tenant's personal property and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration; provided, however, to the extent Tenant is utilizing a portion of the Premises during such reconstruction or restoration work by Landlord, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of the Premises.

(c)Repair or Restoration.  If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only to the Building Improvements (specifically excluding the Shell Modifications, Tenant's Work and any alterations installed by or on behalf of Tenant), and the repair and restoration of all other items shall be the obligation of Tenant.  Landlord and Tenant agree to coordinate the restoration and repair of those items each is required to restore or repair with each other and in accordance with a work schedule mutually agreeable to Landlord and Tenant and their respective contractors.  Further, Tenant's work shall be performed in accordance with the terms, standards and conditions contained in Paragraph 14 above.

(d)Waiver.  The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other similarly enacted statute or court decision relating to the abatement or termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Paragraph 17 shall govern in case of such destruction.

18.CONDEMNATION.

(a)Definitions.  The following definitions shall apply:  (1) "Condemnation" and/or "Taking" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, or (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

(b)Obligations to be Governed by Lease.  If during the Term of this Lease there is any Taking of all or any part of the Premises, the rights and obligations of the parties shall be determined pursuant to this Lease.

(c)Total or Partial Taking.  If the Premises is taken in its entirety by condemnation, this Lease shall terminate on the date of Taking.  If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises.  If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after receipt of notice of the Taking from Landlord.  If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of Taking if the date of Taking falls on a date before the date of termination as designated by Tenant.  If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of square feet in the portion of the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking.  In the case where a portion of the Premises is taken and the Lease remains in full force and effect, Landlord shall, at its own cost and expense, to the extent of condemnation proceeds, make all alterations or repairs to the Building so as to make the portion of the Building not taken a complete architectural unit.  Such work shall not, however, exceed the scope of work done by Landlord in originally constructing the Building.  If severance damages from the condemnor are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon written notice to Tenant; provided, however, if such insufficiency is less than $100,000, then Tenant shall have the option of funding such insufficiency in order to avoid the termination of this Lease.  Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the extent to which there is substantial interference with Tenant's use of the Premises, as reasonably determined by Landlord or Landlord's architect.  Each party hereby waives the provisions of

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Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

If the Premises are totally or partially taken by condemnation, Tenant shall not assert any claim against Landlord for any compensation because of such Taking, and Landlord shall be entitled to receive the entire amount of the award without any deduction for any estate or interest of Tenant; provided, however, that Tenant shall be permitted to assert an award from such condemning authority for any portion of the Premises or improvements therein being taken that were paid for by Tenant, including, without limitation, the Shell Modifications and any portion of the Tenant’s Work (in excess of the Allowance), and for any relocation costs incurred by Tenant due to such condemnation.

19.ASSIGNMENT OR SUBLEASE.

Tenant shall not assign or encumber its interest in this Lease or any portion of the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed.  In addition to any other reasonable grounds upon which Landlord may withhold its consent, Landlord shall be deemed reasonable in withholding its consent if it determines in its reasonable discretion that:  (i) the financial net worth of the proposed assignee or sublessee is not equal to or greater than Tenant's financial net worth as of the date of this Lease as increased by the increase in the Consumer Price Index – Urban Wage Earners and Clerical Workers (Los Angeles-Anaheim-Riverside) all items, (base years 1982 – 1984 = 100), if any, between the date of this Lease and the date of the assignment or sublease; (ii) intentionally deleted; (iii) the intended uses of the Premises by the proposed assignee or sublessee will constitute a violation of this Lease or any governmental law, rule, ordinance or regulation governing the Premises; (iv) intentionally deleted; or (v) the proposed assignee or sublessee is a tenant of Landlord in the Project or has negotiated to be a tenant of Landlord in the Project any time in the four (4) months just preceding Tenant's request for Landlord's consent, and, in either such case, Landlord then has comparable space available for lease in the Project.  Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default hereunder.  Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued.  Notwithstanding the foregoing, in the event that the original Tenant named herein assigns its entire interest in this Lease to a third party unaffiliated with such original Tenant (a "Third Party Assignment"), then the original Tenant named herein shall not have any liability for the terms of any amendment or modification to this Lease entered into by Landlord and such assignee after the effective date of such Third Party Assignment (provided that nothing herein shall limit such original Tenant's liability with respect to this Lease on the terms and conditions existing as of the effective date of such Third Party Assignment, including, without limitation, with respect to any then-existing options or rights that may be exercised in the future by such assignee or any subsequent transferee).

Subject to the last grammatical paragraph of this Paragraph 19:  (i)if Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment; (ii) if Tenant is a limited liability company, a withdrawal or change, voluntary, involuntary or by operation of law of any member, or the dissolution of the limited liability company, shall be deemed a voluntary assignment; or (iii) if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 50% of the value of the assets of Tenant shall be deemed a voluntary assignment.  The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors.  The preceding sentences of this paragraph that relate to corporations shall not apply to corporations the stock of which is traded through a public exchange.  If Landlord shall consent to any assignment or sublease of this Lease, 50% of all sums and other consideration payable to or for the benefit of the Tenant from its assignees or subtenants in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord following Tenant’s receipt of the same, provided that Tenant may deduct the amortized portion of the reasonable expenses incurred in connection with such sublease or assignment (amortized on a straight-line basis over the remaining Term of this Lease (in the case of an assignment) or the term of the sublease) for:  (a) any alterations to the Premises in connection with the assignment or sublease; and (b) any market rate, third party brokerage commissions incurred in connection with the assignment or sublease.

If Tenant requests Landlord's consent to an assignment or sublease, Tenant shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and all other material terms and conditions of the proposed assignment or sublease, including, without limitation, evidence satisfactory to Landlord that the proposed assignee or subtenant satisfies the financial criteria set forth in the first paragraph of this Paragraph 19, thirty (30) days prior to the proposed effective date of such assignment or sublease.  Tenant shall also submit to Landlord a processing fee of Two Thousand Dollars ($2,000.00) as a condition to Landlord reviewing Tenant's proposed assignment or subletting materials, which fee shall be compensation for costs incurred by Landlord in connection with processing Tenant's request for consent (including any attorneys' fees that may be incurred by Landlord).  Landlord shall within ten (10) business days after Landlord's receipt of such written request and information either (i) consent to or refuse to consent to (with reasonably detailed reasons for such refusal) such assignment or sublease in writing (but no such consent to an assignment or sublease shall relieve Tenant or any guarantor of Tenant's obligations under this Lease of any liability hereunder), (ii) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining Term of this Lease (excluding any Permitted Transfer (as defined below)), terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed assignment or proposed sublease would have come into effect.  If Landlord should fail to

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notify Tenant in writing of its decision within such ten (10) business day period after the later of the date Landlord is notified in writing of the proposed assignment or sublease or the date Landlord has received all required information concerning the proposed assignee or subtenant and the proposed assignment or sublease, Landlord shall be deemed to have refused to consent to such assignment or sublease, and to have elected to keep this Lease in full force and effect.  If Tenant requests Landlord's consent to any such assignment or sublease, the assignment shall be on a form approved by Landlord.

No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy).  Each of the following acts shall be considered an involuntary assignment:  (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease; or (c) If in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.  An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

No assignment or subletting, occupancy or collection of rent from any proposed assignee or sublessee shall be deemed a waiver on the part of Landlord, or the acceptance of the applicable assignee or sublessee, as applicable, as Tenant, and no such assignment or subletting shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay rent and to perform all other obligations to be performed by Tenant hereunder.  If Tenant defaults under this Lease and such default continues past applicable notice and cure periods, then Landlord may require that any sublessee remit directly to Landlord on a monthly basis, all monies due Tenant by said sublessee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease.  Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease past applicable notice and cure periods.  Consent by Landlord to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.  In the event of default by any assignee or sublessee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or sublessee or successor.  Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease (subject to the provisions of this Paragraph 14 with respect to a Third Party Assignment).  Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Section 1995.310.

Notwithstanding anything contained in this Paragraph 19 to the contrary, Tenant may, at any time, assign its interest in this Lease or sublet the whole or any part of the Premises without any consent from Landlord to (i) any business organization affiliated with Tenant, (ii) any business organization resulting from the consolidation or merger, conversion or corporate reorganization of Tenant with any other business organization or organizations, or (iii) any business organization which shall acquire all or substantially all of Tenant's assets, stock or other ownership interests, whether by stock sale, merger, operation of law or otherwise, including any acquisition of stock affecting actual voting control of Tenant (any assignee pursuant to the clause (i), (ii) or (iii) above shall be referred to herein as a "Permitted Assignee"). For the purposes hereof, an “affiliated” business organization is any entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Tenant.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a business organization, whether through the ownership of voting securities, by contract or otherwise.  Further, notwithstanding anything contained in this Paragraph 19 to the contrary, Tenant may from time to time enter into license agreements or sublease agreements (each, a “Shared Space Arrangement”) with respect to up to ten percent (10%) of the Premises in the aggregate with any business organization affiliated with Tenant and/or institutions and companies collaborating with Tenant in furtherance of the uses permitted pursuant to Subparagraph 1(d) above to use portions of the Premises as “Shared Space Area” and such license agreements or sublease agreements shall not require Landlord’s consent.  Tenant shall be responsible for the conduct of such companies, and Tenant’s indemnification obligations set forth in the Lease shall apply with respect to the conduct of such parties.  Any transfer permitted pursuant to this paragraph shall be referred to herein as a “Permitted Transfer” and shall be expressly conditioned upon (A) Tenant delivering to Landlord, substantially concurrently with the effective date of such Permitted Transfer, written notice of same, provided that if prior or contemporaneous notice cannot be provided due to confidentiality restrictions or Applicable Laws, then Tenant shall provide written notice promptly following such Permitted Transfer, (B) the assignee assumes in full the obligations of Tenant under this Lease arising after effective date of the Permitted Transfer, and (C) Tenant remains fully liable under this Lease to the extent Tenant remains in existence following such Permitted Transfer (and Tenant agrees to provide Landlord with a written acknowledgement of their continuing liability).  For the avoidance of doubt, in no event may Tenant enter into any Shared Space Arrangements for more than ten percent (10%) of the Premises in the aggregate at any time.

20.DEFAULT.

The occurrence of any of the following shall constitute a default by Tenant under this Lease:  (a) A failure to pay recurring rent or any other charge within five (5) calendar days of when due, or a failure to pay non-recurring recurring rent or any other charge within five (5) calendar days following receipt of written notice that Tenant failed to timely pay such sum; (b) Abandonment of the Premises (failure to occupy and operate the Premises for thirty (30)

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consecutive days without paying rent shall be deemed an abandonment); (c) The making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors; the filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or a Guarantor, the same is dismissed within thirty (30) days; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, or of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, or of substantially all of Guarantor's assets, where possession is not restored to Tenant or such Guarantor, as the case may be, within thirty (30) days; the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within (30) days; or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant except as provided in Paragraph 19 herein; (d) The failure of Tenant to timely comply with the provisions of Paragraph 24 or Paragraph 31 of this Lease regarding, respectively, Subordination and Estoppel Certificates; or (e) The failure of Tenant to perform any other provision of this Lease within twenty (20) days following receipt of written request from Landlord; provided, however, that with respect to clause (e) above, if such performance cannot be completed within such twenty (20) day period, then Tenant shall not be in default of this Lease so long as Tenant commenced to cure such default within such twenty (20) day period and thereafter diligently pursued such cure to completion.

21.LANDLORD'S REMEDIES.

Landlord shall have the remedies described in this Paragraph 21 if Tenant is in default hereunder.  These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar law, which provides that Landlord may continue this Lease in effect following Tenant's breach and abandonment and collect rent as it falls due, if Tenant has the right to sublet or assign, subject to reasonable limitations).

Upon any default by Tenant, Landlord may:

(a)Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises.  If Landlord elects not to terminate this Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon conditions, and for such a term, and to do all acts necessary to maintain or preserve the Premises, as Landlord deems reasonable and necessary, without being deemed to have elected to terminate this Lease, including re-entering the Premises to make repairs or to maintain or modify the Premises, and removing all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  Reletting may be for a period shorter or longer than the remaining Term of this Lease, and for more or less rent, but Landlord shall have no obligation to relet at less than prevailing market rental rates.  If reletting occurs, this Lease shall terminate automatically when the new tenant takes possession of the Premises.  Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time thereafter may elect to terminate the Lease by virtue of any previous uncured default by Tenant.  In the event of any such termination, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, as well as all costs of reletting, including, without limitation, brokerage commissions and/or finder's fees, attorneys' fees, and restoration or remodeling costs.

(b)Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, without limitation thereto, the following:  (i) the worth, at the time of award, of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth, at the time of award, of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth, at the time of award, of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount, and court costs, necessary to compensate Landlord for all the detriment proximately caused by Tenant's default or which in the ordinary course of things would be likely to result there from (including, without limiting the generality of the foregoing, the amount of any brokerage commissions and/or finder's fees for a replacement tenant, maintaining the Premises after such default, and preparing the Premises for reletting); plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.  As used in (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest at the Interest Rate.  As used in (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).  Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing, including, without limitation, any rights under California Code of Civil Procedure Sections 1174 and 1179 and Civil Code Section 1950.7 to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

(c)Collect sublease rents (or appoint a receiver to collect such rents) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that neither the filing of a petition for the appointment of a receiver for Tenant nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

(d)Proceed to cure the default at Tenant's sole cost and expense.  If at any time Landlord pays any sum or incurs any expense as a result of or in connection with curing any default of Tenant, the amount thereof shall be deemed additional rent hereunder and shall be immediately due and payable by Tenant to Landlord upon demand.

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(e)Landlord hereby waives any security interest or lien that it may have with respect to Tenant's merchandise, fixtures, furniture, equipment, improvements, alterations and other personal property and all proceeds of the sale or other disposition of such property (collectively, the "Collateral").  Landlord hereby acknowledges and agrees that Tenant may remove from the Premises, from time to time, without the consent of Landlord all or any portion of the Collateral.  Notwithstanding the foregoing, Landlord hereby agrees, upon the written request of Tenant, to confirm the foregoing waiver to Tenant’s lender taking a security interest in such Collateral.  Such confirmation shall be on a form approved by Landlord, and Tenant shall submit to Landlord a processing fee of Two Thousand Dollars ($2,000.00) as a condition to Landlord reviewing such confirmation of waiver document, which fee shall be compensation for costs incurred by Landlord in connection with processing Tenant's request for such confirmation (including any attorneys' fees that may be incurred by Landlord).

(f)Pursue any and all other legal or equitable remedies as may be available to Landlord by reason of such default by Tenant.

The remedies of Landlord, as hereinabove provided, are cumulative and in addition to and not exclusive of any other remedy of Landlord herein given or which may be permitted by law.  The remedies of Landlord, as hereinabove provided, are subject to the other provisions herein.  Nothing contained in this Paragraph 21 shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it caused by Tenant's default; nor shall anything herein adversely affect Landlord's right, as in this Lease elsewhere provided, to indemnification against liability for injury or damage to persons or property occurring prior to the termination of this Lease.  Notwithstanding anything herein to the contrary, except for any damage or loss incurred by Landlord as a result of (i) Tenant’s failure to timely surrender the Premises at the expiration or earlier termination of this Lease, or (ii) Tenant's failure to comply with Exhibit H attached hereto, Tenant shall not be liable hereunder to Landlord for any consequential damages or for loss of business, revenue, income or profits and Landlord hereby waives any and all claims for any such damages.

22.DEFAULT BY LANDLORD.

Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within forty-five (45) days after written notice by Tenant to Landlord and to any Mortgagee or Ground Lessor (as defined in Subparagraph 34(m) below) in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than forty-five (45) days is required for performance, then Landlord shall not be in default if Landlord commences performance within such forty-five (45)-day period and thereafter diligently prosecutes the same to completion.  Upon the occurrence of any default by Landlord under this Lease (beyond all applicable notice and cure periods), Tenant shall be entitled to all remedies available at law or in equity, except as otherwise set forth in this Lease; provided, however, notwithstanding anything herein to the contrary, under no circumstances shall Landlord be liable hereunder to Tenant for any consequential damages or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages.  Nothing herein contained shall be interpreted to mean that Tenant is excused from paying rent due hereunder as a result of any default by Landlord.

23.ENTRY OF PREMISES AND PERFORMANCE BY TENANT.

Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times upon at least two (2) business days prior notice to Tenant (with telephonic or email notice being sufficient for such purposes), except in the event of an emergency (in which case no prior notice shall be required), for any of the following purposes without abatement of rent or liability to Tenant:  (a) To determine whether the Premises is in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Building that Landlord has the right or obligation to perform; (c) To post "for sale" signs at any time during the Term, to post "for rent" or "for lease" signs during the last twelve (12) months of the Term, or during any period while Tenant is in default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the Term; (e) To repair, maintain or improve the Premises and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises; or (f) To discharge Tenant's obligations hereunder when Tenant has failed to do so in accordance with the terms of this Lease.  Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising of out Landlord's entry onto the Premises as provided in this Paragraph 23.  Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Paragraph 23.  Landlord shall reasonably attempt to conduct its activities on the Premises as provided herein in a manner that will reasonably minimize the inconvenience, annoyance or disturbance to Tenant.  For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes.  Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without the prior written consent of Landlord.  If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.  Tenant, at its option, shall have the opportunity to have its authorized representative escort and supervise any entry by Landlord into the Premises pursuant to this Paragraph 23; provided, however, that no such escorting or supervision shall delay Landlord's entry into the Premises.

Notwithstanding anything to the contrary set forth in this Paragraph 23, Tenant may, upon written notice to Landlord, designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information or otherwise for its business purposes, which Secure Area shall be no larger than reasonably necessary for the intended purpose.  Tenant shall clearly and conspicuously identify any Secure Area within the Premises.  In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency.  If access to such Secure Area is reasonably required

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in order for Landlord to perform any of its obligations under this Lease, and if after request by Landlord, Landlord is not timely provided with access to such Secure Area, then Landlord shall have no liability to Tenant for Landlord's failure to perform such obligations as a result thereof, and Tenant hereby waives all claims against Landlord at law or in equity as a result of such failure by Landlord.  Additionally, notwithstanding anything in this Lease to the contrary, if access to such Secure Area is reasonably required in order for Landlord to perform any of its obligations under this Lease, and if any damage accrues during the period of time from the time of Landlord's request for access to such Secure Area to the time such access is granted by Tenant, then Landlord shall have no liability to Tenant for any damage accrued during any such period, and Tenant hereby waives all claims against Landlord at law or in equity as a result thereof.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense without any abatement of rent.  If Tenant shall fail to pay any sum of money to any third party which Tenant is obligated to pay under this Lease or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord (or such other period as specifically provided herein), Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act on Tenant's part to be made or performed in this Lease, without liability to Tenant for any loss or damage which might occur to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all sums so paid by Landlord and all necessary incidental costs for making such repairs plus twenty percent (20%) for overhead, upon presentation of a bill therefor.  Said bill shall include interest on all sums so paid by Landlord and all necessary incidental costs for making such repairs at the Interest Rate, from the date of such payment by Landlord.  Tenant covenants to pay any such sums to Landlord upon demand, and Landlord shall have (in addition to all other rights or remedies of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

24.SUBORDINATION.

Unless otherwise elected by Landlord or any Mortgagee (defined below) with a lien on the Premises or any Ground Lessor (defined below) with respect to the Premises (or any part thereof), this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, or the land upon which the Premises is situated, or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security; provided, however, that a condition precedent to such subordination shall be that Landlord obtains from such lessor or lienholder a commercially reasonable non-disturbance agreement on such party's standard form in favor of Tenant with commercially reasonable changes.  Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have the right to subordinate or cause to be subordinated this Lease to any such ground leases or underlying leases or any such liens.  In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option to such successor in interest.  Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust.  Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.  Tenant shall pay upon demand Landlord's actual attorneys' fees and costs incurred in connection with any negotiation or modification of Landlord's lender's standard subordination agreement form.

25.NOTICE.

Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served personally or sent prepaid by commercial overnight courier or prepaid certified first class mail (return receipt requested), addressed as set forth in Subparagraphs 1(b) and 1(c).  Either party may change its address by notification to the other party.  Notice shall be deemed to be communicated seventy-two (72) hours from the time of mailing (if sent via first class mail), or at the time of service if sent by other than first class mail as provided in this Paragraph 25.

26.WAIVER.

No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver.  No act or conduct of Landlord, including, without limitation, acceptance of the keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the expiration of the Term.  Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of this Lease.  Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.  Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

27.LIMITATION OF LIABILITY.

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord or otherwise pertaining to any obligation of Landlord with respect to the Building:

./ -///	-22-

(a)The liability of Landlord and/or any Landlord Indemnified Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building (including sales and insurance proceeds received therefrom);

(b)No member, partner, officer, director, owner, shareholder or advisor of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the entity in question);

(c)No service of process shall be made against any member, partner, officer, director, owner, shareholder or advisor of Landlord (except as may be necessary to secure jurisdiction of the entity in question);

(d)No member, partner, officer, director, owner, shareholder or advisor of Landlord shall be required to answer or otherwise plead to any service of process;

(e)No judgment may be taken against any member, partner, officer, director, owner, shareholder or advisor of Landlord;

(f)Any judgment taken against any member, partner, officer, director, owner, shareholder or advisor of Landlord may be vacated and set aside at any time after the fact;

(g)No writ of execution will ever be levied against the assets of any member, partner, officer, director, owner, shareholder or advisor of Landlord;

(h)The obligations under this Lease do not constitute personal obligations of any individual member, partner, officer, director, owner, shareholder or advisor of Landlord, and Tenant shall not seek recourse against any such persons or entities of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and

(i)These covenants and agreements are enforceable both by Landlord and also by any member, partner, officer, director, owner, shareholder or advisor of Landlord.

Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

28.FORCE MAJEURE.

Neither party shall have any liability whatsoever to the other party on account of (a) the inability or delay of either party in fulfilling any of such party's obligations under this Lease by reason of strike, other labor trouble, terrorism, governmental action, inaction or moratorium, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting there from or any other cause, whether similar or dissimilar to the above, beyond such party's reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Premises with electricity or water, or for any reason, whether similar or dissimilar to the above, beyond such party's reasonable control.  If this Lease specifies a time period for performance of an obligation of Landlord or Tenant, that time period shall be extended by the period of any delay in such party's performance caused by any of the events of force majeure described above; provided, however, that in no event shall any event of force majeure extend the Rent Commencement Date or the time for Tenant's payment of rent or any other monetary obligation under this Lease.  Neither party may assert a delay arising from an event of force majeure until such party shall have given the other party written notice of such force majeure event.

29.PROFESSIONAL FEES.

(a)In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action.  Such amounts shall be included in any judgment rendered in any such action or proceeding.  If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

(b)If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit including, without limitation, its actual professional fees incurred, including, without limitation, appraisers', accountants' and attorneys' fees.

30.EXAMINATION OF LEASE.

Submission of this instrument for examination or signature by Tenant shall not create a binding agreement between Landlord and Tenant nor shall it constitute a reservation or option to lease on the part of Tenant and this instrument shall not be effective as a lease and shall not create any obligations on the part of Landlord or Tenant until this Lease has been validly executed first by Tenant and second by Landlord, and delivered Tenant.

31.ESTOPPEL CERTIFICATE.

(a)Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement ("Estoppel Certificate"), in a form substantially

./ -///	-23-

similar to the form of Exhibit E attached hereto or in such other form as Landlord's lender or purchaser may require, certifying:  (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the nature and date of such modifications), (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord.  Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 31 may be relied upon by any Mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein.

(b)Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance.  Tenant's failure to deliver said statement to Landlord within ten (10) business days of receipt shall constitute a default under this Lease and Landlord shall have the remedies provided in Paragraph 21.

(c)Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact, which appointment is coupled with an interest, to act in Tenant's name, place and stead to execute such Estoppel Certificate on Tenant's behalf.

(d)Within ten (10) business days following any written request which Tenant may make from time to time, Landlord shall execute and deliver to Tenant a statement, in a form substantially similar to the form of Exhibit E attached hereto (as modified to reflect the fact that Landlord is the party making the statements set forth therein), certifying:  (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the nature and date of such modifications), (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Tenant.

32.RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto and marked Exhibit F, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord.  Landlord shall not be responsible to Tenant for the violations or nonperformance by any other tenant or occupant of the project of any of said Rules and Regulations.

33.LIENS.

Tenant shall, within ten (10) days after receiving notice of the filing of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf or at Tenant's request, discharge the lien or post a bond equal to the amount of the disputed claim with a bonding company reasonably satisfactory to Landlord.  If Tenant posts a bond, it shall contest the validity of the lien with all due diligence.  Tenant shall indemnify, defend and hold Landlord harmless from any and all losses and costs incurred by Landlord as a result of any such liens attributable to Tenant.  If Tenant does not discharge any lien or post a bond for such lien within such ten (10) day period, Landlord may discharge such lien at Tenant's expense and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in discharging such lien including, without limitation, attorneys' fees and costs and interest on all sums expended at the Interest Rate.  Tenant shall provide Landlord with not less than ten (10) days written notice of its intention to have work performed at or materials furnished to the Premises so that Landlord may post appropriate notices of non-responsibility.  Tenant shall pay upon demand Landlord's attorneys' fees and other costs incurred in connection with any request by Tenant for any subordination or clarification of any Landlord lien right arising under this Lease or at law.

34.MISCELLANEOUS PROVISIONS.

(a)Time of Essence.  Time is of the essence of each provision of this Lease.

(b)Successors.  This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Paragraph 19 herein.

(c)Landlord's Consent.  Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion, unless otherwise expressly provided herein.

(d)Commissions.  Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker(s) identified in Subparagraph 1(k) above.  If Tenant has dealt with any other person or real estate broker with respect to leasing or renting the Premises, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall hold Landlord free and harmless and indemnify and defend Landlord from any liabilities, damages or claims with respect thereto, including attorney's fees and costs.

(e)Landlord's Successors.  In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor-in-interest shall be solely responsible for all obligations of Landlord under this Lease.

./ -///	-24-

(f)Prior Agreement or Amendments.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provisions of this Lease may be amended except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

(g)Recording.  Tenant shall not record this Lease or a short form memorandum thereof without the consent of Landlord.  Landlord may record a short form memorandum of this Lease and Tenant shall execute and acknowledge such form if requested to do so by Landlord.

(h)Severability.  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect.

(i)No Partnership or Joint Venture.  Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers.  It is the express intent of the parties hereto that their relationship with regard to this Lease and the Premises be and remain that of lessor and lessee.

(j)Interpretation.  When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter.  "Party" shall mean Landlord or Tenant.

(k)No Light, Air or View Easement.  Any diminution or blocking of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

(l)Governing Law.  This Lease shall be governed by and construed pursuant to the laws of the State of California.

(m)Mortgagee Protection.  In the event of any default on the part of Landlord, Tenant will give simultaneous notice consistent with Paragraph 25 to any beneficiary of a deed of trust, mortgagee, or ground lessor of the Premises ("Mortgagee" or Ground Lessor"), and shall offer such Mortgagee or Ground Lessor, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, or in the event of a Ground Lessor, by appropriate judicial action, if such should prove necessary to effect a cure.

(n)WAIVER OF JURY TRIAL; JUDICIAL REFERENCE.

i)

Jury Trial Waiver.  EACH PARTY HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS SUBPARAGRAPH 34(n)(i) IS SUBJECT IN ITS ENTIRETY TO SUBPARAGRAPH 34(n)(ii) HEREOF.

ii)

Reference Provision.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, UNTIL SUCH TIME (IF AT ALL) AS THE CALIFORNIA LEGISLATURE ENACTS A LAW THAT WOULD RENDER THE JURY TRIAL WAIVER SET FORTH IN SUBPARAGRAPH 34(n)(i) HEREOF VALID AND ENFORCEABLE OR FOR ANY OTHER REASON A COURT OF COMPETENT JURISDICTION DETERMINES THAT THE JURY TRIAL WAIVER SET FORTH IN SUBPARAGRAPH 34(n)(i) HEREOF IS VALID AND ENFORCEABLE, THE REFERENCE PROVISION CONTAINED IN EXHIBIT J HERETO SHALL APPLY TO ANY SUIT, ACTION OR PROCEEDING COMMENCED PRIOR TO SUCH TIME IN LIEU OF THE JURY TRIAL WAIVER SET FORTH IN SUBPARAGRAPH 34(n)(i) HEREOF.

(o)Intentionally Deleted.

(p)Counterparts.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(q)Financial Statements.  Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term including in connection with Tenant's exercise of any option to extend or other option granted to Tenant in this Lease, but no more often that two (2) times in any calendar year, other than in the event of a default by Tenant during such calendar year, the exercise of any option in such calendar year or in connection with Landlord's prospective sale or refinancing of the Building, when such limitation shall not apply), Tenant shall deliver to Landlord (i) a current financial statement of Tenant and any guarantor of this Lease, and (ii) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

./ -///	-25-

35.LEASE EXECUTION.

(a)Tenant's Authority.  If Tenant executes this Lease as a partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

(b)Joint and Several Liability.  If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

./ -///	-26-

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

TENANT: ATARA BIOTHERAPEUTICS, INC., a Delaware corporation By:/s/ Isaac Ciechanover Name: Issac Ciechanover Its: CEO

LANDLORD:

THOUSAND OAKS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company

By:SRG Thousand Oaks, L.P.,
a Delaware limited partnership
Its:  Managing Member

By:SRG Investors, LLC,
a Delaware limited liability company
Its:  General Partner

By:/s/ Steven K. Kedde
Name: Steven K. Kedde
Its: Vice President

./ -///	-27-

EXHIBIT A

DEPICTION OF PREMISES AND PREMISES LAND
(INCLUDING INITIAL PARKING SPACES)

BUILDING 7
93,028 S.F.
OVERALL SITE PLAN
A

SITE PLAN KEYNOTES

SITE PLAN GENERAL NOTES

SITE LEGEND

HPA
architecture

Developer

Project

CONEJO
SPECTRUM

7

Consultants

7-A1.1

./ -///	-1-

EXHIBIT B

INTENTIONALLY DELETED

./ -///	EXHIBIT B -1-

EXHIBIT C

LANDLORD'S WORK LETTER

1.LANDLORD'S WORK.  Landlord shall construct and, except as provided in this Landlord's Work Letter to the contrary, pay for the entire cost of constructing the tenant improvements described by (i) the plans and specifications identified in Schedule "1" attached hereto (such work being the "Building Improvements"), and (ii) the plans and specifications identified in Schedule "2" attached hereto (such work being the "Shell Modifications"), all using Project-standard materials, finishes and specifications selected by Landlord, except as set forth in Schedule "1" and/or Schedule "2".  The plans and specifications identified in Schedule "1" and Schedule "2" attached hereto are collectively referred to herein as the "Plans."  The Building Improvements and the Shell Modifications are collectively referred to herein as "Landlord's Work."  Tenant may not request changes to the Plans.

2.PAYMENT FOR SHELL MODIFICATIONS.  Notwithstanding anything in this Landlord's Work Letter to the contrary, Tenant shall be responsible for all costs and expenses related to the design, permitting and construction of the Shell Modifications, including, without limitation, a construction supervision and management fee payable to Landlord in an amount not to exceed four percent (4%) (the “Construction Management Fee”) of such total costs and expenses of the Shell Modifications (collectively, the "Shell Modification Costs").  Notwithstanding anything herein to the contrary, the Construction Management Fee shall only be based off of the Shell Modifications being constructed by Landlord and in no event shall Landlord have any right to any construction management or oversight fee for, and in no event shall the Construction Management Fee be calculated from the cost of, any portion of the Tenant’s Work or any other work constructed by Tenant.  Concurrently with Tenant's execution of the Lease, Tenant shall deliver to Landlord a portion of the Shell Modifications Costs in the amount of fifty percent (50%) of the estimated Shell Modification Costs (the "Initial Shell Modification Payment").  Thereafter, Tenant shall pay the remaining portion(s) of the Shell Modification Costs either to Landlord or directly to Landlord's contractor (at Landlord's election) in six (6) equal installments payable monthly on the first (1st) day of the month, commencing on the first (1st) day of the first (1st) full calendar month after the date of this Lease; provided, however, that in any event, Tenant shall pay to Landlord the entire balance of the Shell Modification Costs in full at the time the sixth (6th) installment is due and payable.

3.CONSTRUCTION OF LANDLORD'S WORK.  Upon Tenant's payment to Landlord of the Initial Shell Modification Payment and the total amount of the cost of any changes to the Plans for the Building Improvements, if any, as set forth above, Landlord's contractor shall commence and diligently proceed with the construction of Landlord's Work, subject to Tenant Delays and Force Majeure Delays (as defined in Paragraph 5 below).  With respect to the Shell Modifications, Landlord shall engage Landlord's contractor pursuant to a guaranteed maximum price contract in a form reasonably and mutually acceptable to Landlord and Tenant.  Attached hereto as Schedule "4" is a construction schedule letter setting forth the projected completion dates for Landlord's Work and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of Landlord's Work modify such schedule, subject to Tenant's approval (not to be unreasonably withheld), and nothing herein shall limit the modification of such schedule to account for Tenant Delays or Force Majeure Delays.

4.COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.

(a)Commencement Date.  The Term of the Lease shall commence on the date (the "Commencement Date") which is the date Landlord's Work has been "substantially completed" (as defined below); provided, however, that if substantial completion of Landlord's Work is delayed as a result of any Tenant Delays, then the date of substantial completion as would otherwise have been established pursuant to this sentence shall be accelerated by the number of days of such Tenant Delays.  Notwithstanding the foregoing, if Tenant moves into the Premises to commence operation of its business in all or any portion of the Premises prior to the Commencement Date as determined above, the Commencement Date shall be deemed to be the date Tenant moves into the Premises to commence operation of its business in all or any portion of the Premises.

(b)Substantial Completion; Punch-List.  Landlord's Work shall be deemed to be "substantially completed" when Landlord: (i) is able to provide Tenant reasonable access to the Premises; (ii) has substantially completed Landlord's Work in accordance with the Plans, as evidenced by a written certification by Landlord’s architect, other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; and (iii) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises.  Within ten (10) days after such substantial completion, Tenant shall conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord shall thereafter diligently complete; provided, however, that Tenant shall be responsible, at Tenant's sole cost and expense, for the remediation of any items on the punch-list caused by Tenant's acts or omissions.  Upon completion of Landlord's Work, Landlord shall use commercially reasonable efforts to assign to Tenant, to the extent assignable and on a non-exclusive basis, all warranties received by Landlord in connection with Landlord's Work.

(c)Anticipated Substantial Completion Date.  The parties estimate that Landlord's Work will be substantially completed on or around the date that is one hundred seventy (170) days after the date that is the later of (i) the date that Landlord receives the permits necessary to commence Landlord's Work, and (ii) the date that Landlord receives the Initial Shell Modification Payment (such estimated date being the "Anticipated Substantial Completion Date").  Landlord shall use its commercially reasonable efforts to cause Landlord's Work to be substantially completed on or before the Anticipated Substantial Completion Date, subject to Tenant Delays and Force Majeure Delays. Tenant agrees that if Landlord's Work is not substantially completed on or prior to the Anticipated Substantial Completion

./ -///	EXHIBIT C -1-

Date, the Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as expressly set forth in Subparagraph 4(d) below.

(d)Outside Substantial Completion Date.  Notwithstanding anything in the Lease or this Landlord's Work Letter to the contrary, if Landlord's Work is not substantially completed on or before the date that is eighteen (18) months after the date that is the later of (i) the date that Landlord receives the permits necessary to commence Landlord's Work, and (ii) the date that Landlord receives the Initial Shell Modification Payment (as such outside date shall be extended for any Tenant Delays and Force Majeure Delays, the "Outside Substantial Completion Date"), then as Tenant's sole and exclusive remedy therefor, Tenant shall have the right to terminate the Lease by delivering written notice to Landlord on or before the date that is ten (10) days after the Outside Substantial Completion Date (and such termination shall be effective as of the date that is thirty (30) days after Landlord's receipt of such notice); provided, however, that if Landlord's Work is substantially complete prior to the effective date of such termination, Tenant's election to terminate shall be deemed void and the Lease shall remain in full force and effect.  For the avoidance of doubt, nothing herein shall limit the rights of Tenant set forth in Subparagraph 4(c) of the Lease in the event that the Landlord's Early Entry Work is not substantially completed on or before the Outside Early Entry Date.

5.TENANT DELAYS.  "Tenant Delays" shall mean any delay resulting from any or all of the following:  (a) Tenant's failure to timely perform any of its obligations pursuant to this Landlord's Work Letter, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to any schedule delivered by Landlord to Tenant pursuant to this Landlord's Work Letter; (b) Tenant's changes to the Plans; (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (d) any delay of Tenant in making payment to Landlord for the Shell Modifications or for Tenant's share of any costs in excess of the cost of Landlord's Work as described in the Plans; (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant; (f) any early entry by Tenant pursuant to Subparagraph 4(c) of the Lease; or (g) any failure by Tenant to obtain any permits or approvals for Tenant's proposed use and occupancy of the Premises as contemplated in the Plans (excluding any building permits or approvals for Landlord's Work).  If Landlord contends that a Tenant Delay has occurred, Landlord shall notify Tenant in writing (the “Tenant Delay Notice”) of the event which constitutes such Tenant Delay.  In connection with any Tenant Delay, if such actions, inaction or circumstance described in the Tenant Delay Notice are not cured by Tenant within two (2) business days of Tenant's receipt of the Tenant Delay Notice and if such action, inaction or circumstance otherwise qualify as a Tenant Delay, then a Tenant Delay shall be deemed to have occurred commencing as of the date that is three (3) business days following Tenant's receipt of the Tenant Delay Notice and ending as of the date such Tenant Delay ends.

6.FORCE MAJEURE DELAYS.  "Force Majeure Delays" shall mean any actual delay beyond the reasonable control of Landlord, which is not a Tenant Delay and which is caused by any of the causes described in Paragraph 28 of the Lease.

7.CONSTRUCTION REPRESENTATIVES.  Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Landlord's Work Letter:  Steve Fedde.

Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Landlord's Work Letter:  Jeff Masten.

All communications with respect to the matters covered by this Landlord's Work Letter are to made be to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease.  Either party may change its representative under this Landlord's Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

./ -///	EXHIBIT C -2-

SCHEDULE 1

PLANS AND SPECIFICATIONS FOR BUILDING IMPROVEMENTS

BUILDING 7 SHELL DRAWINGS LIST			
CONEJO SPECTRUM			
2430 CONEJO SPECTRUM STREET			
THOUSAND OAKS, CA 91320			
Sheet #	**Title**	**Prepared by**	**Date**
ARCHITECTURAL			
7-A0.1	Title Sheet	HPA, Inc.	12/14/2016
A0.2	General Notes	HPA, Inc.	6/23/2016
A0.4.1	Conditions of Approval	HPA, Inc.	6/23/2016
A0.4.2	Conditions of Approval	HPA, Inc.	6/23/2016
A0.4.3	Conditions of Approval	HPA, Inc.	6/23/2016
A0.5.1	Security Provisions	HPA, Inc.	6/23/2016
A0.5.2	Security Provisions	HPA, Inc.	6/23/2016
A0.5.3	Security Provisions	HPA, Inc.	6/23/2016
A0.8.1	Cal Green Check List	HPA, Inc.	6/23/2016
A0.8.2	Cal Green Check List	HPA, Inc.	6/23/2016
A1.0	Master Site Plan	HPA, Inc.	6/23/2016
7-A1.1	Overall Site Plan	HPA, Inc.	6/23/2016
7-A1.2	Enlarged Site Plan	HPA, Inc.	6/23/2016
7-A2.1	Overall Floor Plan	HPA, Inc.	6/23/2016
7-A2.2	Enlarged Floor Plan	HPA, Inc.	6/23/2016
7-A2.10	Overall Roof Plan	HPA, Inc.	6/23/2016
7-A3.1	Elevations	HPA, Inc.	6/23/2016
A4.1	Wall Sections	HPA, Inc.	6/23/2016
A4.2	Wall Sections	HPA, Inc.	6/23/2016
A4.3	Wall Sections	HPA, Inc.	6/23/2016
A4.4	Wall Sections	HPA, Inc.	6/23/2016
A4.5	Wall Sections	HPA, Inc.	6/23/2016
A5.1	Door Schedule	HPA, Inc.	6/23/2016
A5.2	Finishes Schedule	HPA, Inc.	6/23/2016
A6.1	Stair Details	HPA, Inc.	6/23/2016
AD.1	Details	HPA, Inc.	6/23/2016
AD.2	Details	HPA, Inc.	6/23/2016
AD.3	Details	HPA, Inc.	6/23/2016
AD.4	Details	HPA, Inc.	6/23/2016
AD.5	Details	HPA, Inc.	6/23/2016
AD.6	Details	HPA, Inc.	6/23/2016
AD.7	Details	HPA, Inc.	6/23/2016
AD.8	Details	HPA, Inc.	6/23/2016
AD.9	Details	HPA, Inc.	6/23/2016
AD.10	Details	HPA, Inc.	6/23/2016
STRUCTURAL			
7-S1.1	Foundation Plan	HSA & Associates, Inc.	6/6/2016
7-S1.2	Mezzanine Framing Plan	HSA & Associates, Inc.	6/6/2016
7-S2.1	Roof Framing Plan	HSA & Associates, Inc.	6/6/2016
7-S3.1	Roof Nailing Diagram, Girder & Bar Joist Schedule	HSA & Associates, Inc.	6/6/2016
7-S4.1	Panel Elevations	HSA & Associates, Inc.	6/6/2016
7-S4.2	Panel Elevations	HSA & Associates, Inc.	6/6/2016
7-S4.3	Panel Elevations	HSA & Associates, Inc.	6/6/2016
SD-0.0	General Notes	HSA & Associates, Inc.	6/6/2016
SD-0.1	General Notes	HSA & Associates, Inc.	6/6/2016
SD-1	Foundation Details	HSA & Associates, Inc.	6/6/2016
SD-2	Panel to Footing Details	HSA & Associates, Inc.	6/6/2016
SD-3	Panel Details	HSA & Associates, Inc.	6/6/2016
SD-4	Roof Framing Details	HSA & Associates, Inc.	6/6/2016
SD-5	Roof Framing Details	HSA & Associates, Inc.	6/6/2016

./ -///	TO EXHIBIT C -1-

SD-6	Roof Framing Details	HSA & Associates, Inc.	6/6/2016
SD-7	Miscellaneous Details	HSA & Associates, Inc.	6/6/2016
SD-8	Miscellaneous Details	HSA & Associates, Inc.	6/6/2016
SD-9	Typical Floor Framing Details	HSA & Associates, Inc.	6/6/2016
SD-10	Wood Framing Details	HSA & Associates, Inc.	6/6/2016
SD-11	Wood Stair Plans and Details	HSA & Associates, Inc.	6/6/2016
SD-12	Steel Stair Plans and Details	HSA & Associates, Inc.	6/6/2016
SD-13	Trash Enclosure Plan and Panel Elevations	HSA & Associates, Inc.	6/6/2016
SD-14	Canopy Plan and Details	HSA & Associates, Inc.	6/6/2016
MECHANICAL			
7-M1	HVAC Notes, Legend, Schedules	Air Control Systems	7/12/2016
7-M2.1	HVAC Floor Plan	Air Control Systems	7/12/2016
7-M2.2	HVAC Enlarged Floor Plans	Air Control Systems	7/12/2016
7-M3	HVAC Details	Air Control Systems	7/12/2016
7-EC1	Energy Compliance Forms	Air Control Systems	7/12/2016
7-EC2	Energy Compliance Forms	Air Control Systems	7/12/2016
PLUMBING			
7-P-1	Plumbing Specifications & Calculations	American Contractors, Inc.	7/18/2016
7-P-2	Site Plan	American Contractors, Inc.	7/18/2016
7-P-3	Roof Plan	American Contractors, Inc.	7/18/2016
7-P-4	Overall Floor Plan	American Contractors, Inc.	7/18/2016
7-P-5	Enlarged 1st Floor Plan	American Contractors, Inc.	7/18/2016
7-P-6	Mezzanine Floor Plans	American Contractors, Inc.	7/18/2016
7-P-7	Sanitary Waste and Vent Isometric	American Contractors, Inc.	7/18/2016
7-P-8	Domestic Hot and Cold Water Isometric	American Contractors, Inc.	7/18/2016
7-P-9	Condensate Plan	American Contractors, Inc.	7/18/2016
ELECTRICAL			
E0.0	Overall Electrical Title Sheet	Southern Power Inc.	7/15/2016
7-E1.1	Electrical Site Plan	Southern Power Inc.	6/23/2016
7-E2.1	Overall Electrical Floor Plan	Southern Power Inc.	6/23/2016
7-E2.1A	Overall Lighting Control Plan	Southern Power Inc.	6/23/2016
7-E2.2	Enlarged Power Plans	Southern Power Inc.	6/23/2016
7-E2.3	Enlarged Lighting Plans	Southern Power Inc.	6/23/2016
7-E3.1	Single Line Diagram and Panel Schedules	Southern Power Inc.	6/23/2016
7-E4.1	Title 24 - Indoor Energy Compliance Forms	Southern Power Inc.	6/23/2016
7-E4.2	Title 24 - Indoor Energy Compliance Forms	Southern Power Inc.	6/23/2016
7-E4.3	Bldg. 7 Title 24 - Outdoor Energy Compliance Forms	Southern Power Inc.	6/23/2016

./ -///	TO EXHIBIT C -2-

SCHEDULE 2

PLANS AND SPECIFICATIONS FOR SHELL MODIFICATIONS

ATARA SHELL UPGRADES & MEZZANINE DRAWINGS LIST			
CONEJO SPECTRUM - BUILDING 7			
2430 CONEJO SPECTRUM STREET			
THOUSAND OAKS, CA 91320			
Sheet #	**Title**	**Prepared by**	**Date**
ARCHITECTURAL			
7-A0.1	Title Sheet	HPA, Inc.	1/23/2017
A0.2	General Notes	HPA, Inc.	1/23/2017
A0.4.1	Conditions of Approval	HPA, Inc.	1/23/2017
A0.4.2	Conditions of Approval	HPA, Inc.	1/23/2017
A0.4.3	Conditions of Approval	HPA, Inc.	1/23/2017
A0.5.1	Security Provisions	HPA, Inc.	1/23/2017
A0.5.2	Security Provisions	HPA, Inc.	1/23/2017
A0.5.3	Security Provisions	HPA, Inc.	1/23/2017
A0.8.1	Cal Green Check List	HPA, Inc.	1/23/2017
A0.8.2	Cal Green Check List	HPA, Inc.	1/23/2017
7-A1.1	Overall Site Plan	HPA, Inc.	1/23/2017
7-A1.2	Enlarged Site Plan	HPA, Inc.	1/23/2017
7-A2.1	Overall Floor Plan	HPA, Inc.	1/23/2017
7-A2.2	Enlarged Floor Plan	HPA, Inc.	1/23/2017
7-A2.10	Overall Roof Plan	HPA, Inc.	1/23/2017
7-A3.1	Elevations	HPA, Inc.	1/23/2017
7-A4.1	Wall Sections	HPA, Inc.	1/23/2017
7-A4.2	Wall Sections	HPA, Inc.	1/23/2017
7-A4.3	Wall Sections	HPA, Inc.	1/23/2017
A4.4	Wall Sections	HPA, Inc.	1/23/2017
7-A4.5	Section	HPA, Inc.	1/23/2017
A5.1	Floor Plan	HPA, Inc.	1/23/2017
A6.1	Interior Stairs	HPA, Inc.	1/23/2017
AD.1	Details	HPA, Inc.	1/23/2017
AD.2	Details	HPA, Inc.	1/23/2017
AD.3	Details	HPA, Inc.	1/23/2017
AD.4	Details	HPA, Inc.	1/23/2017
AD.5	Details	HPA, Inc.	1/23/2017
AD.6	Details	HPA, Inc.	1/23/2017
AD.7	Details	HPA, Inc.	1/23/2017
AD.8	Details	HPA, Inc.	1/23/2017
AD.9	Details	HPA, Inc.	1/23/2017
AD.10	Details	HPA, Inc.	1/23/2017
STRUCTURAL			
7-S1.1	Foundation Plan	HSA & Associates, Inc.	1/23/2017
7-S1.2	Mezzanine Framing Plan	HSA & Associates, Inc.	1/23/2017
7-S2.1	Roof Framing Plan	HSA & Associates, Inc.	1/23/2017
7-S3.1	Roof Nailing Diagram, Girder & Bar Joist Schedule	HSA & Associates, Inc.	1/23/2017
7-S4.1	Panel Elevations	HSA & Associates, Inc.	1/23/2017
7-S4.2	Panel Elevations	HSA & Associates, Inc.	1/23/2017
7-S4.3	Panel Elevations	HSA & Associates, Inc.	1/23/2017
SD-0.0	General Notes	HSA & Associates, Inc.	1/23/2017
SD-0.1	General Notes	HSA & Associates, Inc.	1/23/2017
SD-1	Foundation Details	HSA & Associates, Inc.	1/23/2017
SD-2	Panel to Footing Details	HSA & Associates, Inc.	1/23/2017
SD-3	Panel Details	HSA & Associates, Inc.	1/23/2017
SD-4	Roof Framing Details	HSA & Associates, Inc.	1/23/2017
SD-5.0	Roof Framing Details	HSA & Associates, Inc.	1/23/2017
SD-5.1	Braced Frame Elevations	HSA & Associates, Inc.	1/23/2017
SD-5.1A	Braced Frame Details	HSA & Associates, Inc.	1/23/2017

./ -///	TO EXHIBIT C -1-

SD-5.2A	Braced Frame Details	HSA & Associates, Inc.	1/23/2017
SD-6	Roof Framing Details	HSA & Associates, Inc.	1/23/2017
SD-7	Miscellaneous Details	HSA & Associates, Inc.	1/23/2017
SD-8	Miscellaneous Details	HSA & Associates, Inc.	1/23/2017
SD-9	Typical Floor Framing Details	HSA & Associates, Inc.	1/23/2017
SD-10	Wood Framing Details	HSA & Associates, Inc.	1/23/2017
SD-11	Miscellaneous Details	HSA & Associates, Inc.	1/23/2017
SD-12	Canopy Plan & Details	HSA & Associates, Inc.	1/23/2017
SD-13	Trash Enclosure Plan and Panel Elevations	HSA & Associates, Inc.	1/23/2017
SD-14	Steel Stair Plans and Details	HSA & Associates, Inc.	1/23/2017
MECHANICAL			
7-M1	HVAC Notes, Legend, Schedules	Air Control Systems	12/14/2016
PLUMBING			
7-P-1	Plumbing Specifications & Calculations	American Contractors, Inc.	12/14/2016
7-P-2	Site Plan	American Contractors, Inc.	12/14/2016
7-P-3	Roof Plan	American Contractors, Inc.	12/14/2016
ELECTRICAL			
E0.0	Overall Electrical Title Sheet	Southern Power Inc.	12/14/2016
7-E1.1	Bldg. 7 Electrical Site Plan	Southern Power Inc.	12/14/2016
7-E2.1	Bldg. 7 Overall Electrical Floor Plan	Southern Power Inc.	12/14/2016
7-E3.1	Bldg. 7 Single Line Diagram & Panel Schedules	Southern Power Inc.	12/14/2016
7-E4.3	Bldg. 7 Title 24 - Outdoor Energy Compliance Forms	Southern Power Inc.	12/14/2016
FIRE PROTECTION			
FP1.0	Fire Sprinkler Underground Plan	General Underground Fire Protection, Inc.	12/14/2016
FP2.0	Fire Protection Plan	General Underground Fire Protection, Inc.	12/14/2016
FP3.0	Under Mezzanine Piping Plan	General Underground Fire Protection, Inc.	12/14/2016

./ -///	TO EXHIBIT C -2-

SCHEDULE 3

INTENTIONALLY DELETED

./ -///	TO EXHIBIT C -1-

SCHEDULE 4

CONSTRUCTION SCHEDULE FOR LANDLORD'S WORK

OLTMANS CONSTRUCTION COMPANY

Conejo Spectrum
BUILDING 7 SHELL Only

Construction Schedule

ID	Task Name	Duration	Start	Finish	Predecessors
1	**BUILDINGS 1 thru 9**	**152 days**	**Mon 1/23/17**	**Tue 8/22/17**	
2	**BUILDING #7- 136,500 SF**	**152 days**	**Mon 1/23/17**	**Tue 8/22/17**	
3	Mobilize (Grading Permit Pulled)	5 days	Mon 1/23/17	Fri 1/27/17	
4	**BUILDING SHELL**	**152 days**	**Mon 1/23/17**	**Tue 8/22/17**	
5	Survey	6 days	Mon 1/23/17	Mon 1/30/17	3SS
6	Grading & Pad Preparation	25 days	Tue 1/31/17	Mon 2/20/17	5
7	Pad Certification	5 days	Tue 2/21/17	Mon 2/27/17	6
8	**Receive Building Permit**	0 days	Mon 2/27/17	Mon 2/27/17	7
9	Survey	1 day	Mon 2/27/17	Mon 2/27/17	8FF
10	Interior Foundations	5 days	Tue 2/28/17	Mon 3/6/17	9
11	Install Underslab Utilities	5 days	Tue 2/28/17	Mon 3/6/17	9
12	Slab On Grade	5 days	Tue 3/7/17	Mon 3/13/17	10,11
13	Form & Pour Building Panels	20 days	Thu 3/16/17	Wed 4/12/17	12SS+7 days
14	Perimeter Foundations	10 days	Thu 3/30/17	Wed 4/12/17	13FF
15	Raise Building Panels	5 days	Thu 4/13/17	Wed 4/19/17	13,14
16	Panel Welding	3 days	Thu 4/20/17	Mon 4/24/17	15
17	Structural Columns and Beams	5 days	Thu 4/20/17	Wed 4/26/17	15
18	Exterior Canopy Framing	2 days	Thu 5/18/17	Fri 5/19/17	17,27
19	Panelized Roof Structure	12 days	Thu 4/27/17	Fri 5/12/17	17
20	Built Up Roofing	14 days	Thu 5/11/17	Tue 5/30/17	19FF-2 days
21	Pour Exterior Exit Stairs	5 days	Thu 4/20/17	Wed 4/26/17	15
22	Remove Braces	2 days	Mon 5/15/17	Tue 5/16/17	19
23	Mezzanine Construction	25 days	Thu 6/1/17	Wed 7/5/17	22,20SS+10 days
24	Overhead Fire Sprinklers	20 days	Thu 5/18/17	Wed 6/14/17	19,20SS+5 days
25	Start Mechanical Platform Foundations (Tenant Scope)	0 days	Wed 6/14/17	Wed 6/14/17	24,32
26	Overhead Electrical and Warehouse Lighting	10 days	Tue 5/23/17	Mon 6/5/17	24SS+3 days
27	Sack & Patch	20 days	Thu 4/20/17	Wed 5/17/17	15
28	Panel Joint Caulking	10 days	Mon 5/8/17	Fri 5/19/17	20SS-3 days
29	Paint Interior Warehouse Walls & Columns	4 days	Wed 5/31/17	Mon 6/5/17	20
30	Exterior Painting	20 days	Wed 5/31/17	Tue 6/27/17	28FS+7 days
31	Install Bollards	3 days	Wed 5/17/17	Fri 5/19/17	22
32	Complete Pour Strip	10 days	Mon 5/22/17	Fri 6/2/17	22,31
33	Install Overhead Doors	18 days	Tue 6/6/17	Thu 6/29/17	29,32
34	Install Man Doors	3 days	Mon 6/5/17	Wed 6/7/17	32
35	Skylights	4 days	Wed 5/31/17	Mon 6/5/17	20
36	Storefront Framing & Glazing	25 days	Mon 6/5/17	Fri 7/7/17	32
37	Building is Water tight	0 days	Fri 7/7/17	Fri 7/7/17	36,35,34,33
38	Metal Stud Framing at Interior and Exterior Canopy	10 days	Mon 6/5/17	Fri 6/16/17	18,32
39	Drywall at Electrical Room	8 days	Mon 6/19/17	Wed 6/28/17	38
40	Install Switchgear	5 days	Thu 6/29/17	Wed 7/5/17	39
41	Standing Seam Metal Roofing	5 days	Mon 6/19/17	Fri 6/23/17	38
42	Clean & Seal Floor Slab	8 days	Mon 7/10/17	Wed 7/19/17	33,36
43	Energize Building Electrical System	2 days	Thu 7/20/17	Fri 7/21/17	40FS+10 days,53
44	Final Inspections	5 days	Wed 8/2/17	Tue 8/8/17	36,43,68
45	Shell Substantial Completion	0 days	Tue 8/8/17	Tue 8/8/17	24,26,42,43,44
46	Punch List	10 days	Wed 8/9/17	Tue 8/22/17	41,42,43,45
47	**SITEWORK**	**121 days**	**Tue 2/28/17**	**Tue 8/15/17**	
48	Sewer Main	3 days	Tue 2/28/17	Thu 3/2/17	9
49	Retaining Wall	25 days	Tue 2/28/17	Mon 4/3/17	9
50	Storm Drain	20 days	Tue 3/28/17	Mon 4/24/17	48,49SS+20 days
51	Underground Fire	10 days	Tue 4/25/17	Mon 5/8/17	48,50
52	Water Service	3 days	Tue 5/9/17	Thu 5/11/17	51
53	Electrical Service	10 days	Tue 6/20/17	Mon 7/3/17	52FS+30 days
54	Survey For Curb &Gutters	2 days	Fri 5/12/17	Mon 5/15/17	15,48,50,51,52
55	Grading For Curb & Gutters	4 days	Tue 5/16/17	Fri 5/19/17	54
56	Curb & Gutters	7 days	Mon 5/22/17	Tue 5/30/17	55
57	Site Lighting Pole Foundations	5 days	Wed 5/31/17	Tue 6/6/17	56
58	Install Site Lighting	2 days	Wed 6/21/17	Thu 6/22/17	57FS+10 days
59	Irrigation Sleeves	3 days	Wed 5/31/17	Fri 6/2/17	56
60	Back Fill Curbs & Grade For Paving	7 days	Mon 6/5/17	Tue 6/13/17	56,59
61	Trash Enclosure Slabs	3 days	Mon 5/22/17	Wed 5/24/17	15,55
62	Concrete Loading Dock Paving	7 days	Mon 5/22/17	Tue 5/30/17	15,55
63	Asphalt Paving	6 days	Wed 6/14/17	Wed 6/21/17	60,62
64	Gates & Fencing	7 days	Thu 6/22/17	Fri 6/30/17	62,63
65	Trash Enclosure Canopy Framing, Decking & Gates	5 days	Thu 4/27/17	Wed 5/3/17	17
66	Standing Seam Metal Roofing at Trash Enclosures	2 days	Thu 5/11/17	Fri 5/12/17	65FS+5 days
67	Landscaping & Irrigation	25 days	Thu 6/22/17	Wed 7/26/17	63
68	Striping & Signage	4 days	Thu 7/27/17	Tue 8/1/17	67
69	Sitework Substantial Completion	0 days	Tue 8/1/17	Tue 8/1/17	68
70	Punch List	10 days	Wed 8/2/17	Tue 8/15/17	69

Thu 1/19/17

Page 1

./ -///	TO EXHIBIT C -1-

EXHIBIT D

NOTICE OF LEASE TERM DATES

To:	Date:
Re:

Lease dated _________________, 20__, by and between _________________________, a __________________ ("Landlord") and ________________________________ ("Tenant"), concerning the premises known as _______________________________________ ("Premises").

Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1.	That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction.
2.

That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease the Term of the Lease shall commence as of ________________________ for a term of __________, ending on _________.

3.	That in accordance with the subject Lease, rent commenced to accrue on ___________________.
4.

If the Rent Commencement Date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5.	Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Tenant's rent checks should be made payable to ___________ at __________________.

AGREED AND ACCEPTED

TENANT:	[TENANT NAME], [type of Tenant business entity]
By:	Print Name: Its:
LANDLORD:	[LANDLORD NAME], [type of Landlord business entity]
By:	Print Name: Its:
By:	Print Name: Its:

SAMPLE ONLY

(Not For Execution)

./ -///	-1-

EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

The undersigned, i.e., _______________________, a ______________________ ("Tenant"), hereby certifies to ___________________, a _________________, and Landlord (defined below), as follows:

1.

Attached hereto is a true, correct and complete copy of that certain lease dated _______________, 20__, between _________________________, a ___________________ ("Landlord") Landlord and Tenant (the "Lease"), which demised premises located ________________________________ (the "Premises").

The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.	The Term of the Lease commenced on ________________________, 20__.
3.	The Term of the Lease shall expire on ____________________, 20__.
4.	The Lease has: (initial one)

(_________) not been amended, modified, supplemented, extended, renewed or assigned.

(_________) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: ___________________________________
_____________________________________________________________________________________.

5.	Tenant has accepted and is now in possession of the Premises.
6.

Tenant and Landlord acknowledge that the Lease will be assigned to ________________ ________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ______________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7.	The amount of fixed monthly rent is $_____________.
8.	The amount of security deposits (if any) is $_____________. No other security deposits have been made.
9.

Tenant is paying the full lease rental which has been paid in full as of the date hereof.  No rent or other charges under the Lease have been paid more than thirty (30) days in advance of its due date, except as follows: _________________.

10.	All work required to be performed by Landlord under the Lease has been completed, except as follows: ___________.
11.

To Tenant’s current, actual knowledge, there are no defaults on the part of the Landlord or Tenant under the Lease that have not been cured following written notice and the expiration of applicable cure periods, except as follows: ______________.

12.	Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.
13.	Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.
14.

Except as set forth in the Lease, Tenant has no right or option to purchase the Premises or the Building, to relocate within the project of which the Building is a part, if applicable, or to terminate the Lease.

15.	All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that ______________ is about to fund a loan to Landlord or ________________ is about to purchase the project (or part thereof) from Landlord and that _________________ is relying upon the representations herein made in funding such loan or in purchasing the project (or part thereof).

./ -///	-1-

IN WITNESS THEREOF, this certificate has been executed and delivered by the authorized officers of the undersigned as of ______________, 20__.

[TENANT NAME],
[type of Tenant business entity]

By:	(Typed Name) Its: (Title)

SAMPLE ONLY

(Not for Execution)

./ -///	-2-

EXHIBIT F

RULES AND REGULATIONS

1.Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Building or Premises without the prior written consent of landlord, which consent Landlord may withhold in its sole and absolute discretion.  Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2.If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use.  Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.Except to the extent required in order for Tenant to comply with its obligations under this Lease, no tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Building.  Tenant agrees that it shall not hold parties or other social events on the roof of the Building.

4.The directory of the Building or project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names there from.

5.Intentionally Deleted.

6.Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors of the Building.

7.If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with Landlord's reasonable instructions in their installation.

8.Intentionally Deleted.

9.Tenant shall not place a load upon any floor the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building.  Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense.

10.Intentionally Deleted.

11.Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord or installed by Tenant and approved by Landlord in accordance with the terms of the Lease.

12.Intentionally Deleted.

13.Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14.Intentionally Deleted.

15.Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises.

16.Intentionally Deleted.

17.The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises.  Tenant shall not make any room-to-room solicitation of business from other tenants in the project.  Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

19.Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the Building or project.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

20.Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises.  Tenant shall repair any damage resulting from noncompliance with this rule.

21.Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord, which shall not be unreasonably conditions, withheld or delayed.

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22.Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the project are prohibited, and Tenant shall cooperate to prevent such activities.

23.Landlord reserves the right to exclude or expel from the project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.The Premises shall not be used for the storage of merchandise held for sale to the general public, nor shall the Premises be used for any improper, immoral or objectionable purpose.  No cooking shall be done or permitted on the Premises without Landlord's consent, except the use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26.Tenant shall not bring any other vehicles of any kind into the Building.

27.Without the written consent to Landlord, Tenant shall not use the name of the Building or project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30.To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of any common areas for the mutual benefit of the tenants in the Project, Landlord may do so subject to non-discriminatory additional Rules and Regulations.

31.Tenant's requirements will be attended to only upon appropriate application to the project management office by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32.Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations against any or all of the tenants of the project.

33.These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.  In the event there is a conflict between the Lease and these Rules and Regulations, then the terms of the Lease shall prevail and control.

34.Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time to be needed for safety and security, for care and cleanliness of the project and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

35.Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

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EXHIBIT G

INTENTIONALLY DELETED

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EXHIBIT H

HAZARDOUS MATERIALS ADDENDUM

The following provisions are an integral part of, and are incorporated by reference into, the Lease to which this Exhibit H is attached:

1.Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of on, in, under or about the Premises and/or any portion of the Premises Land by Tenant, its agents, employees, contractors, sublessees or invitees (collectively referred to together with Tenant as "Tenant Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion, except as set forth below.  Landlord, in its sole and absolute discretion, may consent to Tenant's generation, storage or use of Hazardous Materials on or in the Premises and/or the Premises Land, except as set forth below. Landlord acknowledges that it has received a copy of Hazardous Materials Questionnaire (as defined below) from Tenant, a copy of which is attached hereto as Exhibit I-2 (the "Initial Hazardous Materials Questionnaire") setting forth the Hazardous Materials that Tenant initially plans to bring upon, store and/or use at the Premises and/or Premises Land and that Landlord has approved of all such Hazardous Materials listed therein in the quantities set forth therein, provided that such Hazardous Materials are stored and used as set forth therein, and that Tenant maintains and complies with all required permits, licenses and approvals for such Hazardous Materials.  Further, subject to Landlord's written consent (not to be unreasonably withheld, conditioned or delayed), Tenant may bring upon, store and/or use at the Premises and/or Premises Land any additional Hazardous Materials that are consistent with the types and quantities of Hazardous Materials identified in the Initial Hazardous Materials Questionnaire provided by Tenant or otherwise reasonably necessary for the research, development or production of EBV-CTL or another drug candidate, in either event to the extent reasonably required to conduct Tenant’s business for the permitted use set forth in Subparagraph 1(d) of the Lease, provided that Tenant maintains and complies with all required permits, license and approvals for such Hazardous Materials.  Without limiting anything in this Exhibit H, in no event shall any radioactive Hazardous Materials be disposed of in any drain.  Tenant shall cooperate with Landlord in order to provide such additional information as Landlord may reasonably request with respect to any Hazardous Materials.  In the event Landlord withholds its consent with respect to any Hazardous Materials as set forth above, then Landlord shall provide a written explanation outlining its concerns.  Thereafter Landlord and Tenant shall meet and confer in good faith in order to resolve any such concerns of Landlord.  Notwithstanding any such approval by Landlord, all Hazardous Materials brought upon, stored and/or used at the Premises and/or Premises Land shall be subject to the terms and conditions of this Exhibit H.

2.Upon the expiration or sooner termination of this Lease, Tenant covenants to remove from the Premises and/or the Premises Land, at its sole cost and expense, any and all Hazardous Materials, and/or equipment, fixtures, systems and other tenant improvements used in connection with storing, handling, treating and/or dispensing of such Hazardous Materials, which are brought upon, stored, used, generated or released into the environment or disposed of on, in, under or about the Premises and/or any other portion of the Premises Land by Tenant or any Tenant Parties and to restore such portions of the Premises and/or the Premises Land to substantially the same condition it was in prior thereto (e.g., restore asphalt or concrete surfaces, including, without limitation, cleaning such surfaces and if required to restore the same to an acceptable warehouse and industrial use standard, removing and replacing any stained or contaminated asphalt or concrete surfaces).  Upon the expiration or sooner termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws and to obtain closure letters or appropriate governmental sign-offs from the issuing agency with respect to all such permits if such closure letters or sign-offs are required or customarily obtained and available.  Tenant's failure to satisfy the obligations set forth in this Exhibit H prior to the expiration or earlier termination of this Lease shall constitute a failure to timely surrender the Premises to Landlord, and at Landlord's election, Tenant shall not be deemed to have vacated the Premises until such obligations are satisfied.  Notwithstanding anything herein to the contrary, in no event shall Tenant have any responsibility to remove or remediate any Hazardous Materials that (i) existed prior to the date of this Lease, (ii) migrated from any neighboring property (and such migration was not caused or exacerbated by Tenant or any Tenant Parties), or (ii) which otherwise were stored, discharged, introduced, generated or released by Landlord or any of its agents, employees or contractors (such Hazardous Materials in (i) – (iii) being “Non-Tenant Caused Hazardous Materials”).  If remediation is required by any applicable governmental authority, Landlord, at its sole cost and expense, shall be required to remediate the applicable Non-Tenant Caused Hazardous Materials to the extent required by such governmental authority and Applicable Laws.

3.Notwithstanding anything to the contrary in Paragraph 15 of the Lease, to the fullest extent permitted by law, Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its agents, directors, officers, partners, members, employees, shareholders, representatives and any of their agents, directors, officers, partners, members, employees, shareholders, representatives, Landlord's lender(s) and any owners and operators of the Premises and/or the Premises Land (the "Landlord Indemnities") from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the Premises or the Premises Land, damages for the loss or restriction on use of rentable space or of any amenity of the Premises or any other portion of the Premises Land, and sums paid in settlement of claims, attorneys' fees consultant fees and expert fees) (collectively, "Claims") which arise during or after the Term of this Lease directly or indirectly from the presence of Hazardous Materials on, in, under or about the Premises or any other portion of the Premises Land which is caused or permitted by Tenant or any Tenant Parties.  This indemnification by Tenant of Landlord and Landlord's Indemnities includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Material in, on, under or about the Premises or any other portion of the Premises Land.  Notwithstanding anything to the contrary contained in this Lease, the indemnification and hold harmless obligation set forth in this paragraph

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shall not apply to any Non-Tenant Caused Hazardous Materials.  Tenant shall immediately notify Landlord of any release of Hazardous Materials at the Premises or any other portion of the Premises Land which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities.  As used in this Lease, the term "Hazardous Materials" includes, without limitation, any hazardous or toxic material, substance, irritant, chemical, or waste, including without limitation (A) any material defined, classified, designated, listed or otherwise considered under any environmental law as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "acutely hazardous waste," "radioactive waste," "biohazardous waste," "pollutant," "toxic pollutant," "contaminant," "restricted hazardous waste," "infectious waste," "toxic substance," or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) any material, substance or waste which is toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, any agency of the State of California or any agency of the United States Government, (C) any oil, petroleum, petroleum based products, petroleum additives, and/or derived substances of breakdown product, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls ("PCBs"), and (H) freon and other chlorofluorocarbons, (I) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (J) lead-based paint and (K) solvents.

4.Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises and/or the Premises Land which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant:  reports filed pursuant to any self-reporting requirements, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials.

5.In addition to Tenant's routine reporting obligations described above, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises and/or the Premises Land which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant:  all orders, reports, notices, listings and correspondence (even those which may be considered confidential) pertaining to or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement and/or monitoring of Hazardous Materials whether or not required by any Applicable Laws, including, but not limited to, reports and notices required by or given pursuant to any Applicable Laws, and all orders, decrees, notices of non-compliance, complaints, pleadings and other legal documents issued to or filed against Tenant related to Tenant's generation, use, handling, storage, release or disposal of Hazardous Materials.  In the event of a release of any Hazardous Materials in, on, under or about the Premises or the Premises Land, Tenant shall promptly provide Landlord with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release.

6.Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Questionnaire (the "Hazardous Materials Questionnaire") in the form of Exhibit I-1 attached hereto, and Tenant shall certify to Landlord all information contained in the Hazardous Materials Questionnaire as true and correct to the best of Tenant's knowledge and belief.  The Initial Hazardous Materials Questionnaire is attached hereto as Exhibit I-2.  The completed Hazardous Materials Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein.  On each anniversary of the Commencement Date (each such date is hereinafter referred to as a "Disclosure Date"), until and including the Disclosure Date first occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated or used or disposed of on, in, under or about the Premises and/or the Premises Land for the twelve-month period prior to each Disclosure Date (all of which use shall be subject to Landlord's Consent pursuant to the other provisions of this Lease and Addendum), or after each Disclosure Date with respect to any Hazardous Materials which Tenant intends to store, generate, use or dispose of, on, under or about the Premises and/or the Premises Land.  At Landlord's option, Tenant's disclosure obligations under this Paragraph 6 shall include a requirement that Tenant update, execute and deliver to Landlord the Hazardous Materials Questionnaire, as the same may be reasonably modified by Landlord from time to time.

7.Landlord and Landlord's agents and employees shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises and the Premises Land, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Exhibit H, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel.  If Tenant is not in compliance with any of the provisions of this Exhibit H, Landlord and Landlord's agents and employees shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises and/or the Premises Land and to discharge Tenant's obligations under this Exhibit H at Tenant's expense, notwithstanding any other provision of this Lease.  Landlord and Landlord's agents and employees shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference.  All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of additional rent, on demand by Landlord, together with interest thereon at the Interest Rate from the date of such demand until paid by Tenant.

8.Landlord, at Tenant's sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use, treatment, release or disposal by Tenant or any Tenant Parties of Hazardous

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Materials in, on, under, from or about the Premises or any other portion of the Premises Land.  If the presence of any Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land caused or permitted by Tenant or any Tenant Parties, results in (i) injury to any person, (ii) injury to or any contamination of the Premises and/or the Premises Land or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises or such other portion of the Premises Land, to the condition existing prior to the introduction of such Hazardous Materials to the Premises and/or the Premises Land and to remedy or repair any such injury or contamination.  Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land (i) poses an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and (iii) it is not possible to obtain Landlord's consent before taking such action.

9.Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are in, on, under or about the Premises or any other portion of the Premises Land, and (ii) no Hazardous Materials exist in, on, under or about the Premises or any other portion of the Premises Land other than as specifically identified to Landlord by Tenant in writing.  To ensure performance of Tenant's obligations under this Paragraph 9, Landlord may, at any time within one (1) year of the expiration of the Term, or upon the occurrence of an event of default, by notice to Tenant, require that Tenant promptly commence and diligently prosecute to completion an environmental evaluation of the Premises or any other portion of the Premises Land.  In connection therewith, Landlord may require Tenant, at Tenant's sole cost and expense, to immediately hire an outside consultant satisfactory to Landlord to perform a complete environmental audit of the Premises or any other portion of the Premises Land, an executed copy of which shall be delivered to Landlord within thirty (30) days after Landlord's request therefor.  Notwithstanding anything in this Exhibit H or in the Lease to the contrary, under no circumstances shall Tenant perform or conduct, or allow to be performed or conducted, any invasive testing (e.g., Phase II testing) of the Premises or the Premises Land without Landlord's written consent, which may be withheld by Landlord in its sole and absolute discretion.  If Tenant or the environmental audit discloses the existence of Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises or any other portion of the Premises Land to the condition existing prior to the introduction of such Hazardous Materials.  Upon Landlord's approval of such clean up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan and proceed to clean up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease.

10.The provisions of this Exhibit H shall survive any termination of this Lease.

Landlord's InitialsTenant's Initials

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EXHIBIT I-1

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding your proposed use of hazardous or toxic materials.  Please complete the questionnaire and return it to SARES•REGIS Group® for evaluation.  If your use of materials or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management.

Your cooperation in this matter is appreciated.  If you have any questions do not hesitate to call us for assistance.

I.PROPOSED LESSEE OR TENANT

D.B.A.:

Name (Corporation, Individual, Corporate or Individual D.B.A., or Public Agency)

Standard Industrial Classification Code (SIC)

Street Address

City, State, Zip Code

Contact Person & Title:

Telephone Number: (____) _________________________ Facsimile Number: (______)

II.LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address

City, State, Zip Code

III.DESCRIPTION OF PROPOSED FACILITY USE

Describe proposed use and operation of Premises including principal products or service to be conducted at facility:

Does the operation of your business involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials?  Yes _____  No _____.  If yes, or if your SIC code number is between 2000 to 4000, please complete Section IV.

IV.PERMIT DISCLOSURE

Does the operation of your business require permits, license or plan approval from any of the following agencies?

U.S. Environmental Protection Agency

City or County Sanitation District

State Department of Health Services

U.S. Nuclear Regulatory Commission

Air Quality Management District

Bureau of Alcohol, Firearms and Tobacco

City or County Fire Department

Regional Water Quality Control Board

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Indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer is yes to any of the above questions please complete Sections V and VI.

V.HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored onsite?  Yes _____  No _____.  If yes, please describe the materials or substances to be stored, quantities and proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material	Storage Method	Quantity On A Monthly Basis

Attach additional sheets if necessary.

Is any facility modification required or planned to mitigate the release of toxic or hazardous substance or wastes into the environment?  Yes _____  No _____.  If yes, please describe the proposed facility modifications:

VI.HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business?

Yes _____  No _____.  If yes, please list the hazardous waste which will be generated at the facility, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month

Attach additional sheets if necessary.

If yes, please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

If yes, please also describe the method(s) of disposal for each waste.  Indicate where disposal will take place and method of transportation to be used:

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Is any treatment or processing of hazardous wastes to be conducted onsite?  Yes _____  No _____.  If yes, please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises?

(Please list all agencies)

Have there been any agency enforcement actions regarding the company facilities, or any existing company facilities, or any past, pending or outstanding administrative orders or consent decrees?  Yes _____  No _____.  If yes, have there been any continuing compliance obligations imposed on your company as a result of decrees or orders?  Yes _____  No _____.  If yes, please describe:

Has the company been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries?  Yes _____  No _____.  If yes, please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to the company or any existing facilities pursuant to the citizens suit provisions of any statute?  Yes _____  No _____.  If yes, please describe:

Have there been any previous lawsuits against the company regarding environmental concerns?

Yes _____  No _____.  If yes, please describe how these lawsuits were resolved?

Has an environmental audit ever been conducted at any of your company's existing facilities?  Yes _____  No _____.  If yes, please describe:

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Does your company carry environmental impairment insurance?  Yes _____  No _____.  If yes, what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

Dated	Signature Print Name Title

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EXHIBIT I-2

INITIAL HAZARDOUS MATERIALS QUESTIONNAIRE

[See Attached]

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EXHIBIT J

REFERENCE PROVISION

The following reference provision (this "Reference Provision") is an integral part of, and is incorporated by reference into, the Lease to which this Exhibit J is attached:

a.The parties prefer that any dispute between them be resolved in litigation subject to a jury trial waiver as set forth in Subparagraph 34(n)(i) of the Lease, but that method of dispute resolution is not currently available as a result of the decision of the California Supreme Court in Grafton Partners v. Superior Court, 36 Cal. 4th 944 (2005).  Accordingly, until such time (if at all) as the California legislature enacts a law that would render the jury trial waiver set forth in Subparagraph 34(n)(i) of the Lease valid and enforceable or for any other reason a court of competent jurisdiction determines that the jury trial waiver set forth in Subparagraph 34(n)(i) of the Lease is valid and enforceable, this Reference Provision shall apply to any "Claim" (defined below), suit, action or proceeding commenced prior to such time in lieu of the jury trial waiver set forth in Subparagraph 34(n)(i) of the Lease.

b.Other than a controversy, dispute or claim involving (i) the nonjudicial foreclosure of a lien upon or security interest in real or personal property, (ii) the appointment of a receiver, (iii) the exercise of other provisional remedies (including, without limitation, attachment) prior to the appointment or pending the unavailability of the referee, or (iv) an action for unlawful detainer or forcible detainer (each, an "Excepted Claim") (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a "Claim") among the parties arising out of or relating to the Lease will be resolved by a general reference proceeding in the State of California in accordance with the provisions of Sections 638 to 645.2, inclusive, of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding.  Except as otherwise provided in the Lease, venue for the reference proceeding will be in the Superior Court or Federal District Court in the Counties or District where venue is otherwise appropriate under applicable law (the "Court").

c.The referee shall be a retired judge or justice selected by mutual written agreement of the parties within thirty (30) days after any party to the Lease gives written notice to the other parties that it wishes to resolve a Claim (other than an Excepted Claim) by a reference proceeding as contemplated by this Exhibit J.  If the parties do not timely agree, the referee shall be selected by the presiding judge of the Court (or his or her representative).  A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief were not granted.  The referee shall be appointed to sit with all of the powers provided by law.  Each party shall have one peremptory challenge pursuant to CCP § 170.6.  Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

d.The parties agree that time is of the essence in conducting any reference proceeding.  Accordingly, the referee shall be requested to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.  Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP § 644.

e.The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever.  Unless otherwise ordered, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days' written notice, and all other discovery shall be responded to within fifteen (15) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee, whose decision shall be final and binding.

f.Except as expressly set forth in this Exhibit J, the referee shall determine the manner in which the reference proceeding is conducted, including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript.  The party making such a request shall have the obligation to arrange for and pay the court reporter.  Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

g.The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including motions for summary judgment or summary adjudication.  At the close of the reference proceeding, the referee shall issue a decision which disposes of all claims of the parties that are the subject of the reference.  The referee's decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court.  The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.  The parties also reserve the right to obtain findings of fact, conclusions of law and a written statement of decision as well as the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

./ -///	-1-

h.If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by binding arbitration.  The arbitration will be conducted by a retired judge or justice in accordance with the California Arbitration Act, CCP §§ 1280-1294.2 (as amended from time to time).  The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

i.EACH PARTY RECOGNIZES AND AGREES THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT IT IS IN EFFECT WAIVING ITS RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THE MUTUAL BENEFIT OF ALL PARTIES AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE AMONG THE PARTIES WHICH IN ANY WAY ARISES OUT OF OR IS RELATED TO THE AGREEMENT.

./ -///	-2-

EXHIBIT K

LANDLORD'S EARLY ENTRY WORK

1.Building slab and utilities

2.Building walls

3.Exterior windows and doors

4.Roof

5.Insulation

6.Tenant mezzanine

7.Fire sprinklers

8.Site paving

./ -///	EXHIBIT K -1-

EXHIBIT L

LOCATION(S) OF TENANT IDENTIFICATION SIGN(S)

North Elevation
West Elevation
South Elevation
East Elevation

HPA
architecture
18831 Bardeen Ave. - Ste. #100
Irvine, CA 92612
(949) 863-1770
www.hparchs.com

Colored Elevations - Building 7

Conejo Spectrum

Thousand Oaks, California

SARES·REGIS Group

May 5, 2016 / Job #16022

./ -///	EXHIBIT L -1-

EXHIBIT M

INTENTIONALLY DELETED

./ -///	EXHIBIT M -1-

EXHIBIT N

PLANS FOR TENANT'S WORK

Atara Tenant Improvement Plan Drawing Summary

Phase 1 Drawing Set

SHEET NO.	SHEET NAME	01/23/2017 - ISSUED FOR PERMIT
00 GENERAL
G1-0000	COVER SHEET, BUILDING ANALYSIS, SHEET INDEX, PROJECT INFORMATION	C
G1-0001	ABBREVIATIONS, ADDITIONAL NOTES IF NEEDED	B
G1-0002	SITE PLAN, FUTURE PARKING (ALL WORK PROVIDED UNDER SEPARATE PERMIT)	B
01 ARCHITECTURE
A1-2100	FLOOR PLAN - FIRST FLOOR - PHASE 1	C
A1-2200	FLOOR PLAN - SECOND FLOOR - PHASE 1	A
02 STRUCTURE
S1-0001	STRUCTURAL NOTES & SPECIFICATIONS	C
S1-2001	FOUNDATION PLANS, DETAILS	C
S1-2002	STRUCTURAL FRAMING PLANS, DETAILS	C
S1-6001	BRACE-FRAME ELEVATIONS, DETAILS	C
S1-6002	BRACE-FRAME ELEVATIONS, DETAILS	C
S1-6003	STRUCTURAL DETAILS	C
S1-6004	COMPOSITE DECK DETAILS	C

./ -///	EXHIBIT N -1-

Phase 2 Drawing Set

#	Sheet Name	12/15/2016 - PLAN CHECK SUBMITTAL	02/06/2017 - ISSUED FOR PERMIT/BID
00 GENERAL
G2-0000	COVER SHEET	A	B
G2-0001	DRAWING LIST	A	B
G2-0002	CODE ANALYSIS & PHASING PLANS	A	B
G2-0003	MOUNTING HEIGHTS AND ACCESSIBILITY SCHEDULE	A	B
G2-2100x	GENERAL FIRST FLOOR TRAVEL DISTANCE DIAGRAM - PHASE 2	A	B
G2-2101x	GENERAL FIRST FLOOR EGRESS PLAN - PHASE 2	A	B
G2-2200x	GENERAL SECOND FLOOR TRAVEL DISTANCE DIAGRAM - PHASE 2	A	B
G2-2201x	GENERAL SECOND FLOOR EGRESS PLAN - PHASE 2	A	B
01 ARCHITECTURE
A-0001	ARCHITECTURAL SYMBOLS & ABBREVIATIONS	A	B
A-0002	ARCHITECTURAL WALL TYPE LEGEND	A	B
A2-0003	ARCHITECTURAL GENERAL NOTES	A	B
A2-1000	ARCHITECTURAL SITE PLAN - PHASE 2	A	B
A2-2100	ARCHITECTURAL FIRST FLOOR PLAN - PHASE 2	A	B
A2-2101	ARCHITECTURAL FIRST FLOOR ENLARGED PLAN - AREA 1 - PHASE 2	A	B
A2-2102	ARCHITECTURAL FIRST FLOOR ENLARGED PLAN - AREA 2 - PHASE 2	A	B
A2-2104	ARCHITECTURAL FIRST FLOOR ENLARGED PLAN - AREA 4 - PHASE 2	A	B
A2-2200	ARCHITECTURAL SECOND FLOOR PLAN - PHASE 2	A	B
A2-2201	ARCHITECTURAL SECOND FLOOR ENLARGED PLAN - AREA 1 - PHASE 2	A	B
A2-2202	ARCHITECTURAL SECOND FLOOR ENLARGED PLAN - AREA 2 - PHASE 2	A	B
A2-2R00	ARCHITECTURAL ROOF PLAN - PHASE 2		A
A2-2100f	ARCHITECTURAL FIRST FLOOR FINISH PLAN - PHASE 2	A	B
A2-2200f	ARCHITECTURAL SECOND FLOOR FINISH PLAN - PHASE 2	A	B
A2-2101m	ARCHITECTURAL FIRST FLOOR ENLARGED DIMENSIONED PLAN - AREA 1 - PHASE 2	A	B
A2-2102m	ARCHITECTURAL FIRST FLOOR ENLARGED DIMENSIONED PLAN - AREA 2 - PHASE 2	A	B
A2-2104m	ARCHITECTURAL FIRST FLOOR ENLARGED DIMENSIONED PLAN - AREA 4 - PHASE 2	A	B
A2-2201m	ARCHITECTURAL SECOND FLOOR ENLARGED DIMENSIONED PLAN - AREA 1 - PHASE 2	A	B
A2-2202m	ARCHITECTURAL SECOND FLOOR ENLARGED DIMENSIONED PLAN - AREA 2 - PHASE 2	A	B
A2-2100n	ARCHITECTURAL FIRST FLOOR FURNITURE PLAN - PHASE 2	A	B
A2-2200n	ARCHITECTURAL SECOND FLOOR FURNITURE PLAN - PHASE 2	A	B
A2-2101r	ARCHITECTURAL FIRST FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 1 - PHASE 2	A	B
A2-2102r	ARCHITECTURAL FIRST FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 2 - PHASE 2	A	B
A2-2103r	ARCHITECTURAL FIRST FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 3 - PHASE 2	A	B
A2-2104r	ARCHITECTURAL FIRST FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 4 - PHASE 2	A	B
A2-2200r	ARCHITECTURAL SECOND FLOOR REFLECTED CEILING PLAN - PHASE 2	A	B
A2-2201r	ARCHITECTURAL SECOND FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 1 - PHASE 2	A	B
A2-2202r	ARCHITECTURAL SECOND FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 2 - PHASE 2	A	B
A2-3001	ARCHITECTURAL DOOR SCHEDULE	A	B
A2-3002	ARCHITECTURAL DOOR HARDWARE SCHEDULE	A	B
A2-3003	ARCHITECTURAL WINDOW SCHEDULES & STOREFRONT ELEVATIONS	A	B
A2-3004	ARCHITECTURAL FINISH NOTES	A	B
A2-3005	ARCHITECTURAL FINISH SCHEDULE	A	B
A2-4001	ARCHITECTURAL BUILDING SECTIONS - PHASE 2	A	B
A2-4002	ARCHITECTURAL BUILDING SECTIONS - PHASE 2	A	B
A2-4003	ARCHITECTURAL ELEVATOR & LIFT PLANS & SECTIONS	A	B
A2-4004	ARCHITECTURAL STAIR PLANS & SECTIONS	A	B
A2-4005	ARCHITECTURAL WALL SECTIONS	A	B

./ -///	EXHIBIT N -2-

A2-4006	ARCHITECTURAL WALL SECTIONS	A	B
A2-5001	ARCHITECTURAL BUILDING ELEVATIONS - PHASE 2	A
A2-6001	ARCHITECTURAL CANOPY DETAILS	A	B
A2-6002	ARCHITECTURAL SITE & FENCE DETAILS	A	B
A2-6003	ARCHITECTURAL PLAN DETAILS	A	B
A2-6004	ARCHITECTURAL PLAN DETAILS	A
A2-6005	ARCHITECTURAL ROOF DETAILS	A	B
A2-6006	ARCHITECTURAL BREAK ROOM CASEWORK DETAILS		A
A2-7001	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - RESTROOMS	A	B
A2-7002	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - RESTROOMS	A	B
A2-7003	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - RESTROOMS	A	B
A2-7004	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - RESTROOMS	A	B
A2-7005	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - BREAKROOMS	A	B
A2-7006	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - BREAKROOMS	A	B
A2-7007	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - TRAINING ROOM	A	B
A2-7008	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - CONFERENCE ROOMS	A	B
A2-7009	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - CONFERENCE ROOMS	A	B
A2-7010	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - CONFERENCE ROOMS	A	B
A2-7011	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - CONFERENCE ROOMS	A	B
A2-7012	ARCHITECTURAL INTERIOR ELEVATIONS - STOREFRONTS		A
A2-7013	ARCHITECTURAL INTERIOR ELEVATIONS & ENLARGED PLANS - RECEPTION DESK		A
A2-8001	ARCHITECTURAL INTERIOR WALL DETAILS	A	B
A2-8002	ARCHITECTURAL INTERIOR WALL DETAILS	A	B
A2-8003	ARCHITECTURAL INTERIOR WALL DETAILS	A	B
A2-8004	ARCHITECTURAL DOOR DETAILS	A	B
A2-8005	ARCHITECTURAL CEILING DETAILS	A	B
A2-8006	ARCHITECTURAL FOLDING PARTITION DETAILS	A	B
A2-8007	ARCHITECTURAL STOREFRONT DETAILS	A	B
A2-8008	ARCHITECTURAL RAILING GUARD RAIL DETAILS	A	B
04 P&ID
PID-0001	PROCESS & INSTRUMENTATION DIAGRAM SYMBOLS & ABBREVIATIONS	A	B
PID-0002	PROCESS & INSTRUMENTATION DIAGRAM SYMBOLS & ABBREVIATIONS	A	B
PID-8001	PROCESS & INSTRUMENTATION DIAGRAM CHILLED WATER GENERATION	A	B
PID-8002	PROCESS & INSTRUMENTATION DIAGRAM CHILLED WATER DISTRIBUTION-01	A	B
PID-8005	PROCESS & INSTRUMENTATION DIAGRAM HEATING HOT WATER GENERATION	A	B
PID-8006	PROCESS & INSTRUMENTATION DIAGRAM HEATING HOT WATER DISTRIBUTION-01	A	B
PID-8007	PROCESS & INSTRUMENTATION DIAGRAM HEATING HOT WATER DISTRIBUTION-02	A	B
PID-8009	PROCESS & INSTRUMENTATION DIAGRAM CONDENSER WATER GENERATION	A	B
PID-8010	PROCESS & INSTRUMENTATION DIAGRAM AHU-11 GENERATION	A	B
PID-8011	PROCESS & INSTRUMENTATION DIAGRAM AHU-12 GENERATION		A
PID-8012	PROCESS & INSTRUMENTATION DIAGRAM AHU-13 GENERATION		A
PID-8013	PROCESS & INSTRUMENTATION DIAGRAM AHU-14 GENERATION		A
PID-8014	PROCESS & INSTRUMENTATION DIAGRAM TYPICAL OFFICE DISTRIBUTION		A
PID-8015	PROCESS & INSTRUMENTATION DIAGRAM FCU-01 & 02 GENERATION		A
06 MECHANICAL
M-0001	MECHANICAL SYMBOLS & ABBREVIATIONS	A	B
M2-0002	MECHANICAL TITLE 24 COMPLIANCE	A	B
M2-0003	MECHANICAL TITLE 24 COMPLIANCE	A	B
M2-0100	GENERAL ARRANGEMENT FIRST FLOOR PLAN - PHASE 2	A	B
M2-0200	GENERAL ARRANGEMENT SECOND FLOOR PLAN - PHASE 2	A	B

./ -///	EXHIBIT N -3-

M2-0R00	GENERAL ARRANGEMENT ROOF PLAN - PHASE 2	A	B
M2-1101	MECHANICAL FIRST FLOOR ENLARGED DUCTWORK PLAN - AREA 1 - PHASE 2	A	B
M2-1102	MECHANICAL FIRST FLOOR ENLARGED DUCTWORK PLAN - AREA 2 - PHASE 2	A	B
M2-1104	MECHANICAL FIRST FLOOR ENLARGED DUCTWORK PLAN - AREA 4 - PHASE 2	A	B
M2-1201	MECHANICAL SECOND FLOOR ENLARGED DUCTWORK PLAN - AREA 1 - PHASE 2	A	B
M2-1202	MECHANICAL SECOND FLOOR ENLARGED DUCTWORK PLAN - AREA 2 - PHASE 2	A	B
M2-1203	MECHANICAL SECOND FLOOR ENLARGED DUCTWORK PLAN - AREA 3 - PHASE 2	A	B
M2-1204	MECHANICAL SECOND FLOOR ENLARGED DUCTWORK PLAN - AREA 4 - PHASE 2	A	B
M2-1R00	MECHANICAL ROOF DUCTWORK PLAN - PHASE 2	A	B
M2-2101	MECHANICAL FIRST FLOOR ENLARGED PIPING PLAN - AREA 1 - PHASE 2	A	B
M2-2102	MECHANICAL FIRST FLOOR ENLARGED PIPING PLAN - AREA 2 - PHASE 2	A	B
M2-2103	MECHANICAL FIRST FLOOR ENLARGED PIPING PLAN - AREA 3 - PHASE 2		A
M2-2104	MECHANICAL FIRST FLOOR ENLARGED PIPING PLAN - AREA 4 - PHASE 2
M2-2201	MECHANICAL SECOND FLOOR ENLARGED PIPING PLAN - AREA 1 - PHASE 2	A	B
M2-2202	MECHANICAL SECOND FLOOR ENLARGED PIPING PLAN - AREA 2 - PHASE 2	A	B
M2-2204	MECHANICAL SECOND FLOOR ENLARGED PIPING PLAN - AREA 4 - PHASE 2		A
M2-3101	MECHANICAL FIRST FLOOR AHU ZONING PLAN - PHASE 2	A	B
M2-3102	MECHANICAL FIRST FLOOR SPACE ZONING PLAN - PHASE 2	A	B
M2-3201	MECHANICAL SECOND FLOOR AHU ZONING PLAN - PHASE 2	A	B
M2-3202	MECHANICAL SECOND FLOOR SPACE ZONING PLAN - PHASE 2	A	B
M2-4001	MECHANICAL PIPING SECTIONS & 3D VIEWS		A
M2-4002	MECHANICAL PIPING SECTIONS & 3D VIEWS		A
M2-4003	MECHANICAL PIPING SECTIONS & 3D VIEWS		A
M2-4004	MECHANICAL PIPING SECTIONS & 3D VIEWS		A
M2-6001	MECHANICAL YARD ENLARGED MECHANICAL PIPING PLAN		A
M2-6002	MECHANICAL BOILER ROOM ENLARGED MECHANICAL PIPING PLAN		A
M2-6003	MECHANICAL DETAILS	A	B
M2-6004	MECHANICAL DETAILS	A	B
M2-7001	MECHANICAL SCHEDULES	A	B
M2-7002	MECHANICAL SCHEDULES	A	B
M2-7003	MECHANICAL SCHEDULES		A
07 PLUMBING
P-0001	PLUMBING SYMBOLS & ABBREVIATIONS	A	B
P2-0002	PLUMBING TITLE 24 COMPLIANCE	A	B
P2-0003	PLUMBING TITLE 24 COMPLIANCE	A	B
P2-1000	PLUMBING SITE PLAN	A	B
P2-1001	PLUMBING UNDERGROUND ENLARGED WASTE & VENT PLAN - AREA 1 - PHASE 2	A	B
P2-1002	PLUMBING UNDERGROUND ENLARGED WASTE & VENT PLAN - AREA 2 - PHASE 2	A	B
P2-1003	PLUMBING UNDERGROUND ENLARGED WASTE & VENT PLAN - AREA 3 - PHASE 2	A	B
P2-1004	PLUMBING UNDERGROUND ENLARGED WASTE & VENT PLAN - AREA 4 - PHASE 2	A	B
P2-1101	PLUMBING FIRST FLOOR ENLARGED WASTE & VENT PLAN - AREA 1 - PHASE 2	A	B
P2-1102	PLUMBING FIRST FLOOR ENLARGED WASTE & VENT PLAN - AREA 2 - PHASE 2	A	B
P2-1103	PLUMBING FIRST FLOOR ENLARGED WASTE & VENT PLAN - AREA 3 - PHASE 2	A	B
P2-1104	PLUMBING FIRST FLOOR ENLARGED WASTE & VENT PLAN - AREA 4 - PHASE 2	A	B
P2-1201	PLUMBING SECOND FLOOR ENLARGED WASTE & VENT PLAN - AREA 1 - PHASE 2	A	B
P2-1202	PLUMBING SECOND FLOOR ENLARGED WASTE & VENT PLAN - AREA 2 - PHASE 2	A	B
P2-1203	PLUMBING SECOND FLOOR ENLARGED WASTE & VENT PLAN - AREA 3 - PHASE 2	A	B
P2-1204	PLUMBING SECOND FLOOR ENLARGED WASTE & VENT PLAN - AREA 4 - PHASE 2	A	B
P2-1R00	PLUMBING ROOF WASTE & VENT PLAN - PHASE 2		A

./ -///	EXHIBIT N -4-

P2-2101	PLUMBING FIRST FLOOR ENLARGED WATER & GASES PLAN - AREA 1 - PHASE 2	A	B
P2-2102	PLUMBING FIRST FLOOR ENLARGED WATER & GASES PLAN - AREA 2 - PHASE 2	A	B
P2-2103	PLUMBING FIRST FLOOR ENLARGED WATER & GASES PLAN - AREA 3 - PHASE 2	A	B
P2-2104	PLUMBING FIRST FLOOR ENLARGED WATER & GASES PLAN - AREA 4 - PHASE 2	A	B
P2-2201	PLUMBING SECOND FLOOR ENLARGED WATER & GASES PLAN - AREA 1 - PHASE 2	A	B
P2-2202	PLUMBING SECOND FLOOR ENLARGED WATER & GASES PLAN - AREA 2 - PHASE 2	A	B
P2-2203	PLUMBING SECOND FLOOR ENLARGED WATER & GASES PLAN - AREA 3 - PHASE 2	A	B
P2-2204	PLUMBING SECOND FLOOR ENLARGED WATER & GASES PLAN - AREA 4 - PHASE 2	A	B
P2-5001	PLUMBING SANITARY & LAB WASTE RISER DIAGRAM (SAN/LW)	A	B
P2-5002	PLUMBING SANITARY & LAB WASTE RISER DIAGRAM (SAN/LW)	A	B
P2-5003	PLUMBING SANITARY & LAB WASTE RISER DIAGRAM (SAN/LW)	A	B
P2-5004	PLUMBING SANITARY & LAB WASTE RISER DIAGRAM (SAN/LW)	A	B
P2-5005	PLUMBING WATER RISER DIAGRAM - AREA 1	A	B
P2-5006	PLUMBING WATER RISER DIAGRAM - AREA 2	A	B
P2-5007	PLUMBING WATER RISER DIAGRAM - AREA 3	A	B
P2-5008	PLUMBING WATER RISER DIAGRAM - AREA 4	A	B
P2-5009	PLUMBING NATURAL GAS RISER DIAGRAM	A	B
P2-6001	PLUMBING TOILET ROOM ENLARGED PLAN & DETAILS	A	B
P2-6002	PLUMBING TOILET ROOM ENLARGED PLAN & DETAILS	A	B
P2-6003	PLUMBING TOILET ROOM ENLARGED PLAN & DETAILS		A
P2-6004	PLUMBING TOILET ROOM ENLARGED PLAN & DETAILS		A
P2-6006	PLUMBING DETAILS		A
P2-6007	PLUMBING DETAILS		A
P2-7001	PLUMBING SCHEDULES	A	B
08 INSTRUMENTATION
I2-5000	NETWORK ARCHITECTURE	A	B
09 FIRE PROTECTION
FP2-1100	FIRE PROTECTION FIRST FLOOR PLAN - PHASE 2	A	B
FP2-1200	FIRE PROTECTION SECOND FLOOR PLAN - PHASE 2	A	B
10 ELECTRICAL
E-0001	ELECTRICAL SYMBOLS & ABBREVIATIONS	A	B
E2-0003	ELECTRICAL TITLE 24 COMPLIANCE	A	B
E2-0004	ELECTRICAL TITLE 24 COMPLIANCE	A	B
E2-0005	ELECTRICAL TITLE 24 COMPLIANCE	A	B
E2-0006	ELECTRICAL TITLE 24 COMPLIANCE	A	B
E2-0007	ELECTRICAL TITLE 24 COMPLIANCE	A	B
E2-1101	ELECTRICAL FIRST FLOOR ENLARGED LIGHTING PLAN - AREA 1 - PHASE 2	A	B
E2-1102	ELECTRICAL FIRST FLOOR ENLARGED LIGHTING PLAN - AREA 2 - PHASE 2	A	B
E2-1103	ELECTRICAL FIRST FLOOR ENLARGED LIGHTING PLAN - AREA 3 - PHASE 2	A	B
E2-1104	ELECTRICAL FIRST FLOOR ENLARGED LIGHTING PLAN - AREA 4 - PHASE 2	A	B
E2-1201	ELECTRICAL SECOND FLOOR ENLARGED LIGHTING PLAN - AREA 1 - PHASE 2	A	B
E2-1202	ELECTRICAL SECOND FLOOR ENLARGED LIGHTING PLAN - AREA 2 - PHASE 2	A	B
E2-2101	ELECTRICAL FIRST FLOOR ENLARGED POWER PLAN - AREA 1 - PHASE 2	A	B
E2-2102	ELECTRICAL FIRST FLOOR ENLARGED POWER PLAN - AREA 2 - PHASE 2	A	B
E2-2103	ELECTRICAL FIRST FLOOR ENLARGED POWER PLAN - AREA 3 - PHASE 2	A	B
E2-2104	ELECTRICAL FIRST FLOOR ENLARGED POWER PLAN - AREA 4 - PHASE 2	A	B
E2-2201	ELECTRICAL SECOND FLOOR ENLARGED POWER PLAN - AREA 1 - PHASE 2	A	B
E2-2202	ELECTRICAL SECOND FLOOR ENLARGED POWER PLAN - AREA 2 - PHASE 2	A	B
E-0002	ELECTRICAL GENERAL NOTES	A	B
E2-2R00	ELECTRICAL ROOF POWER PLAN - PHASE 2		A

./ -///	EXHIBIT N -5-

E2-3101	ELECTRICAL FIRST FLOOR ENLARGED SPECIAL SYSTEMS PLAN - AREA 1 - PHASE 2	A	B
E2-3102	ELECTRICAL FIRST FLOOR ENLARGED SPECIAL SYSTEMS PLAN - AREA 2 - PHASE 2	A	B
E2-3103	ELECTRICAL FIRST FLOOR ENLARGED SPECIAL SYSTEMS PLAN - AREA 3 - PHASE 2	A	B
E2-3104	ELECTRICAL FIRST FLOOR ENLARGED SPECIAL SYSTEMS PLAN - AREA 4 - PHASE 2	A	B
E2-3201	ELECTRICAL SECOND FLOOR ENLARGED SPECIAL SYSTEMS PLAN - AREA 1 - PHASE 2	A	B
E2-3202	ELECTRICAL SECOND FLOOR ENLARGED SPECIAL SYSTEMS PLAN - AREA 2 - PHASE 2	A	B
E-5001	ELECTRICAL SINGLE LINE DIAGRAM - NORMAL	A	B
E-5002	ELECTRICAL SINGLE LINE DIAGRAM - STANDBY	A	B
E-6001	ELECTRICAL DETAILS	A	B
E-6002	ELECTRICAL DETAILS	A	B
E2-7001	ELECTRICAL LUMINAIRE SCHEDULE	A	B
E-7002	ELECTRICAL SCHEDULES	A	B
E-7003	ELECTRICAL PANEL SCHEDULES	A	B
E-7004	ELECTRICAL PANEL SCHEDULES	A	B
E-7005	ELECTRICAL PANEL SCHEDULES	A	B
E-7006	ELECTRICAL PANEL SCHEDULES	A	B
E-7007	ELECTRICAL PANEL SCHEDULES	A	B
E-7008	ELECTRICAL PANEL SCHEDULES	A	B

./ -///	EXHIBIT N -6-

Phase 3 Drawing Set

#	Sheet Name	12/15/2016 - PLAN CHECK SUBMITTAL	02/06/2017 - ISSUED FOR PERMIT/BID
00 GENERAL
G3-0000	COVER SHEET	A	B
G3-0001	DRAWING LIST	A	B
G3-0002	CODE ANALYSIS & PHASING PLAN		A
G3-2100x	GENERAL FIRST FLOOR TRAVEL DISTANCE DIAGRAM - PHASE 3	A	B
G3-2101x	GENERAL FIRST FLOOR EGRESS PLAN - PHASE 3	A	B
G3-2200x	GENERAL SECOND FLOOR TRAVEL DISTANCE DIAGRAM - PHASE 3	A
G3-2201x	GENERAL SECOND FLOOR EGRESS PLAN - PHASE 3	A
01 ARCHITECTURE
A-0001	ARCHITECTURAL SYMBOLS & ABBREVIATIONS	A	B
A-0002	ARCHITECTURAL WALL TYPE LEGEND	A	B
A3-1000	ARCHITECTURAL SITE PLAN - PHASE 3		A
A3-1001	ARCHITECTURAL SITE ENLARGED PLAN - PHASE 3		A
A3-2100	ARCHITECTURAL FIRST FLOOR PLAN - PHASE 3		A
A3-2101	ARCHITECTURAL FIRST FLOOR ENLARGED PLAN - AREA 1 - PHASE 3		A
A3-2102	ARCHITECTURAL FIRST FLOOR ENLARGED PLAN - AREA 2 - PHASE 3		A
A3-2103	ALCHITECTURAL FIRST FLOOR ENLARGED PLAN - AREA 3 - PHASE 3		A
A3-2104	ARCHITECTURAL FIRST FLOOR ENLARGED PLAN - AREA 4 - PHASE 3		A
A3-2R00	ARCHITECTURAL ROOF PLAN - PHASE 3		A
A3-2100f	ARCHITECTURAL FIRST FLOOR FINISH PLAN - PHASE 3		A
A3-2101m	ARCHITECTURAL FIRST FLOOR ENLARGED DIMENSIONED PLAN - AREA 1 - PHASE 3		A
A3-2102m	ARCHITECTURAL FIRST FLOOR ENLARGED DIMENSIONED PLAN - AREA 2 - PHASE 3		A
A3-2103m	ARCHITECTURAL FIRST FLOOR ENLARGED DIMENSIONED PLAN - AREA 3 - PHASE 3		A
A3-2104m	ARCHITECTURAL FIRST FLOOR ENLARGED DIMENSIONED PLAN - AREA 4 - PHASE 3		A
A3-2101r	ARCHITECTURAL FIRST FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 1 - PHASE 3		A
A3-2102r	ARCHITECTURAL FIRST FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 2 - PHASE 3		A
A3-2103r	ARCHITECTURAL FIRST FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 3 - PHASE 3		A
A3-2104r	ARCHITECTURAL FIRST FLOOR ENLARGED REFLECTED CEILING PLAN - AREA 4 - PHASE 3		A
A3-3001	ARCHITECTURAL DOOR SCHEDULE		A
A3-3002	ARCHITECTURAL DOOR SCHEDULE		A
A3-3003	ARCHITECTURAL WINDOW SCHEDULE & STOREFRONT ELEVATIONS		A
A3-3004	ARCHITECTURAL FINISH SCHEDULE		A
A3-3005	ARCHITECTURAL FINISH SCHEDULE		A
A3-4001	ARCHITECTURAL BUILDING SECTIONS	A	B
A3-4002	ARCHITECTURAL SIGHTLINE SECTIONS	A	B
A3-4003	ARCHITECTURAL WALL SECTIONS	A	B
A3-7001	ARCHITECTURAL INTERIOR ELEVATIONS AND ENLARGED PLANS - RESTROOMS & JANITORS CLOSET	A	B
A3-8001	ARCHITECTURAL ROOF DETAILS	A	B
A3-8002	ARCHITECTURAL INTERIOR WALL DETAILS		A
A3-8003	ARCHITECTURAL INTERIOR WALL DETAILS		A
A3-8004	ARCHITECTURAL INTERIOR WALL DETAILS		A
A3-8005	ARCHITECTURAL INTERIOR WALL DETAILS		A
A3-8006	ARCHITECTURAL DETAILS		A
A3-8007	ARCHITECTURAL CEILING DETAILS		A
A3-8008	ARCHITECTURAL CASEWORK DETAILS		A
02-AES DRAWINGS
AES-001	AES TEST SHEET
03 LAB FURNISHINGS
LF3-0000	LAB SCHEDULES AND ABBREVIATIONS		A
LF3-0001	LAB CASEWORK SCHEDULE	A	B
LF3-2101	ENLARGED LAB PLAN - FIRST FLOOR - AREA 1 - PHASE 3		A
LF3-2102	ENLARGED LAB PLAN - FIRST FLOOR - AREA 2 - PHASE 3		A
LF3-3001	LAB INTERIOR ELEVATIONS		A
LF3-3002	LAB INTERIOR ELEVATIONS		A
LF3-3003	LAB INTERIOR ELEVATIONS		A
LF3-3004	LAB INTERIOR ELEVATIONS		A
LF3-3005	LAB INTERIOR ELEVATIONS		A
LF3-8001	LAB DETAILS	A	B
LF3-8002	LAB DETAILS		A
LF3-8003	LAB DETAILS		A
04 P&ID
PID-0001	PROCESS & INSTRUMENTATION DIAGRAM SYMBOLS & ABBREVIATIONS	A	B
PID-0002	PROCESS & INSTRUMENTATION DIAGRAM SYMBOLS & ABBREVIATIONS	A	B

./ -///	EXHIBIT N -7-

PID-7001	PROCESS & IINSTRUMENTATION DIAGRAM PURIFIED WATER GENERATION & DISTRIBUTION	A	B
PID-7003	PROCESS & INSTRUMENTATION DIAGRAM CLEAN COMPRESSED AIR GENERATION & DISTRIBUTION	A	B
PID-8001	PROCESS & INSTRUMENTATION DIAGRAM CHILLED WATER GENERATION	A	B
PID-8003	PROCESS & INSTRUMENTATION DIAGRAM CHILLED WATER DISTRIBUTION-02	A	B
PID-8005	PROCESS & INSTRUMENTATION DIAGRAM HEATING HOT WATER GENERATION	A	B
PID-8008	PROCESS & INSTRUMENTATION DIAGRAM HEATING HOT WATER DISTRIBUTION-03	A	B
PID-8009	PROCESS & INSTRUMENTATION DIAGRAM CONDENSER WATER GENERATION	A	B
PID-8016	PROCESS & INSTRUMENTATION DIAGRAM AHU-10 GENERATION		A
PID-8017	PROCESS & INSTRUMENTATION DIAGRAM EF GENERATION		A
PID-8018	PROCESS & INSTRUMENTATION DIAGRAM AHU-10 DISTRIBUTION-01		A
PID-8019	PROCESS & INSTRUMENTATION DIAGRAM AHU-10 DISTRIBUTION-02		A
PID-8020	PROCESS & INSTRUMENTATION DIAGRAM AHU-10 DISTRIBUTION-03		A
PID-8021	PROCESS & INSTRUMENTATION DIAGRAM AHU-10 DISTRIBUTION-04		A
PID-8022	PROCESS & INSTRUMENTATION DIAGRAM AHU-10 DISTRIBUTION-05		A
PID-8023	PROCESS & INSTRUMENTATION DIAGRAM FCU-01 & 02 GENERATION		A
PID-8024	PROCESS & INSTRUMENTATION DIAGRAM FCU-03, 04 & 05 GENERATION		A
PID-8025	PROCESS & INSTRUMENTATION DIAGRAM FCU-06, 07 & 08 GENERATION		A
PID-8026	PROCESS & INSTRUMENTATION DIAGRAM FCU-09 GENERATION		A
PID-9001	PROCESS & INSTRUMENTATION DIAGRAM VACUUM GENERATION	A	B
PID-9002	PROCESS & INSTRUMENTATION DIAGRAM VACUUM DISTRIBUTION LABS	A	B
PID-9003	PROCESS & INSTRUMENTATION DIAGRAM VACUUM DISTRIBUTION MANUFACTURING	A	B
PID-9005	PROCESS & INSTRUMENTATION DIAGRAM CO2 BULK STORAGE	A	B
PID-9006	PROCESS & INSTRUMENTATION DIAGRAM CO2 DISTRIBUTION LABS		A
PID-9007	PROCESS & INSTRUMENTATION DIAGRAM CO2 DISTRIBUTION MANUFACTURING		A
PID-9010	PROCESS & INSTRUMENTATION DIAGRAM LN2 BULK STORAGE	A	B
PID-9011	PROCESS & INSTRUMENTATION DIAGRAM LN2 DISTRIBUTION	A	B
06 MECHANICAL
M-0001	MECHANICAL SYMBOLS & ABBREVIATIONS	A	B
M3-0002	MECHANICAL TITLE 24 COMPLIANCE	A	B
M3-0003	MECHANICAL TITLE 24 COMPLIANCE	A	B
M3-0100	GENERAL ARRANGEMENT FIRST FLOOR PLAN - PHASE 3	A	B
M3-0200	GENERAL ARRANGEMENT SECOND FLOOR PLAN - PHASE 3	A	B
M3-0R00	GENERAL ARRANGEMENT ROOF PLAN - PHASE 3	A	B
M3-1100	MECHANICAL FIRST FLOOR DUCTWORK PLAN - PHASE 3	A	B
M3-1101	MECHANICAL FIRST FLOOR ENLARGED DUCTWORK PLAN - AREA 1 - PHASE 3	A	B
M3-1102	MECHANICAL FIRST FLOOR ENLARGED DUCTWORK PLAN - AREA 2 - PHASE 3	A	B
M3-1103	MECHANICAL FIRST FLOOR ENLARGED DUCTWORK PLAN - AREA 3 - PHASE 3	A	B
M3-1104	MECHANICAL FIRST FLOOR ENLARGED DUCTWORK PLAN - AREA 4 - PHASE 3	A	B
M3-1200	MECHANICAL SECOND FLOOR OVERALL PLAN - PHASE 3	A	B
M3-1201	MECHANICAL SECOND FLOOR ENLARGED DUCTWORK PLAN - AREA 1 - PHASE 3	A	B
M3-1202	MECHANICAL SECOND FLOOR ENLARGED DUCTWORK PLAN - AREA 2 - PHASE 3	A	B
M3-1203	MECHANICAL SECOND FLOOR ENLARGED DUCTWORK PLAN - AREA 3 - PHASE 3	A	B
M3-1R00	MECHANICAL ROOF DUCTWORK PLAN - PHASE 3	A	B
M3-2101	MECHANICAL & PROCESS FIRST FLOOR ENLARGED PIPING PLAN - AREA 1 - PHASE 3	A	B
M3-2102	MECHANICAL & PROCESS FIRST FLOOR ENLARGED PIPING PLAN - AREA 2 - PHASE 3	A	B
M3-2103	MECHANICAL & PROCESS FIRST FLOOR ENLARGED PIPING PLAN - AREA 3 - PHASE 3	A	B
M3-2104	MECHANICAL & PROCESS FIRST FLOOR ENLARGED PIPING PLAN - AREA 4 - PHASE 3	A	B
M3-2201	MECHANICAL & PROCESS SECOND FLOOR ENLARGED PIPING PLAN - AREA 1 - PHASE 3	A	B
M3-2202	MECHANICAL & PROCESS SECOND FLOOR ENLARGED PIPING PLAN - AREA 2 - PHASE 3	A	B
M3-2203	MECHANICAL & PROCESS SECOND FLOOR ENLARGED PIPING PLAN - AREA 3 - PHASE 3	A	B
M3-2204	MECHANICAL & PROCESS SECOND FLOOR ENLARGED PIPING PLAN - AREA 4 - PHASE 3	A	B
M3-3101	MECHANICAL FIRST FLOOR AHU ZONING PLAN - PHASE 3	A	B
M3-3102	MECHANICAL FIRST FLOOR SPACE ZONING PLAN - PHASE 3	A	B
M3-3103	MECHANICAL FIRST FLOOR PRESSURIZATION PLAN - PHASE 3	A	B
M3-6001	MECHANICAL LAB AREA ENLARGED DUCTWORK PLAN		A
M3-6002	MECHANICAL YARD ENLARGED PIPING PLAN		A
M3-6003	MECHANICAL BOILER ROOM ENLARGED PIPING PLAN		A
M3-6004	MECHANICAL DETAILS		A
M3-6005	MECHANICAL DETAILS		A
M3-7001	MECHANICAL SCHEDULES	A	B
M3-7002	MECHANICAL SCHEDULES	A	B
M3-7003	MECHANICAL SCHEDULES		A
07 PLUMBING
P-0001	PLUMBING SYMBOLS & ABBREVIATIONS	A	B
P3-0002	PLUMBING TITLE 24 COMPLIANCE	A	B
P3-0003	PLUMBING TITLE 24 COMPLIANCE	A	B
P3-1000	PLUMBING SITE PLAN - PHASE 3	A	B
P3-1001	PLUMBING UNDERGROUND ENLARGED WASTE & VENT PLAN - AREA 1 - PHASE 3	A	B

./ -///	EXHIBIT N -8-

P3-1002	PLUMBING UNDERGROUND ENLARGED WASTE & VENT PLAN - AREA 2 - PHASE 3	A	B
P3-1003	PLUMBING UNDERGROUND ENLARGED WASTE & VENT PLAN - AREA 3 - PHASE 3	A	B
P3-1004	PLUMBING UNDERGROUND ENLARGED WASTE & VENT PLAN - AREA 4 - PHASE 3	A
P3-1101	PLUMBING FIRST FLOOR ENLARGED WASTE & VENT PLAN - AREA 1 - PHASE 3	A	B
P3-1102	PLUMBING FIRST FLOOR ENLARGED WASTE & VENT PLAN - AREA 2 - PHASE 3	A	B
P3-1103	PLUMBING FIRST FLOOR ENLARGED WASTE & VENT PLAN - AREA 3 - PHASE 3	A	B
P3-1104	PLUMBING FIRST FLOOR ENLARGED WASTE & VENT PLAN - AREA 4 - PHASE 3	A	B
P3-1201	PLUMBING SECOND FLOOR ENLARGED WASTE & VENT PLAN - AREA 1 - PHASE 3	A
P3-1202	PLUMBING SECOND FLOOR ENLARGED WASTE & VENT PLAN - AREA 2 - PHASE 3	A	B
P3-1203	PLUMBING SECOND FLOOR ENLARGED WASTE & VENT PLAN - AREA 3 - PHASE 3	A
P3-1204	PLUMBING SECOND FLOOR ENLARGED WASTE & VENT PLAN - AREA 4 - PHASE 3	A
P3-1R00	PLUMBING ROOF WASTE & VENT PLAN - PHASE 3		A
P3-2101	PLUMBING FIRST FLOOR ENLARGED WATER & GASES PLAN - AREA 1 - PHASE 3	A	B
P3-2102	PLUMBING FIRST FLOOR ENLARGED WATER & GASES PLAN - AREA 2 - PHASE 3	A	B
P3-2103	PLUMBING FIRST FLOOR ENLARGED WATER & GASES PLAN - AREA 3 - PHASE 3	A	B
P3-2104	PLUMBING FIRST FLOOR ENLARGED WATER & GASES PLAN - AREA 4 - PHASE 3	A
P3-2201	PLUMBING SECOND FLOOR ENLARGED WATER & GASES PLAN - AREA 1 - PHASE 3	A
P3-2202	PLUMBING SECOND FLOOR ENLARGED WATER & GASES PLAN - AREA 2 - PHASE 3	A
P3-2203	PLUMBING SECOND FLOOR ENLARGED WATER & GASES PLAN - AREA 3 - PHASE 3	A
P3-2204	PLUMBING SECOND FLOOR ENLARGED WATER & GASES PLAN - AREA 4 - PHASE 3	A
P3-5001	PLUMBING SANITARY & LAB WASTE RISER DIAGRAM (SAN/LW)	A	B
P3-5002	PLUMBING SANITARY & LAB WASTE RISER DIAGRAM (SAN/LW)	A	B
P3-5003	PLUMBING SANITARY & LAB WASTE RISER DIAGRAM (SAN/LW)	A	B
P3-5004	PLUMBING SANITARY & LAB WASTE RISER DIAGRAM (SAN/LW)	A	B
P3-5005	PLUMBING WATER RISER DIAGRAM - AREA 1	A	B
P3-5006	PLUMBING WATER RISER DIAGRAM - AREA 2	A	B
P3-5007	PLUMBING WATER RISER DIAGRAM - AREA 3	A	B
P3-5008	PLUMBING WATER RISER DIAGRAM - AREA 4	A	B
P3-5009	PLUMBING NATURAL GAS RISER DIAGRAM	A	B
P3-6001	PLUMBING TOILET ROOM ENLARGED PLAN & DETAILS		A
P3-6002	PLUMBING DETAILS		A
P3-6003	PLUMBING DETAILS		A
P3-7001	PLUMBING SCHEDULES		A
09 FIRE PROTECTION
FP3-1100	FIRE PROTECTION FIRST FLOOR PLAN - PHASE 3	A	B
FP3-1200	FIRE PROTECTION SECOND FLOOR PLAN - PHASE 3	A	B

./ -///	EXHIBIT N -9-

10 ELECTRICAL
E-0001	ELECTRICAL SYMBOLS & ABBREVIATIONS	A	B
E3-0003	ELECTRICAL TITLE 24 COMPLIANCE	A	B
E3-0004	ELECTRICAL TITLE 24 COMPLIANCE	A	B
E3-0005	ELECTRICAL TITLE 24 COMPLIANCE	A	B
E3-1101	ELECTRICAL FIRST FLOOR ENLARGED LIGHTING PLAN - AREA 1 - PHASE 3	A	B
E3-1102	ELECTRICAL FIRST FLOOR ENLARGED LIGHTING PLAN - AREA 2 - PHASE 3	A	B
E3-1103	ELECTRICAL FIRST FLOOR ENLARGED LIGHTING PLAN - AREA 3 - PHASE 3	A	B
E3-1104	ELECTRICAL FIRST FLOOR ENLARGED LIGHTING PLAN - AREA 4 - PHASE 3	A	B
E3-1201	ELECTRICAL SECOND FLOOR ENLARGED LIGHTING PLAN - AREA 1 - PHASE 3	A
E3-1202	ELECTRICAL SECOND FLOOR ENLARGED LIGHTING PLAN - AREA 2 - PHASE 3	A
E-0002	ELECTRICAL GENERAL NOTES	A	B
E3-2101	ELECTRICAL FIRST FLOOR ENLARGED POWER PLAN - AREA 1 - PHASE 3	A	B
E3-2102	ELECTRICAL FIRST FLOOR ENLARGED POWER PLAN - AREA 2 - PHASE 3	A	B
E3-2103	ELECTRICAL FIRST FLOOR ENLARGED POWER PLAN - AREA 3 - PHASE 3	A	B
E3-2104	ELECTRICAL FIRST FLOOR ENLARGED POWER PLAN - AREA 4 - PHASE 3	A	B
E3-2201	ELECTRICAL SECOND FLOOR ENLARGED POWER PLAN - AREA 1 - PHASE 3	A	B
E3-2202	ELECTRICAL SECOND FLOOR ENLARGED POWER PLAN - AREA 2 - PHASE 3	A	B
E3-2R00	ELECTRICAL ROOF POWER PLAN - PHASE 3		A
E3-3101	ELECTRICAL FIRST FLOOR SPECIAL SYSTEMS PLAN - AREA 1 - PHASE 3	A	B
E3-3102	ELECTRICAL FIRST FLOOR SPECIAL SYSTEMS PLAN - AREA 2 - PHASE 3	A	B
E3-3103	ELECTRICAL FIRST FLOOR SPECIAL SYSTEMS PLAN - AREA 3 - PHASE 3	A	B
E3-3104	ELECTRICAL FIRST FLOOR SPECIAL SYSTEMS PLAN - AREA 4 - PHASE 3	A	B
E-5001	ELECTRICAL SINGLE LINE DIAGRAM - NORMAL	A	B
E-5002	ELECTRICAL SINGLE LINE DIAGRAM - STANDBY	A	B
E-6001	ELECTRICAL DETAILS	A	B
E-6002	ELECTRICAL DETAILS	A	B
E3-7001	ELECTRICAL LUMINAIRE SCHEDULE	A	B
E-7002	ELECTRICAL SCHEDULES	A	B
E-7003	ELECTRICAL PANEL SCHEDULES	A	B
E-7004	ELECTRICAL PANEL SCHEDULES	A	B
E-7005	ELECTRICAL PANEL SCHEDULES	A	B
E-7006	ELECTRICAL PANEL SCHEDULES	A	B
E-7007	ELECTRICAL PANEL SCHEDULES	A	B
E-7008	ELECTRICAL PANEL SCHEDULES	A	B

./ -///	EXHIBIT N -10-

EXHIBIT O

LIST OF PREAPPROVED CONTRACTORS

Trade/Company
General Contractor DPR Construction
HVAC
ACCO
Control Air
Pacific Rim Mechanical
Limbach

PLUMBING
Pacific Rim Mechanical
Pan Pacific Mechanical
Murray Company
Control Air

ELECTRICAL
CSI Electrical Contractors
Morrow Meadows Corporation
Berg Electric
Taft Electric

FIRE PROTECTION
Cosco Fire Protection
Daart Engineering, Inc
Southwest Fire
Western States Fire Protection

STEEL
Orange County Erectors
Muhlhauser Steel
Washington Iron

LAB CASEWORK
Recycled Labs CLEAN ROOMS AES Clean Technologies

./ -///	EXHIBIT O -1-

RIDER 1

OPTIONS TO EXTEND

This Rider 1 is attached to, made a part of, incorporated into, and amends and supplements, that certain Standard Industrial Lease dated February ____, 2017 (the "Lease"), by and between THOUSAND OAKS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company ("Landlord"), and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation ("Tenant").  Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth in this Rider 1 will be deemed to be a part of the Lease and will supersede any contrary provisions in the Lease and shall prevail and control for all purposes.  All references in the Lease and in this Rider 1 to the defined term "Lease" are to be construed to mean the Lease as amended and supplemented by this Rider 1.  Capitalized terms which are not defined in this Rider 1 have the meanings given to them in the Lease.

1.OPTIONS TO EXTEND.

(a)

Subject to the terms of this Paragraph 1 and Paragraph 2, entitled "Option," Landlord hereby grants to Tenant two (2) options (each, an "Extension Option") to extend the Term of the Lease with respect to the entire Premises, the first (1st) such option being for a period of ten (10) years and the second (2nd) such option being for a period of nine (9) years (each, an "Option Term"), on the same terms, covenants and conditions as provided for in the Lease during the then-current Term, except that (i) upon exercise of any Extension Option, the total number of Extension Options set forth in this Rider 1 shall be reduced by one (1), and (ii) all economic terms such as, without limitation, Basic Rent, parking charges, if any, etc., shall be established based on the "fair market rental rate" for the Premises for the applicable Option Term as defined and determined in accordance with the provisions of this Paragraph 1 below.

(b)

An Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no earlier than the date which is three hundred sixty (360) days, and no later than the date which is two hundred seventy (270) days, prior to the expiration of the then-current Term of the Lease.

(c)

The term "fair market rental rate" as used in this Rider 1 shall mean the annual amount per square foot, projected during the relevant period, that a willing, comparable, non-equity, renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable, institutional landlord of a comparable Class "A" quality industrial building located in the North Los Angeles County area (including the Conejo Valley) ("Comparison Area") would accept, at arm's length (what Landlord is accepting in current transactions for the Building may be considered), for an industrial building containing approximately 90,580 square feet of floor area with a five percent (5%) office build-out (with the remaining ninety-five percent (95%) being in cold, shell condition), comparable in quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue (i.e., assuming an industrial building containing approximately 90,580 square feet of floor area with a five percent (5%) office build-out with the remaining ninety-five percent (95%) being in cold, shell condition) and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, industrial space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, and any other economic matters then being charged by Landlord or the lessors of such similar industrial buildings.

(d)

Landlord's determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord's receipt of the applicable Extension Notice.  Tenant will have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing.  Tenant's failure to object to the fair market rental rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's approval and acceptance thereof.  If Tenant objects to the fair market rental rate submitted by Landlord within Tenant's Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts.  If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party's determination will be submitted to appraisal in accordance with the provisions below.

(e)

(i)Landlord and Tenant shall each appoint one independent, unaffiliated real estate broker (referred to herein as an "appraiser" even though only a broker) who has been active over the five (5) year period ending on the date of such appointment in the leasing of comparable industrial properties in the Comparison Area.  Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

(ii)The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

(iii)The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) new Basic Rent for the Premises is the closest to the actual new Basic Rent for the Premises as determined by the appraisers, taking into account the requirements of Subparagraph 1(c) and this Subparagraph 1(e) regarding same.

(iv)The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new Basic Rent, and shall notify Landlord and Tenant thereof.

./ -///	-1-

(v)The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option.  The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(vi)If either Landlord or Tenant fails to appoint an appraiser within the time period in Subparagraph 1(e)(i) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser's decision shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option.

(vii)If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to binding arbitration under the provisions of the American Arbitration Association.

(viii)In the event that the new Basic Rent is not established prior to end of the then-current Term of the Lease, the Basic Rent immediately payable at the commencement of the applicable Option Term shall be the Basic Rent determined by Landlord.  Notwithstanding the above, once the fair market rental is determined in accordance with this Subparagraph 1(e), the parties shall settle any overpayment on the next Basic Rent payment date falling not less than thirty (30) days after such determination.

2.OPTION.

(a)	As used in this Paragraph, the word "Option" means each Extension Option pursuant to Paragraph 1 herein.
(b)

The Option is personal to the original Tenant executing the Lease and any Permitted Assignee and may be exercised only by the original Tenant executing the Lease or a Permitted Assignee while occupying the entire Premises and without the intent of thereafter assigning the Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing the Lease or a Permitted Assignee.  The Option is not assignable separate and apart from the Lease, nor may the Option be separated from the Lease in any manner, either by reservation or otherwise.

(c)

Tenant shall have no right to exercise the Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant's exercise of the Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of the Lease as of Tenant's exercise of the Option or at any time after the exercise of such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period.

./ -///	-2-

RIDER 2

LETTER OF CREDIT

This Rider 2 is attached to, made a part of, incorporated into, and amends and supplements, that certain Standard Industrial Lease dated February ____, 2017 (the "Lease"), by and between THOUSAND OAKS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company ("Landlord"), and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation ("Tenant").  Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth in this Rider 2 will be deemed to be a part of the Lease and will supersede any contrary provisions in the Lease and shall prevail and control for all purposes.  All references in the Lease and in this Rider 2 to the defined term "Lease" are to be construed to mean the Lease as amended and supplemented by this Rider 2.  Capitalized terms which are not defined in this Rider 2 have the meanings given to them in the Lease.

1.

Delivery of Letter of Credit.  Tenant shall deliver to Landlord, concurrently with Tenant's execution of the Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the amount set forth in Paragraph 3 below (the "L-C Amount"), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles County office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a short term Fitch Rating which is not less than "F1", and a long term Fitch Rating which is not less than "A" (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Schedule "1" attached hereto.  Landlord hereby approves Silicon Valley Bank as an approved Bank as of the date of this Lease.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.  The L-C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of the Lease and continuing until the date (the "L-C Expiration Date") that is no less than one hundred twenty (120) days after the expiration of the Term, as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable:  (A) such amount is due to Landlord under the terms and conditions of the Lease, or (B) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if (1) any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Rider 2 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Paragraph 1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in the Lease to the contrary) (each of the foregoing being an "L-C Draw Event").  The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L-C.  In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Rider 2, and, within ten (10) days following Landlord's notice to Tenant of such receivership or conservatorship (the "L-C FDIC Replacement Notice"), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Rider 2.  If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Paragraph 1, then, notwithstanding anything in the Lease to the contrary, Landlord shall have the right to declare Tenant in default of the Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period).  Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Paragraph or is otherwise requested by Tenant.

2.

Application of L-C.  Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event.  In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-

./ -///	-1-

C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C.  No condition or term of the Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner.  Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

3.	L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

3.1L-C Amount.  The L-C Amount shall initially be equal to $1,200,000.00, which shall be subject to increase pursuant to Paragraph 14 of the Lease and this Paragraph 3.1, and subject to reduction pursuant to this Paragraph 3.1.  On the first (1st) anniversary of the Rent Commencement Date or as soon thereafter as all of the Initial L-C Reduction Conditions (as defined below) are satisfied (the later of such dates being the "Initial L-C Reduction Date"), the L-C Amount shall be reduced by $100,000.00.  Thereafter, on each anniversary of the Initial L-C Reduction Date (each, an "Ongoing L-C Reduction Date"), provided that all of the Ongoing L-C Reduction Conditions (as defined below) are satisfied on such date, the L-C Amount shall be reduced by an additional $100,000.00 on each such anniversary; provided, however, that in no event shall the L-C Amount be reduced to a total amount that is less than $500,000.00.  Moreover, if on any Ongoing L-C Reduction Date Tenant fails to meet any of the Ongoing L-C Reduction Conditions, then the L-C Amount shall be automatically and immediately increased to the original L-C Amount (i.e., $1,200,000.00), plus any increases pursuant to Paragraph 14 of the Lease, without the right to any further reductions in the L-C Amount pursuant to this Paragraph 3.1.

(a)The "Initial L-C Reduction Conditions" shall mean, collectively:  (1) Tenant is not in default under the Lease (beyond the applicable notice and cure periods set forth in the Lease); (2) Tenant has provided Landlord with a copy of an approval letter from the FDA authorizing commercial marketing of EBV-CTL, or another drug candidate; (3) Tenant has generated product sales of $100 million or more within the immediately preceding twelve (12) consecutive month period; and (4) Tenant has achieved at least break-even earnings before interest, tax, depreciation and amortization ("EBITDA") for the immediately preceding twelve (12) consecutive month period.

(b)The "Ongoing L-C Reduction Conditions" shall mean, collectively:  (1) Tenant is not in default under the Lease (beyond the applicable notice and cure periods set forth in the Lease); (2) Tenant has generated product sales of $100 million or more within the immediately preceding twelve (12) consecutive month period; and (3) Tenant has achieved at least break-even EBITDA for the immediately preceding twelve (12) consecutive month period.

3.2In General.  If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Rider 2, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Paragraph 3.3 below.  Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion.  If Tenant exercises any option to extend the Term pursuant to the Lease then, not later than one hundred twenty (120) days prior to the commencement of the applicable option term, Tenant shall deliver to Landlord a new L-C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term.  However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Rider 2, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Rider 2, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under the Lease, or (y) pursue its remedy under Paragraph 3.3 below.  In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under the Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under the Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

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3.3FAILURE TO MAINTAIN; REPLACE AND/OR REINSTATE L-C; LIQUIDATED DAMAGES.  IN THE EVENT THAT TENANT FAILS, WITHIN (I) THAT PERIOD SET FORTH IN PARAGRAPH 3.2 ABOVE, OR (II) THAT PERIOD SET FORTH IN THE L-C FDIC REPLACEMENT NOTICE, TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE), THEN TENANT'S MONTHLY INSTALLMENT OF BASIC RENT SHALL BE INCREASED BY ONE HUNDRED FIFTY PERCENT (150%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS THE LAST DAY OF THE PERIOD IDENTIFIED IN PARAGRAPH 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), AND ENDING ON THE EARLIER TO OCCUR OF (X) THE DATE TENANT PROVIDES LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY AS CONTEMPLATED BY THE TERMS OF PARAGRAPH 3.2 ABOVE, OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), OR (Y) THE DATE WHICH IS NINETY (90) DAYS AFTER THE LAST DAY OF THE PERIOD IDENTIFIED IN PARAGRAPH 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE).  IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE LAST DAY OF THE PERIOD IDENTIFIED IN PARAGRAPH 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE), THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY TWO HUNDRED PERCENT (200%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE LAST DAY OF THE PERIOD IDENTIFIED IN PARAGRAPH 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE) AND ENDING ON THE DATE SUCH ADDITIONAL L-C(S) ARE ISSUED IN AN AMOUNT EQUAL TO THE DEFICIENCY OR SUCH A REPLACEMENT L-C IS ISSUED (AS APPLICABLE) PURSUANT TO THE TERMS OF PARAGRAPH 3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE). THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT'S FAILURE TO TIMELY PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY  AS REQUIRED IN PARAGRAPH 3.2, OR A REPLACEMENT L-C AS CONTEMPLATED BY THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THE LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS PARAGRAPH 3.3 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD'S RIGHTS AND TENANT'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THE LEASE (EXCEPT THAT THE PARTIES SPECIFICALLY AGREE THAT THE FOREGOING PROVISION WAS AGREED TO IN LIEU OF MAKING FAILURE TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE) A DEFAULT UNDER THE LEASE).  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL-CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL-CODE SECTION 1671.  THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS PARAGRAPH 3.3.

_______________________________________

LANDLORD'S INITIALSTENANT'S INITIALS

4.

Transfer and Encumbrance.  The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to the Lease.  In the event of a transfer of Landlord's interest in under the Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

5.

L-C Not a Security Deposit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws.  Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Rider 2 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of the Lease, including any damages Landlord suffers following

./ -///	-3-

termination of the Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

6.

Non-Interference By Tenant.  Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C.  No condition or term of the Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.  Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

7.

Waiver of Certain Relief.  Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

7.1A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank's honoring or payment of sight draft(s); or

7.2Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

8.

Remedy for Improper Drafts.  Tenant's sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of the Lease.  Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank's payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.  In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.

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SCHEDULE 1

FORM OF L-C

[See Attached]

./ -///	SCHEDULE 1 TO RIDER 2 -1-

RIDER 3

RIGHT OF FIRST OFFER TO PURCHASE

This Rider 3 is attached to, made a part of, incorporated into, and amends and supplements, that certain Standard Industrial Lease dated February ____, 2017 (the "Lease"), by and between THOUSAND OAKS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company ("Landlord"), and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation ("Tenant").  Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth in this Rider 3 will be deemed to be a part of the Lease and will supersede any contrary provisions in the Lease and shall prevail and control for all purposes.  All references in the Lease and in this Rider 3 to the defined term "Lease" are to be construed to mean the Lease as amended and supplemented by this Rider 3.  Capitalized terms which are not defined in this Rider 3 have the meanings given to them in the Lease.

1.Right of First Offer to Purchase.  Landlord hereby grants to the original Tenant executing the Lease (the "Original Tenant"), throughout the initial Term and the Option Terms, a continuing (subject to the terms hereof) right of first offer to purchase (i) the Building, and (ii) the Premises Land (collectively, the "Property"), which right of first offer shall be on the terms and conditions set forth in this Rider 3.

a.Procedure.  Landlord shall notify Tenant (the "First Offer Notice") when Landlord desires to sell the Property; provided, however, Landlord shall not be required to deliver the First Offer Notice and Tenant shall not have a right of first offer to the extent Landlord desires to sell the Property as part of the sale of any other properties then owned by Landlord or any existing or future affiliate of Landlord (which shall mean any entity which controls, is controlled by, or is under common control with Landlord or any entity resulting from a recapitalization or organization of or a merger or consolidation with Landlord or any entity which acquires, or will acquire (prior to the closing date of the sale of the Property) all or substantially all of the assets of Landlord's business), it being acknowledged and agreed by Landlord and Tenant that Tenant's right of first offer shall only apply to the extent the original Landlord hereunder desires to sell the Property only.  In addition, Tenant's right of first offer shall only apply during original Landlord's ownership of the Property (and shall not apply to any successor-in-interest of original Landlord's interest in the Lease and the Property if Tenant fails to exercise, or is otherwise not entitled to exercise, its right to purchase set forth in this Rider 3).  The First Offer Notice shall describe Landlord's proposed economic and non-economic terms and conditions applicable to Tenant's purchase of the Property, along with the escrow agent/company (“Escrow Holder”) Landlord desires to use in connection with the sale of the Property (collectively, the "First Offer Terms").  The purchase of the Property shall be forty-five (45) days after the effective date of the Purchase and Sale Agreement (as defined below) or such later date as may be set forth in the First Offer Notice.  Notwithstanding the foregoing, Tenant's right of first offer shall also not apply in the event Landlord desires to sell the Property to any existing or future affiliate of Landlord or in connection with a foreclosure sale or a sale in lieu of foreclosure (which foreclosure sale or sale in lieu of foreclosure shall not extinguish Tenant's rights hereunder to the extent otherwise provided in any non-disturbance agreement then in effect).

b.Procedure for Acceptance.  If Tenant wishes to purchase the Property pursuant to the First Offer Terms described in the First Offer Notice, then within ten (10) business days after delivery of the First Offer Notice to Tenant (the "Offer Election Date"), Tenant shall deliver written notice to Landlord ("Tenant's Offer Election Notice") pursuant to which Tenant shall elect either to (i) purchase the Property subject to the parties negotiating and entering into a commercially reasonable purchase and sale agreement on Landlord's standard form incorporating the terms of this Rider 3, except as otherwise provided in the First Offer Notice (the "Purchase and Sale Agreement"), subject to the terms and conditions set forth below; or (ii) refuse to purchase the Property, in which event Tenant's right of first offer set forth herein shall thereupon terminate and be of no further force or effect. If Tenant does not so respond in writing to Landlord's First Offer Notice by the Offer Election Date, Tenant shall be irrevocably deemed to have elected the option described in clause (ii) above.  In such event, Landlord may, during the eighteen (18) month period following Tenant's refusal or deemed refusal to purchase the Property on the First Offer Terms, enter into a purchase and sale agreement to sell the Property (or any portion thereof) to any party at economic terms which are not less than ninety-five percent (95%) of the economic terms offered to Tenant in Landlord's First Offer Notice, and upon such non-economic terms as are acceptable to Landlord and such third party purchaser.  If Landlord does not enter into a purchase and sale agreement to sell the Property and close escrow within eighteen (18) months after that date Landlord originally delivered such First Offer Notice to Tenant, then Landlord shall, subject to the limitations set forth above, submit to Tenant a new First Offer Notice with respect to the Property prior to selling the Property pursuant to this Rider 3, in which event the foregoing procedures shall again apply following Tenant's receipt of such new First Offer Notice.  Notwithstanding anything above to the contrary contained herein, Tenant must elect to exercise its right of first offer herein within said ten (10) business day period with respect to the entire Property identified in the First Offer Notice and may not elect to purchase only a portion thereof.  If Tenant elects to purchase the Property, then the parties shall negotiate in good faith the terms of the Purchase and Sale Agreement, the terms of which shall be subject to the sole and absolute discretion of each party.  In the event the parties agree upon the final form of the Purchase and Sale Agreement, as acceptable in each party’s sole and absolute discretion, then the parties shall thereafter mutually execute the same.  In the event the parties are unable to agree upon the final form of the Purchase and Sale Agreement (in each party’s sole and absolute discretion) within thirty (30) days after Tenant delivers the Tenant’s Offer Election Notice, then Tenant shall be deemed to have refused to purchase the Property pursuant to clause (ii) of the first sentence of this Subparagraph 1(b).  Tenant hereby expressly waives, releases and relinquishes any and all claims, causes of action, rights and remedies Tenant may now or hereafter have

./ -///	-1-

against Landlord, and the affiliates, directors, officers, attorneys, employees, partners, shareholders and agents of Landlord, whether known or unknown, with respect to Landlord's disapproval of the Purchase and Sale Agreement, which Tenant acknowledges and agrees may be disapproved in Landlord's sole and absolute discretion.

TENANT HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 ("SECTION 1542"), WHICH IS SET FORTH BELOW:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM/HER MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR."

BY INITIALING BELOW, TENANT HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVER AND RELEASE:

____________

Tenant's Initials

c.Conditions Precedent to Effectiveness of Right of First Offer.  Notwithstanding anything to the contrary contained in this Rider 3, Tenant's exercise of Tenant's right of first offer (and Tenant's right to thereafter purchase the Property) shall be effective only if all of the conditions precedent set forth hereinbelow are true and correct during the period commencing upon the date Tenant delivers Tenant's Offer Election Notice and continuing until the closing date of such sale of the Property to Tenant, unless Landlord, in Landlord's sole discretion, elects to waive any such condition(s) precedent in writing:

i)The Lease is in full force and effect and Tenant shall not be in default thereunder and shall not have been in default thereunder previously more than once; and

ii)Tenant shall not have assigned its interest in the Lease or in the right of first offer other than in connection with an assignment of the Lease to a Permitted Assignee, it being acknowledged and agreed that the right of first offer is personal to the Original Tenant and/or any Permitted Assignee and may not be voluntarily or involuntarily assigned to, or exercised by, any other person or entity other than the Original Tenant and/or a Permitted Assignee and only so long as the Original Tenant or a Permitted Assignee is in physical possession of ninety percent (90%) or more of the Premises (i.e., such Original Tenant or a Permitted Assignee has not sublet or ceased to operate in more than ten percent (10%) of the Premises).

./ -///	-2-

STANDARD INDUSTRIAL LEASE

(NET)

LANDLORD:	THOUSAND OAKS INDUSTRIAL PORTFOLIO, LLC
TENANT:	ATARA BIOTHERAPEUTICS, INC.
PROJECT:	CONEJO SPECTRUM
CITY, STATE:	THOUSAND OAKS, CALIFORNIA
DATE:	FEBRUARY ____, 2017

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TABLE OF CONTENTS

Page

1.	BASIC LEASE TERMS.1
2.	PREMISES.2
3.	LEASE TERM.2
4.	POSSESSION.2
5.	RENT.2
6.	PREPAID RENT.3
7.	SECURITY DEPOSIT.3
8.	USE OF PREMISES AND PROJECT FACILITIES.3
9.	SURRENDER OF PREMISES; HOLDING OVER.4
10.	SIGNAGE.5
11.	TAXES.5
12.	UTILITIES.5
13.	MAINTENANCE.6
14.	ALTERATIONS.7
15.	RELEASE AND INDEMNITY.7
16.	INSURANCE.7
17.	DESTRUCTION.10
18.	CONDEMNATION.10
19.	ASSIGNMENT OR SUBLEASE.11
20.	DEFAULT.12
21.	LANDLORD'S REMEDIES.12
22.	DEFAULT BY LANDLORD.13
23.	ENTRY OF PREMISES AND PERFORMANCE BY TENANT.13
24.	SUBORDINATION.14
25.	NOTICE.14
26.	WAIVER.14
27.	LIMITATION OF LIABILITY.15
28.	FORCE MAJEURE.15
29.	PROFESSIONAL FEES.15
30.	EXAMINATION OF LEASE.16
31.	ESTOPPEL CERTIFICATE.16
32.	RULES AND REGULATIONS.16
33.	LIENS.16
34.	MISCELLANEOUS PROVISIONS.16
35.	LEASE EXECUTION.18

EXHIBITS

EXHIBIT A:DEPICTION OF PREMISES AND PREMISES LAND

(INCLUDING INITIAL PARKING SPACES)

EXHIBIT B:INTENTIONALLY DELETED

EXHIBIT C:LANDLORD'S WORK LETTER

EXHIBIT D:NOTICE OF LEASE TERM DATES

EXHIBIT E:TENANT ESTOPPEL CERTIFICATE

EXHIBIT F:RULES AND REGULATIONS

./	(i)

Page

EXHIBIT G:INTENTIONALLY DELETED

EXHIBIT H:HAZARDOUS MATERIALS ADDENDUM

EXHIBIT I-1:HAZARDOUS MATERIALS QUESTIONNAIRE

EXHIBIT I-2:INITIAL HAZARDOUS MATERIALS QUESTIONNAIRE

EXHIBIT J:REFERENCE PROVISION

EXHIBIT K:LANDLORD'S EARLY ENTRY WORK

EXHIBIT L:LOCATION(S) OF TENANT IDENTIFICATION SIGN(S)

EXHIBIT M:INTENTIONALLY DELETED

EXHIBIT N:PLANS FOR TENANT'S WORK

EXHIBIT O:LIST OF PREAPPROVED CONTRACTORS

RIDERS

RIDER 1:OPTION TO EXTEND

RIDER 2:LETTER OF CREDIT

RIDER 3:RIGHT OF FIRST OFFER TO PURCHASE

./	(ii)